                                                                  Exhibit 4.22


                                CREDIT FACILITIES
                                       AND
                             REIMBURSEMENT AGREEMENT

                                  by and among

                         REPUBLIC INDUSTRIES, INC., and
                           REPUBLIC RESOURCES COMPANY,

                                  as Borrowers,
                   NATIONSBANK, NATIONAL ASSOCIATION (SOUTH),
                      as Arranger and Administrative Agent,

                            BANK OF AMERICA NT & SA,
                            THE CHASE MANHATTAN BANK,
                               CITICORP USA, INC.,
                                as Co-Arrangers,

                                ABN AMRO BANK NV,
                            THE BANK OF NOVA SCOTIA,
              THE BANK OF TOKYO-MITSUBISHI, LTD., NEW YORK BRANCH,
                                   CIBC INC.,
                                 CREDIT SUISSE,
                       THE FIRST NATIONAL BANK OF CHICAGO,
                      FIRST UNION NATIONAL BANK OF FLORIDA,
                   MORGAN GUARANTY TRUST COMPANY OF NEW YORK,
                            PNC BANK, KENTUCKY, INC.,
                                  as Co-Agents,

                   NATIONSBANK, NATIONAL ASSOCIATION (SOUTH),
                            BANK OF AMERICA NT & SA,
                            THE CHASE MANHATTAN BANK,
                               CITICORP USA, INC.,
                                ABN AMRO BANK NV,
                            THE BANK OF NOVA SCOTIA,
              THE BANK OF TOKYO-MITSUBISHI, LTD., NEW YORK BRANCH,
                                   CIBC INC.,
                                 CREDIT SUISSE,
                       THE FIRST NATIONAL BANK OF CHICAGO,
                      FIRST UNION NATIONAL BANK OF FLORIDA,
                   MORGAN GUARANTY TRUST COMPANY OF NEW YORK,
                            PNC BANK, KENTUCKY, INC.,
                                BANK OF MONTREAL,
                      CAISSE NATIONALE DE CREDIT AGRICOLE,
                              THE BANK OF NEW YORK,
                               BARNETT BANK, N.A.,
                 COMMERZBANK AKTIENGESELLSCHAFT, ATLANTA AGENCY,
                      BANCA MONTE DEI PASCHI DI SIENA, SpA,
                           THE SUMITOMO BANK, LIMITED,
                      WESTDEUTSCHE LANDESBANK GIROZENTRALE,
                                   as Lenders



                                 April 23, 1997

                                TABLE OF CONTENTS

                                                                                                               Page

                                                             ARTICLE I

                                                            Definitions

1.01         Definitions..........................................................................................2
1.02         Use of Defined Terms................................................................................22
1.03         Cross References....................................................................................22
1.04         Accounting and Financial Determinations.............................................................22
1.05         General Provisions Relating to Definitions..........................................................23

                                                            ARTICLE II

                                                             The Loans

2.01         Commitments; Joint and Several Liability............................................................24
2.02         Competitive Bid Loans...............................................................................27
2.03         Payment of Interest.................................................................................32
2.04         Payment of Principal................................................................................32
2.05         Non-Conforming Payments.............................................................................33
2.06         Borrowers' Accounts.................................................................................33
2.07         Notes...............................................................................................33
2.08         Pro Rata Payments...................................................................................34
2.09         Reductions..........................................................................................34
2.10         Increase and Decrease in Amounts....................................................................35
2.11         Conversions and Elections of Subsequent Interest Periods............................................35
2.12         Revolving Credit Facility Fee.......................................................................35
2.13         Deficiency Advances.................................................................................36
2.14         Use of Proceeds.....................................................................................36
2.15         Swing Line..........................................................................................36

                                                            ARTICLE III

                                                         Letters of Credit

3.01         Letters of Credit...................................................................................38
3.02         Reimbursement.......................................................................................38
3.03         Letter of Credit Fee................................................................................41
3.04         Administrative Fees.................................................................................42

                                                                                                               Page

                                                            ARTICLE IV

                                                  Yield Protection and Illegality
4.01         Additional Costs....................................................................................43
4.02         Suspension of Loans.................................................................................44
4.03         Illegality..........................................................................................45
4.04         Compensation........................................................................................45
4.05         Alternate Loan and Lender...........................................................................46
4.06         Taxes...............................................................................................46
4.07         Replacement Lenders.................................................................................48

                                                             ARTICLE V

                                              Conditions to Making Loans and Issuing
                                                         Letters of Credit

5.01         Conditions of Initial Advance and Issuance of Letters of Credit.....................................49
5.02         Conditions of Loans.................................................................................50
5.03         Supplements to Schedules............................................................................51

                                                            ARTICLE VI

                                                  Representations and Warranties

6.01         Representations and Warranties......................................................................52

                                                            ARTICLE VII

                                                       Affirmative Covenants

7.01         Financial Reports, Etc..............................................................................59
7.02         Maintain Properties.................................................................................60
7.03         Existence, Qualification, Etc.......................................................................60
7.04         Regulations and Taxes...............................................................................60
7.05         Insurance...........................................................................................60
7.06         True Books..........................................................................................61
7.07         Pay Indebtedness to Lenders and Perform Other Covenants.............................................61
7.08         Right of Inspection.................................................................................61
7.09         Observe all Laws....................................................................................61
7.10         Covenants Extending to Subsidiaries.................................................................61
7.11         Officer's Knowledge of Default......................................................................61


                                                                                                               Page
7.12         Suits or Other Proceedings..........................................................................62
7.13         Notice of Discharge of Hazardous Material or Environmental Complaint................................62
7.14         Environmental Compliance............................................................................62
7.15         Further Assurances..................................................................................62
7.16         Benefit Plans.......................................................................................62
7.17         Continued Operations................................................................................63
7.18         Use of Proceeds.....................................................................................63

                                                           ARTICLE VIII

                                                        Negative Covenants

8.01         Indebtedness to Capitalization......................................................................64
8.02         Consolidated Fixed Charge Ratio.....................................................................64
8.03         Indebtedness........................................................................................64
8.04         Liens...............................................................................................65
8.05         Transfer of Assets..................................................................................66
8.06         Investments; Acquisitions...........................................................................66
8.07         Merger or Consolidation.............................................................................67
8.08         Transactions with Affiliates........................................................................67
8.09         Benefit Plans.......................................................................................68
8.10         Fiscal Year.........................................................................................68
8.11         Dissolution, etc....................................................................................68
8.12         Change in Control...................................................................................68

                                                            ARTICLE IX

                                                Events of Default and Acceleration

9.01         Events of Default...................................................................................69
9.02         Administrative Agent to Act.........................................................................72
9.03         Cumulative Rights...................................................................................72
9.04         No Waiver...........................................................................................73
9.05         Default.............................................................................................73
9.06         Allocation of Proceeds..............................................................................73

                                                             ARTICLE X

                                                     The Administrative Agent

10.01        Appointment.........................................................................................74
10.02        Attorneys-in-fact...................................................................................74

                                                                                                               Page
10.03        Limitation on Liability.............................................................................74
10.04        Reliance............................................................................................74
10.05        Notice of Default...................................................................................75
10.06        No Representations..................................................................................75
10.07        Indemnification.....................................................................................76
10.08        Lender..............................................................................................76
10.09        Resignation.........................................................................................76
10.10        Sharing of Payments, etc............................................................................77
10.11        One Lender..........................................................................................77
10.12        Additional Fees.....................................................................................77

                                                            ARTICLE XI

                                                           Miscellaneous

11.01        Assignments and Participations......................................................................78
11.02        Notices.............................................................................................80
11.03        Setoff..............................................................................................81
11.04        Survival............................................................................................81
11.05        Expenses............................................................................................82
11.06        Amendments..........................................................................................82
11.07        Counterparts........................................................................................83
11.08        WAIVERS BY BORROWERS................................................................................83
11.09        Termination.........................................................................................84
11.10        Governing Law.......................................................................................84
11.11        Indemnification.....................................................................................84
11.12        Headings and References.............................................................................86
11.13        Severability........................................................................................86
11.14        Entire Agreement....................................................................................86
11.15        Agreement Controls..................................................................................86
11.16        Usury Savings Clause................................................................................87
11.17        Consents to Renewals, Modifications and Other Actions and Events....................................87
11.18        Confidentiality.....................................................................................88

EXHIBIT A                  Applicable Commitment Percentages....................................................111
EXHIBIT B                  Form of Assignment and Acceptance....................................................113
SCHEDULE 1                 TO ASSIGNMENT AND ACCEPTANCE.........................................................118
EXHIBIT C                  Notice of Appointment (or Revocation) of Authorized
                           Representative.......................................................................120
EXHIBIT D-1                Form of Borrowing Notice--Revolving Credit Loans.....................................121
EXHIBIT D-2                Form of Borrowing Notice--Swing Line Loans...........................................123
EXHIBIT E                  Form of Competitive Bid Note.........................................................125

                                                                                                               Page

EXHIBIT F                  Permitted Acquisitions Certificate...................................................129
EXHIBIT G-1                Form of Revolving Credit Notes.......................................................134
EXHIBIT G-2                Form of Swing Line Note..............................................................137
EXHIBIT H                  Interest Rate Selection Notice.......................................................140
EXHIBIT I                  Form of Competitive Bid Quote Request................................................142
EXHIBIT J                  Form of Competitive Bid Quote........................................................143
EXHIBIT K                  Form of Opinion of Borrowers' Counsel................................................145
EXHIBIT L                  Compliance Certificate...............................................................146
Schedule 1.01              Existing Letters of Credit...........................................................149
Schedule 6.01(d)           Subsidiaries and Investments in Other Persons........................................150
Schedule 6.01(f)           Contingent Liabilities...............................................................151
Schedule 6.01(g)           Liens................................................................................152
Schedule 6.01(j)           Litigation...........................................................................153
Schedule 6.01(p)           ERISA Matters........................................................................154
Schedule 6.01(r)           Environmental Issues.................................................................155
Schedule 7.05              Existing Insurance...................................................................156
Schedule 8.03              Indebtedness.........................................................................157

                  CREDIT FACILITIES AND REIMBURSEMENT AGREEMENT


         THIS CREDIT FACILITIES AND REIMBURSEMENT AGREEMENT, dated as of April 23, 1997 (the "Agreement"), is made by and among:

         REPUBLIC INDUSTRIES, INC., a Delaware corporation having its principal place of business in Ft. Lauderdale, Florida (the "Company"); and

         REPUBLIC RESOURCES COMPANY, a Delaware corporation having its principal place of business in Wilmington, Delaware ("RRC", and together with the Company, each a "Borrower", and collectively, the "Borrowers"); and

         NATIONSBANK, NATIONAL ASSOCIATION (SOUTH), a national banking association organized and existing under the laws of the United States of America and having its principal place of business in Miami, Florida ("NationsBank"), each other lender signatory hereto on the Closing Date and each Eligible Assignee which may hereafter execute and deliver an instrument of assignment with respect to this Agreement pursuant to Section 11.01 (hereinafter NationsBank and such other lenders may be referred to individually as a "Lender" or collectively as the "Lenders"; provided, that for purposes of any determination with respect to Citicorp USA, Inc. under Section 4.01, 4.02 or
4.03 or the definition of Regulatory Change in Section 1.01, "Lender" or "Lenders" shall be deemed to include "CitiBank, N.A."); and

         NATIONSBANK, NATIONAL ASSOCIATION (SOUTH), in its capacity as administrative agent for the Lenders (in such capacity, the "Administrative Agent");

                              W I T N E S S E T H:

         WHEREAS, the Borrowers have requested that the Lenders make available a revolving credit facility of $1,000,000,000 with a letter of credit sublimit of $500,000,000 and a swingline sublimit of $50,000,000; and

         WHEREAS, the Lenders are willing to make such revolving credit and letter of credit facilities available to the Borrowers upon the terms and conditions set forth herein;

         NOW, THEREFORE, the Borrowers, the Lenders and the Administrative Agent hereby agree as follows:

                                    ARTICLE I

                                   Definitions

         1.01 Definitions. For the purposes of this Agreement, in addition to the definitions set forth above, the following terms shall have the respective meanings set forth below:

                  "Absolute Rate" has the meaning assigned to such term in
         Section 2.02(c)(ii)(C) hereof;

                  "Advance" means a borrowing under (i) the Revolving Credit Facility, consisting of the aggregate principal amount of a Base Rate Loan or a Eurodollar Loan, as the case may be or (ii) the Swing Line consisting of Base Rate Loans or Swing Line Loans bearing interest at a rate mutually agreed upon by NationsBank and a Borrower, or (iii) the Competitive Bid Facility consisting of Competitive Bid Loans;

                  "Affiliate" means a Person (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with either Borrower; (ii) which beneficially owns or holds 5% or more of any class of the outstanding voting stock (or in the case of a Person which is not a corporation, 5% or more of the equity interest) of either Borrower; or (iii) 5% or more of any class of the outstanding voting stock (or in the case of a Person which is not a corporation, 5% or more of the equity interest) of which is beneficially owned or held by either Borrower. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting stock, by contract or otherwise;

                  "Applicable Commitment Percentage" means, for each Lender with respect to the Revolving Credit Facility (including its Participations and its obligations hereunder to any Issuing Bank or NationsBank to acquire Participations) (each a type of "credit exposure"), a fraction (expressed as a percentage), (A) the numerator of which shall be the then amount of such Lender's Revolving Credit Commitment (which Revolving Credit Commitment for each Lender as of the Closing Date is as set forth in Exhibit A attached hereto and incorporated herein by this reference), and (B) the denominator of which shall be, respectively, the Total Revolving Credit Commitment; provided that each Applicable Commitment Percentage of each Lender shall be increased or decreased to reflect any assignments to or by such Lender effected in accordance with Section 11.01 hereof and any voluntary or mandatory reductions in such committed amounts;

                  "Applicable Margin" means that percent per annum set forth below, which shall be based upon the ratio of (X) Consolidated Funded Indebtedness to (Y) Consolidated Total Capitalization for the fiscal quarterly period of the Company most recently ended as specified below:

         Funded Indebtedness/
            Capitalization                               Applicable Margin
            --------------                               -----------------

         a)       Less than or Equal to
                  .20 to 1.00                                      .20%

         b)       Less than or Equal to
                  .30 to 1.00, but Greater
                  than .20 to 1.00                                .275%

         c)       Equal to or Less than
                  .40 to 1.00, but Greater
                  than .30 to 1.00                                 .40%

         The Applicable Margin shall be established at the end of each fiscal quarter of the Company (each a "Determination Date"). Any change in the Applicable Margin following each Determination Date shall be determined based upon the computations set forth in the certificate furnished to the Administrative Agent pursuant to Section 7.01(a)(ii) and Section 7.01(b)(ii), subject to review and approval of such computations by the Administrative Agent, and shall be effective commencing on the date following the date such certificate is received (or, if earlier, the date such certificate is required to be delivered) until the date following the date on which a new certificate is delivered or is required to be delivered, whichever shall first occur. From the Closing Date to the first Determination Date, the Applicable Margin shall be .20%;

                  "Applications and Agreements for Letters of Credit" means, collectively, the Applications and Agreements for Letters of Credit executed by the Company from time to time and delivered to the applicable Issuing Bank to support the issuance of Letters of Credit;

                  "Assignment and Acceptance" shall mean an Assignment and Acceptance substantially in the form of Exhibit B (with blanks appropriately filled in) delivered to the Administrative Agent in connection with an assignment of a Lender's interest under this Agreement and the TROL Credit Documents pursuant to Section 11.01;

                  "Authorized Representative" means any of the Chairman, Vice Chairmen, President, Executive Vice Presidents or Vice Presidents of either Borrower and, with respect to financial matters, the Treasurer, Vice President Finance or Chief Financial Officer of either Borrower or any other person expressly designated by the Board of Directors of either Borrower (or the appropriate committee thereof) as an Authorized Representative of such Borrower, as set forth from time to time in a certificate in the form attached hereto as Exhibit C;

                  "Automobile Retailing Activities" means new and used vehicle retailing, wholesaling, renting, leasing, financing, servicing and related activities;

                  "AutoNation TROL" means, the amended and restated Tax Retention Operating Lease facility entered into as of November 18, 1996 between AutoNation USA Corporation and First Security Bank, National Association (as successor in interest to First Security Bank of Utah, N.A.) as owner trustee under the AutoNation Trust 1996-1 as such facility has been or may be amended, amended and restated, supplemented or otherwise modified from time to time;

                  "Base Rate" means the greater of (i) the sum of the Federal Funds Effective Rate plus one-half of one percent (1/2%), or (ii) the Prime Rate;

                  "Base Rate Loan" means a Loan for which the rate of interest is determined by reference to the Base Rate;

                  "Base Rate Refunding Loan" means a Base Rate Loan or Swing Line Loan made either to (i) satisfy Reimbursement Obligations arising from a drawing under a Letter of Credit or (ii) pay NationsBank in respect of Swing Line Outstandings;

                  "Board" means the Board of Governors of the Federal Reserve System (or any successor body);

                  "Borrower's Account" means (a) with respect to the Company, demand deposit account number 3750682241, and (b) with respect to RRC, demand deposit account number 3750794553, or any respective successor accounts with the Administrative Agent, which may be maintained at one or more offices of the Administrative Agent or an agent of the Administrative Agent;

                  "Borrowing Notice" means the notice delivered by an Authorized Representative in connection with an Advance under the Revolving Credit Facility or a Swing Line Loan, in the forms attached hereto as Exhibits D-1 and D-2, respectively;

                  "Business Day" means (i) with respect to any Eurodollar Loan or any Competitive Bid Loan at the Eurodollar Competitive Rate, any day which is a Business Day, as described below, and on which the relevant international financial markets are open for the transaction of business contemplated by this Agreement in London, England and New York, New York, and (ii) with respect to any other Loan and for any other purposes hereof, any day which is not a Saturday, Sunday or a day on which banks in the States of Florida, North Carolina and New York are authorized or obligated by law, executive order or governmental decree to be closed;

                  "Capital Leases" means all leases which have been or should be capitalized in accordance with Generally Accepted Accounting Principles as in effect from time to time including Statement No. 13 of the Financial Accounting Standards Board and any successor thereof;

                  "Change in Control" means (i) if any Person or group of Persons acting in concert other than the owners of more than 35% of the outstanding voting securities of the Company as of the Closing Date having voting rights in the election of directors, shall own or control, directly or indirectly, more than 35% of the outstanding securities (on a fully diluted basis and taking into account any voting securities or contract rights exercisable, exchangeable or convertible into equity securities) of the Company having voting rights in the election of directors; or (ii) the replacement or resignation (other than by reason of death, illness or incapacity), within any two-year period, of a majority of the members of the Board of Directors of the Company (the "Board") or a change in the size of the Board, within any two-year period, which results in members of the Board who were in office at the beginning of such two-year period constituting less than a majority of the members of the Board (unless such replacement, resignation or change in size of the Board shall have been effected or initiated by a majority of the members of the Board in office at the beginning of such two-year period);

                  "Closing Date" means the date as of which this Agreement is executed by the Borrowers, the Lenders and the Administrative Agent and on which the conditions set forth in Section 5.01 have been satisfied;

                  "Code" means the Internal Revenue Code of 1986, as amended, any successor provision or provisions and any regulations promulgated thereunder;

                  "Competitive Bid Borrowing" has the meaning assigned to such term in Section 2.02 hereof;

                  "Competitive Bid Facility" means the facility described in
         Section 2.02 hereof providing for Competitive Bid Loans to the Borrowers;

                  "Competitive Bid Loan Commitment" means the amount which a Lender has offered to loan to the Borrowers pursuant to a Competitive Bid Quote by such Lender, the sum of all Competitive Bid Loans not to exceed in the aggregate one hundred percent (100%) of the Total Revolving Credit Commitment;

                  "Competitive Bid Loans" means the Loans bearing interest at an Absolute Rate or a Eurodollar Competitive Rate provided for in Section
         2.02 hereof;

                  "Competitive Bid Notes" means, collectively, the promissory notes of the Borrowers with respect to Competitive Bid Loans provided for by Section 2.02 hereof executed and delivered to the Lenders as provided in Section 2.07(c) substantially in the form attached hereto as Exhibit E and incorporated herein by reference, with appropriate insertions as to dates and names of Lenders, and all promissory notes delivered in substitution or exchange therefor, in each case as the same shall be amended, modified or supplemented and in effect from time to time;

                  "Competitive Bid Quote" means an offer in accordance with
         Section 2.02 hereof by a Lender to make a Competitive Bid Loan with one single specified interest rate;

                  "Competitive Bid Quote Request" has the meaning assigned to such term in Section 2.02 hereof;

                  "Compliance Certificate" means a certificate in the form of Exhibit L furnished to the Administrative Agent and Lenders by the Company pursuant to Section 7.01 hereof;

                  "Consistent Basis" in reference to the application of Generally Accepted Accounting Principles means the accounting principles observed in the period referred to are comparable in all material respects to those applied in the preparation of the audited financial statements of the Company referred to in Section 6.01(f)(i) hereof;

                  "Consolidated EBITDA" means, with respect to the Company and its Subsidiaries for any period of computation thereof during such period, the sum of, without duplication, (i) Consolidated Net Income, plus (ii) Consolidated Interest Expense during such period, plus (iii) taxes on income during such period, plus (iv) amortization during such period, plus (v) depreciation during such period (with the exclusion of any depreciation related to Vehicles), determined on a consolidated basis in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis; provided, however, that with respect to any Permitted Acquisition which is accounted for as a "purchase", for the Four-Quarter Period following such acquisition, the Consolidated EBITDA shall include the results of operations of the Person or assets so acquired which amounts shall be determined on an historical pro forma basis in form and substance reasonably satisfactory to the Administrative Agent so long as the Company has furnished to the Administrative Agent financial information acceptable to the Administrative Agent with respect to the Person or assets which are the subject of such Permitted Acquisition;

                  "Consolidated Fixed Charge Ratio" means, with respect to the Company and its Subsidiaries for the Four-Quarter Period ending on the date of computation thereof, the ratio of (a) Consolidated EBITDA to
         (b) Consolidated Interest Expense;

                  "Consolidated Funded Indebtedness" means Funded Indebtedness of the Company and its Subsidiaries, determined on a consolidated basis in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis, provided, Vehicle Secured Indebtedness and Vehicle Receivables Indebtedness shall be excluded from the calculation of Consolidated Funded Indebtedness;

                  "Consolidated Interest Expense" means, with respect to any period of computation thereof, the gross interest expense of the Company and its Subsidiaries, including without limitation (i) the amortization of debt discounts, (ii) the amortization of all fees payable in connection with the incurrence of Indebtedness to the extent included in interest expense and (iii) the portion of any liabilities incurred in connection with Capital Leases allocable to interest expense, all determined on a consolidated basis in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis, provided, however, Consolidated Interest Expense shall not include any interest expense classified as cost of goods sold in accordance with Generally Accepted Accounting Principles;

                  "Consolidated Net Income" means, for any period of computation thereof, the gross revenues from operations of the Company and its Subsidiaries, less all operating and non-operating expenses of the Company and its Subsidiaries including taxes on income, all determined on a consolidated basis in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis; but excluding all non-cash, non-recurring and extraordinary gains or losses, all as determined in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis;

                  "Consolidated Shareholders' Equity" means at any time as of which the amount thereof is to be determined, the sum of the following in respect of the Company and its Subsidiaries (determined on a consolidated basis and excluding intercompany items among the Company and its Subsidiaries and any upward adjustment after December 31, 1996 due to revaluation of assets): (i) the amount of issued and outstanding share capital, plus (ii) the amount of additional paid-in capital and retained income (or, in the case of a deficit, minus the amount of such deficit), minus (iii) the amount of any foreign currency translation adjustment which is included in the equity section of the consolidated balance sheet (whether positive or negative), minus (iv) the absolute value of any treasury stock and the absolute value of any stock subscription receivables, as determined in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis;

                  "Consolidated Total Assets" means assets of the Company and its Subsidiaries as determined in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis;

                  "Consolidated Total Capitalization" means, as at any time as of which the amount thereof is to be determined, the sum of Consolidated Funded Indebtedness plus Consolidated Shareholders' Equity;

                  "Contingent Obligation" of any Person means all contingent liabilities required (or which, upon the creation or incurring thereof, would be required) to be included in the consolidated financial statements (including footnotes) of such Person in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis, including Statement No. 5 of the Financial Accounting Standards Board, and any obligation of such Person guaranteeing or in effect guaranteeing any Indebtedness, dividend or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including obligations of such Person however incurred:

                           (1) to purchase such Indebtedness or other obligation
                  or any property or assets constituting security therefor;

                           (2) to advance or supply funds in any manner (i) for
                  the purchase or payment of such Indebtedness or other obligation, or (ii) to maintain a minimum working capital, net worth or other balance sheet condition or any income statement condition of the primary obligor;

                           (3) to grant or convey any lien, security interest,
                  pledge, charge or other encumbrance on any property or assets of such Person to secure payment of such Indebtedness or other obligation;

                           (4) to lease property or to purchase securities or
                  other property or services primarily for the purpose of assuring the owner or holder of such Indebtedness or obligation of the ability of the primary obligor to make payment of such Indebtedness or other obligation; or

                           (5) otherwise to assure the owner of the Indebtedness
                  or such obligation of the primary obligor against loss in respect thereof;

         with respect to Contingent Obligations (such as litigation, guarantees and pension plan liabilities), such liabilities shall be computed at the amount which, in light of all the facts and circumstances existing at the time, represent the present value of the amount which can reasonably be expected to become an actual or matured liability;

                  "Default" means any event or condition which, with the giving or receipt of notice or lapse of time or both, would constitute an Event of Default hereunder;

                  "Determination Date" means the last day of each fiscal quarterly period of the Company;

                  "Dollars" and the symbol "$" means dollars constituting legal tender for the payment of public and private debts in the United States of America;

                  "Eligible Assignee" means (a) a commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $500,000,000; (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having a combined capital and surplus of at least $500,000,000, provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD (each of the foregoing being hereinafter referred to as a "Bank" for purposes of this definition); and (c) a Person that is primarily engaged in the business of commercial banking and that is (i) a Subsidiary of a Bank, (ii) a Subsidiary of a Person of which a Bank is a Subsidiary, or (iii) a Person of which a Bank is a Subsidiary;

                  "Eligible Securities" means the following obligations and any other obligations previously approved in writing by the Required
         Lenders:

                           (a) Government Securities;

                           (b) the following debt securities of the following
                  agencies or instrumentalities of the United States of America if at all times the full faith and credit of the United States of America is pledged to the full and timely payment of all interest and principal thereof:

                                    (i)   all direct or fully guaranteed
                           obligations of the United States Treasury; and

                                    (ii)  mortgage-backed securities and
                           participation certificates guaranteed by the
                           Government National Mortgage Association;

                           (c) the following obligations of the following
                  agencies or instrumentalities of the United States of America:

                                    (i)   participation certificates and debt
                           obligations of the Federal Home Loan Mortgage Corporation;

                                    (ii)  consolidated debt obligations, and
                           obligations secured by a letter of credit, of the Federal Home Loan Banks; and

                                    (iii) debt obligations and mortgage-backed
                           securities of the Federal National Mortgage
                           Association which have not had the interest portion thereof severed therefrom;

                           (d) obligations of any corporation organized under
                  the laws of any state of the United States of America or under the laws of any other nation, payable in the United States of America, expressed to mature not later than 92 days following the date of issuance thereof and rated in an investment grade rating category by S&P and Moody's;

                           (e) interest bearing demand or time deposits issued
                  by any Lender or certificates of deposit maturing within one year from the date of acquisition issued by a bank or trust company organized under the laws of the United States or of any state thereof having capital surplus and undivided profits aggregating at least $400,000,000 and being rated A-3 or better by S&P or A or better by Moody's;

                           (f) Repurchase Agreements;

                           (g) Pre-Refunded Municipal Obligations;

                           (h) shares of mutual funds which invest in
                  obligations described in paragraphs (a) through (g) above, the shares of which mutual funds are at all times rated "AAA" by S&P; and

                           (i) asset-backed remarketed certificates of
                  participation representing a fractional undivided interest in the assets of a trust, which certificates are rated at least "A-1" by S&P and "P-1" by Moody's.

                  Obligations listed in paragraphs (a), (b) and (c) above which are in book-entry form must be held in a trust account with the Federal Reserve Bank or with a clearing corporation or chain of clearing corporations which has an account with the Federal Reserve Bank;

                  "Eligible Special Purpose Entity" means any Person which is not a Subsidiary of the Company which has been formed by or for the benefit of the Company or any Subsidiary for the purpose of (i) financing or refinancing, leasing, selling or securitizing Vehicles or related receivables and which finances, refinances or securitizes Vehicles or related receivables of, leases Vehicles to or purchases Vehicles or related receivables from the Company or any Subsidiary; or
         (ii) financing or refinancing consumer receivables, leases, loans or retail installment contracts;

                  "Eligible TROL" means the AutoNation TROL and any similar tax retention operating lease facility entered into by or for the benefit of the Company or any Subsidiary;

                  "Environmental Laws" means, collectively, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Superfund Amendments and Reauthorization Act of 1986, the Resource Conservation and Recovery Act, the Toxic Substances Control Act, as amended, the Clean Air Act, as amended, the Clean Water Act, as amended, any other "Superfund" or "Superlien" law or any other applicable statute, law, ordinance, code, rule, regulation, order or decree, of the United States or any foreign nation or any province, territory, state, protectorate or other political subdivision thereof, regulating, relating to, or imposing liability or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material;

                  "ERISA" means, at any date, the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder, all as the same shall be in effect at such date;

                  "Eurodollar Competitive Rate" means, for the Interest Period for any Competitive Bid Loan at a Eurodollar Competitive Rate, the rate of interest per annum determined pursuant to the following formula:

         Eurodollar           Interbank Offered Rate
         Competitive      =   ----------------------
         Rate                  1-Eurodollar Reserve     +or -    a margin
                                    Percentage

                  "Eurodollar Loan" means a Loan for which the rate of interest is determined by reference to the Eurodollar Revolver Rate;

                  "Eurodollar Reserve Percentage" means, for any day, that percentage (expressed as a decimal) which is in effect from time to time under Regulation D or any successor regulation, as the maximum reserve requirement (including, without limitation, any basic, supplemental, emergency, special, or marginal reserves) applicable with respect to Eurocurrency liabilities as that term is defined in Regulation D (or against any other category of liabilities that includes deposits by reference to which the interest rate of Eurodollar Loans or Competitive Bid Loans at the Eurodollar Competitive Rate is determined), whether or not any Lender has any Eurocurrency liabilities subject to such requirements without benefits of credits or proration, exceptions or offsets that may be available from time to time to any Lender. The Eurodollar Revolver Rate and the Eurodollar Competitive Rate shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Percentage;

                  "Eurodollar Revolver Rate" means, for the Interest Period for any Eurodollar Loan, the rate of interest per annum determined pursuant to the following formula:

         Eurodollar         Interbank Offered Rate            Applicable
         Revolver     =     ----------------------      +       Margin
         Rate                1-Eurodollar Reserve
                                  Percentage

                  "Event of Default" means any of the occurrences set forth as such in Section 9.01 hereof, provided that any requirement for notice or lapse of time, or both, has been satisfied;

                  "Existing Facilities" means, the revolving credit facility, the competitive bid facility and the swing line made available to the Company pursuant to the Existing Loan Documents;

                  "Existing Issuing Banks" means those financial institutions which have issued the Existing Letters of Credit, as described on
         Schedule 1.01 attached hereto;

                  "Existing Letters of Credit" means those Letters of Credit issued by the Existing Issuing Banks, which are outstanding on the Closing Date and which are described in Schedule 1.01 attached hereto;

                  "Existing Loan Documents" means, collectively, (i) the Credit Facilities and Reimbursement Agreement dated as of December 19, 1995, among the Company, as borrower, the Administrative Agent, as agent, The First National Bank of Boston, as co- agent, and the lenders party thereto (as such agreement has been amended, supplemented or otherwise modified from time to time, the "Existing Credit Agreement"), and (ii) all instruments, documents and agreements executed and delivered or issued in connection with the Existing Credit Agreement, as any of such documents have been amended, supplemented or otherwise modified;

                  "Facility Fee" means that percent per annum set forth below, which shall be based upon the ratio of (X) Consolidated Funded Indebtedness to (Y) Consolidated Total Capitalization for the fiscal quarterly period of the Company most recently ended as specified below:

                  Funded Indebtedness/                                 Facility
                    Capitalization                                        Fee
                    --------------                                        ---

         a)       Less than or Equal to
                  .20 to 1.00                                           .125%

         b)       Less than or Equal to
                  .30 to 1.00, but Greater
                  than .20 to 1.00                                       .15%

         c)       Equal to or Less than
                   .40 to 1.00, but Greater
                  than .30 to 1.00                                       .20%

         The Facility Fee shall be established at the end of each fiscal quarter of the Company (each a "Determination Date"). Any change in the Facility Fee following each Determination Date shall be determined based upon the computations set forth in the certificate furnished to the Administrative Agent pursuant to Section 7.01(a)(ii) and Section 7.01(b)(ii), subject to review and approval of such computations by the Administrative Agent and shall be effective commencing on the date following the date such certificate is received (or, if earlier, the date such certificate was required to be delivered) until the date following the date on which a new certificate is delivered or is required to be delivered, whichever shall first occur. From the Closing Date to the first Determination Date, the Facility Fee shall be .125%;

                  "Federal Funds Effective Rate" for any day, as used herein, means the rate per annum (rounded upward to the nearest 1/100 of 1%) announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight Federal funds transactions arranged by Federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the "Federal Funds Effective Rate" as of the date of this Agreement; provided, if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the "Federal Funds Effective Rate" for such day shall be the Federal Funds Effective Rate for the last day on which such rate was announced;

                  "Fiscal Year" means the period of the Company beginning on the first day of January of each calendar year and ending on December 31 of such calendar year;

                  "Four-Quarter Period" means a period of four full consecutive quarterly periods, taken together as one accounting period;

                  "Funded Indebtedness" means, without duplication, all indebtedness in respect of money borrowed, including without limitation all Capital Leases and the deferred purchase price of any property or asset, evidenced by a promissory note, bond or similar written obligation for the payment of money (including, but not limited to, conditional sales or similar title retention agreements), undrawn amounts of letters of credit and any Reimbursement Obligations, all determined in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis, provided, Vehicle Secured Indebtedness and Vehicle Receivables Indebtedness shall be excluded from the calculation of Funded Indebtedness;

                  "Generally Accepted Accounting Principles" means those principles of accounting set forth in pronouncements of the Financial Accounting Standards Board, the American Institute of Certified Public Accountants or which have other substantial authoritative support and are applicable in the circumstances as of the date of a report, as such principles are from time to time supplemented and amended;

                  "Government Securities" means direct obligations of, or obligations the timely payment of principal and interest on which are fully and unconditionally guaranteed by, the United States of America;

                  "Governmental Authority" shall mean any Federal, state, municipal, national or other governmental department, commission, board, bureau, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative or judicial, regulatory or administrative functions of or pertaining to any government, any court or any arbitrator, in each case whether a state of the United States, the United States or foreign nation, state, province or other governmental instrumentality;

                  "Hazardous Material" means and includes any hazardous, toxic or dangerous waste, substance or material, the generation, handling, storage, disposal, treatment or emission of which is subject to any Environmental Law;

                  "Indebtedness" means with respect to any Person, without duplication, all Funded Indebtedness, all Vehicle Secured Indebtedness, all Vehicle Receivables Indebtedness, all indebtedness for the acquisition of property, all indebtedness secured by any Lien on the property of such Person whether or not such indebtedness is assumed, all liability of such Person by way of endorsements (other than for collection or deposit in the ordinary course of business), all Contingent Obligations and other items which in accordance with Generally Accepted Accounting Principles are classified as a liability on a balance sheet; but excluding all accounts payable and accruals, in each case in the ordinary course of business and only so long as payment therefor is due within one year; provided that in no event shall the term Indebtedness include partners' capital, surplus and retained earnings, minority interests in other Persons, lease obligations (other than pursuant to Capital Leases), reserves for deferred income taxes and investment credits, other deferred credits and reserves, and deferred compensation obligations; provided, that there shall be included in the definition of Indebtedness, for purposes of Section 9.01(e) only, any indebtedness arising under an Eligible TROL;

                  "Interbank Offered Rate" means, with respect to any Eurodollar Loan or any Competitive Bid Loan at a Eurodollar Competitive Rate, for the Interest Period applicable thereto, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "Interbank Offered Rate" shall mean, for any Eurodollar Loan or any Competitive Bid Loan at the Eurodollar Competitive Rate for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates;

                  "Interest Period" (a) for each Eurodollar Loan means a period commencing on the date such Eurodollar Loan is made or converted and each subsequent period commencing on the last day of the immediately preceding Interest Period for such Eurodollar Loan, and ending, at the Borrowers' option, on the date one week or one, two, three or six months thereafter as notified to the Administrative Agent by the Authorized Representative three (3) Business Days prior to the beginning of such Interest Period; provided, that,

                           (i) if the Authorized Representative fails to notify
                  the Administrative Agent of the length of an Interest Period three (3) Business Days prior to the first day of such Interest Period, the Loan for which such Interest Period was to be determined shall be deemed to be a Base Rate Loan bearing interest at the Base Rate, as of the first day thereof;

                           (ii) if an Interest Period for a Eurodollar Loan would end on a day which is not a Business Day such Interest Period shall be extended to the next Business Day (unless such extension would cause the applicable Interest Period to end in the succeeding calendar month, in which case such Interest Period shall end on the next preceding Business Day); and

                           (iii) on any day, with respect to all Revolving
                  Credit Loans and Competitive Bid Loans, there shall not be in effect (x) more than twenty (20) Interest Periods, and (y) more than one (1) Interest Period having a term of one (1) week;

                  (b) for each Competitive Bid Loan at an Absolute Rate means the period commencing on the date of such Loan and ending on such date as may be mutually agreed upon by the Borrowers and the Lender or Lenders making such Competitive Bid Loan or Loans, as the case may be, comprising such Competitive Bid Loan; provided that no Interest Period for a Competitive Bid Loan at an Absolute Rate shall be for a period of less than seven or greater than 90 days;

                  (c) for each Competitive Bid Loan at a Eurodollar Competitive Rate means the period commencing on the date such Competitive Bid Loan is made and ending, at the Borrowers' option, on the date one week or one, two, three or six months thereafter as notified by the Borrowers to such Lender by the Authorized Representative three (3) Business Days prior to the beginning of such Interest Period provided that if an Interest Period for such Loan would end on a day which is not a Business Day, such Interest Period shall be extended to the next Business Day (unless such extension would cause the applicable Interest Period to end in the succeeding calendar month, in which case such Interest Period shall end in the next preceding Business Day);

                  "Issuing Banks" means the Lenders who agree from time to time to issue (provided that no Lender shall be obligated to do so) Letters of Credit (including the Existing Issuing Banks) in accordance with
         Section 3.01 and "Issuing Bank" means any one of such Issuing Banks. On any date of determination, no more than four (4) Lenders (not including any Existing Issuing Banks) may be Issuing Banks hereunder;

                  "LC Account Agreement" means the LC Account Agreement dated as of the date hereof between the Company and the Administrative Agent, as amended, supplemented or otherwise modified from time to time;

                  "Lending Office" means, as to each Lender, the Lending Office of such Lender designated on the signature pages hereof or in an Assignment and Acceptance or such other office of such Lender (or of an affiliate of such Lender) as such Lender may from time to time specify to the Borrowers and the Administrative Agent as the office by which its Loans are to be made and maintained;

                  "Letter of Credit" means (i) a standby letter of credit issued by an Issuing Bank for the account of the Company in favor of a Person advancing credit or securing an obligation on behalf of the Company and
         (ii) each of the Existing Letters of Credit;

                  "Letter of Credit Commitment" means with respect to each Lender, the obligation of such Lender to acquire Letter of Credit Participations up to an aggregate stated amount at any one time outstanding equal to such Lender's Applicable Commitment Percentage of the Total Letter of Credit Commitment as the same may be increased or decreased from time to time pursuant to this Agreement;

                  "Letter of Credit Facility" means the facility described in
         Article III hereof providing for the issuance by the Issuing Banks for the account of the Company of Letters of Credit in an aggregate stated amount at any time outstanding not exceeding the Total Letter of Credit Commitment;

                  "Lien" means any interest in property securing any obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and including but not limited to the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. For the purposes of this Agreement, the Company and its Subsidiaries shall be deemed to be the owners of any property which either of them have acquired or hold subject to a conditional sale agreement, financing lease, or other arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes;

                  "Loan" or "Loans" means any of the Revolving Credit Loans or Swing Line Loans or Competitive Bid Loans;

                  "Loan Documents" means this Agreement, the Notes, the Applications and Agreements for Letters of Credit, the LC Account Agreement and all other instruments and documents heretofore or hereafter executed or delivered to and in favor of any Lender or the Administrative Agent in connection with the Loans or the Letters of Credit made, issued or created under this Agreement as the same may be amended, modified or supplemented from time to time;

                  "Material Adverse Effect" means a material adverse effect on
         (i) the business, properties, operations or condition, financial or otherwise, of the Company and its Subsidiaries, taken as a whole, (ii) the ability of any Borrower to pay or perform its respective obligations, liabilities and indebtedness under the Loan Documents as such payment or performance becomes due in accordance with the terms thereof, or (iii) the rights, powers and remedies of the Administrative Agent or any Lender under any Loan Document or the validity, legality or enforceability thereof (including for purposes of clauses (ii) and (iii) the imposition of burdensome conditions thereon);

                  "Moody's" means Moody's Investors Service, Inc., a Delaware corporation;

                  "Multi-employer Plan" means an employee pension benefit plan covered by Title IV of ERISA and in respect of which the Company or any Subsidiary is an "employer" as described in Section 4001(b) of ERISA, which is also a multi-employer plan as defined in Section 4001(a)(3) of ERISA;

                  "Notes" means, collectively, the Revolving Credit Notes, the Swing Line Note and the Competitive Bid Notes which are to be delivered to the Lenders;

                  "Obligations" means the obligations, liabilities and Indebtedness of the Borrowers with respect to (i) the principal and interest on the Loans, (ii) the Reimbursement Obligations and (iii) the payment and performance of all other obligations, liabilities and Indebtedness of the Borrowers to the Lenders or the Administrative Agent hereunder, under any one or more of the other Loan Documents or with respect to the Loans;

                  "Quotation Date" has the meaning assigned to such term in
         Section 2.02 hereof;

                  "Outstanding Credit Obligations" means the sum of (i) the Revolving Credit Outstandings, (ii) Outstanding Letters of Credit,
         (iii) Swing Line Outstandings and (iv) outstanding Competitive Bid Loans, all as at the date of determination thereof;

                  "Outstanding Letters of Credit" means all undrawn amounts of Letters of Credit plus Reimbursement Obligations;

                  "Participation" means, with respect to any Lender (other than NationsBank with respect to a Swing Line Loan, and other than the applicable Issuing Bank with respect to a Letter of Credit), the extension of credit represented by the participation of such Lender hereunder in (a) the liability of NationsBank in respect of a Swing Line Loan made or (b) the liability of the applicable Issuing Bank in respect of Letters of Credit issued, all in accordance with the terms hereof;

                  "Permitted Acquisition" means an acquisition of a Person or the assets of a Person effected with the consent and approval of the Board of Directors (or the appropriate committee thereof) or other applicable governing body of such Person and the duly obtained approval of such shareholders or other holders of equity interests in such Person as may be required to be obtained under applicable law, the charter documents of or any shareholder agreements or similar agreements pertaining to such Person, which Person derives the majority of its revenues either (x) from service or service related activities or engages in other business or owns other assets which support or compliment these service revenues or (y) from Automobile Retailing Activities, provided that after giving effect to such acquisition no Default or Event of Default exists hereunder;

                  "Person" means an individual, partnership, corporation, limited liability company, trust, unincorporated organization, association, joint venture or a government or agency or political subdivision thereof;

                  "Pre-Refunded Municipal Obligations" means obligations of any state of the United States of America or of any municipal corporation or other public body organized under the laws of any such state which are rated, based on the escrow, in the highest investment rating category by both S&P and Moody's and which have been irrevocably called for redemption and advance refunded through the deposit in escrow of Government Securities or other debt securities which are (i) not callable at the option of the issuer thereof prior to maturity, (ii) irrevocably pledged solely to the payment of all principal and interest on such obligations as the same becomes due and (iii) in a principal amount and bear such rate or rates of interest as shall be sufficient to pay in full all principal of, interest, and premium, if any, on such obligations as the same becomes due as verified by a nationally recognized firm of certified public accountants;

                  "Prime Rate" means the rate of interest per annum announced publicly by the Administrative Agent as its prime rate from time to time. The Prime Rate is not necessarily the best or the lowest rate of interest offered by the Administrative Agent;

                  "Principal Office" means the office of the Administrative Agent at Independence Center, Charlotte, North Carolina 28255,
         Attention: Corporate Loan Support or such other office and address as the Administrative Agent may from time to time designate;

                  "Regulation D" means Regulation D of the Board as the same may be amended or supplemented from time to time;

                  "Regulatory Change" means any change effective after the Closing Date in United States federal or state laws or regulations (including Regulation D and capital adequacy regulations) or foreign laws or regulations or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks, which includes any of the Lenders, under any United States federal or state or foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof or compliance by any Lender with any request or directive regarding capital adequacy, including with respect to "highly leveraged transactions," whether or not having the force of law, whether or not failure to comply therewith would be unlawful (but if not unlawful, noncompliance with which would have the effect in the good faith judgment of the affected Lender of imposing additional administrative or regulatory burdens or consequences, costs or other adverse effects on such Lenders) and, to the knowledge of the affected Lender, not published or proposed prior to the date hereof;

                  "Reimbursement Obligation" shall mean at any time, the obligation of the Company with respect to any Letter of Credit to reimburse the Issuing Bank and the Lenders to the extent of their respective Participations (including by the receipt by the Issuing Bank of proceeds of Loans pursuant to Section 3.02) for amounts theretofore paid by the Issuing Bank or the Lenders pursuant to a drawing under such Letter of Credit;

                  "Repurchase Agreement" means a repurchase agreement entered into with any financial institution whose debt obligations or commercial paper are rated "A" by either of S&P or Moody's or "A-1" by S&P or "P-1" by Moody's;

                  "Required Lenders" means, as of any date, Lenders on such date having Credit Exposures (as defined below) aggregating at least 51% of the aggregate Credit Exposures of all the Lenders on such date. For purposes of the preceding sentence, the amount of the "Credit Exposure" of each Lender shall be equal at all times (a) other than following the occurrence and during the continuance of an Event of Default, to its Revolving Credit Commitment, and (b) following the occurrence and during the continuance of an Event of Default, the aggregate principal amount of the Revolving Credit Loans and Competitive Bid Loans owing to such Lender plus the aggregate unutilized amounts of such Lender's Revolving Credit Commitment plus the amount of such Lender's Applicable Commitment Percentage of Swing Line Loans and Outstanding Letters of Credit and of the Reimbursement Obligations; provided that, if any Lender shall have failed to pay (x) to NationsBank its Applicable Commitment Percentage of any Swing Line Loan or (y) to any Issuing Bank its Applicable Commitment Percentage of any drawing under any Letter of Credit resulting in an outstanding Reimbursement Obligation, such Lender's Credit Exposure attributable to Swing Line Loans shall be deemed to be held by NationsBank for purposes of this definition, and such Lender's Credit Exposure attributable to Letters of Credit, Reimbursement Obligations and the Letter of Credit Commitment shall be deemed to be held by the applicable Issuing Bank for purposes of this definition;

                  "Revolving Credit Commitment" means with respect to each Lender, the obligation of such Lender to make Loans to the Borrowers and purchase Participations up to an aggregate principal amount at any one time outstanding, determined with reference to such Lender's percentage as set forth on Exhibit A attached hereto of the Total Revolving Credit Commitment as the same may be increased or decreased from time to time pursuant to this Agreement;

                  "Revolving Credit Facility" means the facility described in
         Section 2.01(a) hereof providing for Loans to the Borrowers by the Lenders in the aggregate principal amount of the Total Revolving Credit Commitment less the aggregate amount of Swing Line Outstandings and Outstanding Letters of Credit and outstanding Competitive Bid Loans;

                  "Revolving Credit Loan" means a Loan made pursuant to the Revolving Credit Facility;

                  "Revolving Credit Notes" means, collectively, the promissory notes of the Borrowers evidencing Loans executed and delivered to the Lenders as provided in Section 2.07(a) hereof substantially in the form attached hereto as Exhibit G-1, with appropriate insertions as to amounts, dates and names of Lenders;

                  "Revolving Credit Outstandings" means, as of any date of determination, the aggregate principal amount of all Revolving Credit Loans then outstanding and all interest accrued thereon;

                  "Revolving Credit Termination Date" means (i) April 22, 2002 or (ii) such earlier date of termination of Lenders' obligations pursuant to Section 9.01 upon the occurrence of an Event of Default, or
         (iii) such date as the Borrowers may voluntarily permanently terminate the Revolving Credit Facility and the Competitive Bid Facility by payment in full of all Obligations (including the discharge of all Obligations of NationsBank, the Issuing Banks and the Lenders with respect to Letters of Credit, Participations and Competitive Bid Loans);

                  "S&P" means Standard & Poor's Rating Group, a division of McGraw-Hill, Inc.;

                  "Single Employer Plan" means any employee pension benefit plan covered by Title IV of ERISA and in respect of which the Company or any Subsidiary is an "employer" as described in Section 4001(b) of ERISA, which is not a Multi-employer Plan;

                  "Solvent" means, when used with respect to any Person, that at the time of determination:

                           (i) the fair value of its assets (both at fair valuation and at present fair saleable value on an orderly basis) is in excess of the total amount of its liabilities, including, without limitation, Contingent Obligations; and

                           (ii) it is then able and expects to be able to pay its debts as they mature; and

                           (iii) it has capital sufficient to carry on its
                  business as conducted and as proposed to be conducted.

                  "Subsidiary" means any corporation or other entity in which more than 50% of its outstanding voting stock or more than 50% of all equity interests is owned directly or indirectly by the Company and/or by one or more of the Company's Subsidiaries;

                  "Swing Line" means the revolving line of credit established by NationsBank in favor of the Borrowers pursuant to Section 2.15;

                  "Swing Line Loans" means Loans made by NationsBank to the Borrowers pursuant to Section 2.15;

                  "Swing Line Note" means the promissory note of the Borrowers evidencing Swing Line Loans executed and delivered to NationsBank as provided in Section 2.07(c) hereof substantially in the form attached hereto as Exhibit G-2, with appropriate insertions as to amounts, dates and names;

                  "Swing Line Outstandings" means, as of any date of determination, the aggregate principal amount of all Swing Line Loans then outstanding;

                  "Total Letter of Credit Commitment" means an amount not to exceed $500,000,000;

                  "Total Revolving Credit Commitment" means an amount not to exceed $1,000,000,000, as reduced from time to time in accordance with
         Section 2.09 and Section 2.10, which shall be made available by the Lenders to the Borrowers during the period from the date hereof until the Revolving Credit Termination Date;

                  "TROL Credit Documents" shall have the same meaning as the meaning assigned to the term 'Credit Documents' under Appendix A to that certain Amended and Restated Participation Agreement, dated as of November 18, 1996 among AutoNation USA Corporation, as construction agent and as lessee, First Security Bank, National Association, as owner trustee under the AutoNation Trust 1996-1, the various banks and other lending institutions which are parties thereto from time to time, as the holders and lenders, and the Administrative Agent, as administrative agent for the lenders thereunder, as such Participation Agreement and Appendix A thereto may be or may have been amended, modified or supplemented from time to time;

                  "Vehicle Receivables Indebtedness" means Indebtedness incurred by any Eligible Special Purpose Entity to finance, refinance or guaranty the financing or refinancing of consumer receivables, leases, loans or retail installment contracts incurred in the sale, transfer or lease of Vehicles; provided (x) such Indebtedness shall in accordance with Generally Accepted Accounting Principles not appear as an asset or liability on the balance sheet of the Company or any of its Subsidiaries; (y) no assets other than the Vehicles, consumer receivables, leases, loans, retail installment contracts or related proceeds (including, without limitation, proceeds from insurance, Vehicles and other obligations under such receivables, leases, loans or retail installment contracts) to be financed or refinanced secure such Indebtedness; and (z) neither the Company nor any of its Subsidiaries shall incur any liability with respect to such Indebtedness other than liability arising by reason of a breach of a representation or warranty contained in any instrument relating to such Indebtedness;

                  "Vehicle Secured Indebtedness" means Indebtedness incurred by the Company, any Subsidiary or any Eligible Special Purpose Entity to lease, finance or refinance or guaranty the leasing, financing or refinancing of Vehicles or related receivables, which Indebtedness is secured by the Vehicles or related receivables so financed, to the extent, at any date of determination thereof, the amount of such Indebtedness does not exceed the depreciated book value of such Vehicles or the book value of such related receivables as determined in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis;

                  "Vehicles" means all now existing or hereafter acquired new and used automobiles, sport utility vehicles, trucks and vans of all types and descriptions, whether held for sale, lease, rental or operational purposes, which relate to the Borrower's or any Subsidiary's Automobile Retailing Activities.

         1.02 Use of Defined Terms. Terms for which meanings are provided in this Agreement shall, unless otherwise defined or the context otherwise requires, have such meanings when used in the Notes, each Borrowing Notice, each Compliance Certificate, each Loan Document and each notice and other communication delivered from time to time in connection with this Agreement or any instrument hereafter executed pursuant hereto.

         1.03 Cross References. Unless otherwise specified, references in this Agreement and in each Loan Document to any Article or Section are references to such Article or Section of this Agreement or such Loan Document, as the case may be, and, unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause of such Section, Article or definition.

         1.04 Accounting and Financial Determinations. Where the character or amount of any asset or liability or item of income or expense is required to be determined, or any accounting computation is required to be made, for the purpose of this Agreement, such determination or calculation shall, to the extent applicable, be made in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis except insofar as:

                  (a) the Borrower shall have elected (with the concurrence of its independent public accountant and upon prior written notification to the Lenders) to adopt more recently promulgated Generally Accepted Accounting Principles (which election shall continue to be effective for subsequent years); and

                  (b) the Administrative Agent and the Required Lenders shall have consented to such election (it being understood that such consent may be conditioned upon the implementation of such changes to Sections
         8.01 and 8.02 as are appropriate to reflect such adoption of more recently promulgated Generally Accepted Accounting Principles and it being further understood that such consent shall be deemed to have been given upon the implementation of such changes).

         Upon a change in Generally Accepted Accounting Principles which becomes effective after the Closing Date which would have a material effect on the Company's consolidated financial statements and the assets and liabilities reflected therein or otherwise affect the calculation or the application of the covenants contained in Article VIII hereof, such change shall not be given effect for purposes hereof until sixty (60) days from the otherwise effective date of such change. Prior to such effectiveness the Administrative Agent, the Lenders and the Borrowers shall in good faith negotiate to amend the pertinent provisions of this Agreement to account for such change to the extent appropriate to effect the substance thereof as of the Closing Date. If such an amendment is not entered into with respect to any such change, such change shall not be given effect for purposes hereof.

         1.05 General Provisions Relating to Definitions. Terms for which meanings are defined in this Agreement shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The term "including" means including, without limiting the generality of any description preceding such term. Each reference herein to any Person shall include a reference to such Person's successors and assigns. References to any instrument defined in this Agreement refer to such instrument as originally executed or, if subsequently varied, replaced or supplemented from time to time, as so varied, replaced or supplemented and in effect at the relevant time of reference thereto.

                                   ARTICLE II

                                    The Loans

         2.01 Commitments; Joint and Several Liability

         (a) Revolving Credit Commitment. Subject to the terms and conditions of this Agreement, each Lender severally agrees to make Advances to the Borrowers, from time to time from the Closing Date until the Revolving Credit Termination Date, on a pro rata basis as to the total borrowing requested by the Borrowers under the Revolving Credit Facility on any day determined by its Applicable Commitment Percentage up to but not exceeding the Revolving Credit Commitment of such Lender, provided, however, that the Lenders will not be required and shall have no obligation to make any Advance (i) so long as not all of the conditions under Section 5.02 hereof have been fulfilled, (ii) so long as a Default or an Event of Default has occurred and is continuing or (iii) if the Administrative Agent has accelerated the maturity of the Revolving Credit Notes as a result of an Event of Default; provided further, however, that immediately after giving effect to each such Advance, the principal amount of Outstanding Credit Obligations shall not exceed the Total Revolving Credit Commitment. Within such limits, the Borrowers may borrow, repay and reborrow hereunder, on a Business Day in the case of a Base Rate Loan and on a Business Day in the case of a Eurodollar Loan, from the Closing Date until, but (as to borrowings and reborrowings) not including, the Revolving Credit Termination Date; provided, however, that (x) no Eurodollar Loan that is a Revolving Credit Loan shall be made which has an Interest Period that extends beyond the Revolving Credit Termination Date and (y) each Eurodollar Loan may, subject to the provisions of
Section 2.11, be repaid only on the last day of the Interest Period with respect thereto.

         (b) Amounts. Except as otherwise permitted by all of the Lenders from time to time, the aggregate unpaid principal amount of the Outstanding Credit Obligations shall not exceed at any time an amount equal to the Total Revolving Credit Commitment. Each Loan under the Revolving Credit Facility, other than a Swing Line Loan pursuant to Section 2.15 hereof or a Base Rate Refunding Loan, and each conversion thereof under Section 2.11 shall be in a principal amount of at least $10,000,000, and, if greater than $10,000,000, an integral multiple of $1,000,000.

         (c) Advances and Rate Selection. (i) An Authorized Representative shall give the Administrative Agent (1) at least three (3) Business Days' irrevocable telephonic notice of each Eurodollar Loan (whether representing an additional borrowing hereunder or the conversion of borrowing hereunder from Base Rate Loans or other Eurodollar Loans to Eurodollar Loans) prior to 10:30 A.M., Charlotte, North Carolina time; and (2) irrevocable telephonic notice of each Base Rate Loan (other than Base Rate Refunding Loans to the extent the same are effected without notice pursuant to Section 2.01(c)(iv)) representing an additional borrowing hereunder prior to 10:30 A.M. Charlotte, North Carolina time on the day of such proposed Base Rate Loan. Each such borrowing notice, which shall be effective upon receipt by the Administrative Agent, shall specify the amount of the borrowing, the type (Base or Eurodollar) of Loan, the date of borrowing and, if a Eurodollar Loan, the Interest Period to be used in the computation of interest. The Authorized Representative shall provide the Administrative Agent written confirmation of each such telephonic notice on the same day by telefacsimile transmission in the form of a Borrowing Notice, for additional Advances, or in the form attached hereto as Exhibit H as to selection or conversion of interest rates as to outstanding Loans, in each case with appropriate insertions, but failure to provide such confirmation shall not affect the validity of such telephonic notice. The duration of the initial Interest Period for each Loan that is a Eurodollar Loan shall be as specified in the initial Borrowing Notice. The Borrowers shall have the option to elect the duration of subsequent Interest Periods and to convert the Loans (other than Swing Line Loans) in accordance with Section 2.11 hereof. If the Administrative Agent does not receive a notice of election of duration of an Interest Period or to convert by the time prescribed hereby and by Section 2.11 hereof, the Borrowers shall be deemed to have elected as to any Revolving Credit Loan, to convert such Loan to (or continue such Loan as) a Base Rate Loan bearing interest at the Base Rate until either Borrower notifies the Administrative Agent in accordance with this Section and Section 2.11.

         (ii) Notice of receipt of each Borrowing Notice shall be provided by the Administrative Agent to each Lender by telefacsimile or telephonic notice with reasonable promptness, but not later than 2:00 P.M., Charlotte, North Carolina time on the same day as Administrative Agent's receipt of such Borrowing Notice.

         (iii) Not later than 3:00 P.M., Charlotte, North Carolina time on the date specified for each Advance, each Lender shall, pursuant to the terms and subject to the conditions of this Agreement, make the amount of the Loan or Loans to be made by it on such day available to the Administrative Agent, by depositing or transferring the proceeds thereof in immediately available funds at the Principal Office. The amount so received by the Administrative Agent shall, subject to the terms and conditions of this Agreement, be made available to either Borrower by delivery of the proceeds thereof to the applicable Borrower's Account or otherwise as shall be directed in the applicable Borrowing Notice by the Authorized Representative.

         (iv) Notwithstanding the foregoing, if a drawing is made under any Letter of Credit, such drawing is honored by the Issuing Bank thereunder prior to the Revolving Credit Termination Date, and the Company shall not immediately fully reimburse such Issuing Bank in respect of such drawing, (A) provided that the conditions to making a Revolving Credit Loan as herein provided shall then be satisfied, the Reimbursement Obligation arising from such drawing shall be paid to such Issuing Bank by the Administrative Agent without the requirement of notice to or from the Company from immediately available funds which shall be advanced as a Base Rate Refunding Loan by each Lender under the Revolving Credit Facility in an amount determined with reference to such Lender's Applicable Commitment Percentage of such Reimbursement Obligation, and (B) if the conditions to making a Revolving Credit Loan as herein provided shall not then be satisfied, each of the Lenders shall fund by payment to the Administrative Agent (for the benefit of the Issuing Bank) in immediately available funds the purchase from such Issuing Bank of their respective Participations in the related Reimbursement Obligation based on their respective Applicable Commitment Percentages of the Total Letter of Credit Commitment. If a drawing is presented under any Letter of Credit in accordance with the terms thereof and the Company shall not immediately reimburse the Issuing Bank thereunder in respect thereof, then notice of such drawing or payment shall be provided promptly by such Issuing Bank to the Administrative Agent and the Administrative Agent shall provide notice to each Lender by telephone or telefacsimile transmission. If notice to the Lenders of a drawing under any Letter of Credit is given by the Administrative Agent at or before 12:00 noon on any Business Day, each Lender shall, pursuant to the conditions specified in this Section 2.01(c)(iv), either make a Base Rate Refunding Loan or fund the purchase of its Participation in the amount of such Lender's Applicable Commitment Percentage of such drawing or payment and shall pay such amount to the Administrative Agent for the account of the Issuing Bank at the Principal Office in Dollars and in immediately available funds before 2:30 P.M. on the same Business Day. If notice to the Lenders of a drawing under a Letter of Credit is given by the Administrative Agent after 12:00 noon on any Business Day, each Lender shall, pursuant to the conditions specified in this Section 2.01(c)(iv), either make a Base Rate Refunding Loan or fund the purchase of its Participation in the amount of such Lender's Applicable Commitment Percentage of such drawing or payment and shall pay such amount to the Administrative Agent for the account of the Issuing Bank at the Principal Office in Dollars and in immediately available funds before 12:00 noon on the next following Business Day. Any such Base Rate Refunding Loans shall be advanced as, and shall continue as, a Base Rate Loan unless and until the Company converts such Base Rate Loan in accordance with the terms of Section 2.11.

         (d)      Joint and Several Liability, Contribution Rights.

                  (i) Notwithstanding any other provision of this Agreement, each Borrower shall be jointly and severally liable as primary obligor and not merely as surety for repayment of all Obligations arising under the Loan Documents. Such joint and several liability shall apply to each Borrower regardless of whether (x) any Loan was only requested by or made to the other Borrower or the proceeds of any Loan were used only by the other Borrower, (y) any interest rate selection was made only by the other Borrower, or (z) any indemnification obligation or any other obligation arose only as a result of the actions of the other Borrower; provided that the liability of RRC under this Agreement, the Notes and the other Loan Documents shall be limited to the amount of unpaid principal and interest of Revolving Credit Loans, Swing Line Loans and Competitive Bid Loans made to RRC and fees, cost and expenses payable by the Borrowers pursuant to this Agreement.

                  (ii) If any Borrower makes a payment in respect of the Obligations it shall have the rights of contribution set forth below against the other Borrower; provided, that such Borrower shall not exercise its right of contribution until all the Obligations shall have been finally paid in full in cash.

                  (iii) It is the intent of each Borrower, the Administrative Agent and the Lenders that each Borrower's maximum Obligations shall be, but not in excess of: (x) in a case or proceeding commenced by or against such Borrower under the Bankruptcy Code on or within one year from the date on which any of the Obligations are incurred, the maximum amount that would not otherwise cause the Obligations (or any other obligations of such Borrower to the Administrative Agent and the Lenders) to be avoidable or unenforceable against such Borrower under
         (A) Section 548 of the Bankruptcy Code or (B) any state fraudulent transfer or fraudulent conveyance act or statute applied in any such case or proceeding by virtue of Section 544 of the Bankruptcy Code; or
         (y) in a case or proceeding commenced by or against such Borrower under the Bankruptcy Code subsequent to one year from the date on which any of the Obligations are incurred, the maximum amount that would not otherwise cause the Obligations (or any other obligations of such Borrower to the Administrative Agent and the Lenders) to be avoidable and unenforceable against such Borrower under any state fraudulent transfer or fraudulent conveyance act or statute applied in any such case or proceeding by virtue of Section 544 of the Bankruptcy Code; or
         (z) in a case or proceeding commenced by or against such Borrower under any law, statute or regulation other than the Bankruptcy Code (including, without limitation, any other bankruptcy, reorganization, arrangement, moratorium, readjustment of debt, dissolution, liquidation or similar debtor relief laws), the maximum amount that would not otherwise cause the Obligations (or any other obligations of such Borrower to the Administrative Agent and the Lenders) to be avoidable or unenforceable against such Borrower under such law, statute or regulation including, without limitation, any state fraudulent transfer or fraudulent conveyance act or statute applied in any such case or proceeding.

                  (iv) The Borrowers acknowledge and agree that they have requested that the Lenders make credit available to the Borrowers with each Borrower expecting to derive benefit, directly and indirectly, from the Advances and other credit extended by the Lenders to the Borrowers.

         2.02     Competitive Bid Loans.

                  (a) In addition to Revolving Credit Loans, at any time prior to the Revolving Credit Termination Date and provided no Default or Event of Default exists hereunder, the Borrowers may, as set forth in this Section 2.02, request the Lenders to make offers to make Competitive Bid Loans to the Borrowers in Dollars. The Lenders may, but shall have no obligation to, make such offers and the Borrowers may, but shall have no obligation to, accept any such offers in the manner set forth in this Section 2.02. There may be no more than twenty (20) different Interest Periods, plus one (1) one week Interest Period for both Revolving Credit Loans and Competitive Bid Loans outstanding at the same time (for which purpose Interest Periods for each Eurodollar Loan and each Competitive Bid Loan shall be deemed to be different Interest Periods even if they are coterminous). The aggregate principal amount of all Outstanding Credit Obligations, shall not exceed the Total Revolving Credit Commitment at any time. The aggregate principal amount of all outstanding Competitive Bid Loans shall not exceed one hundred percent (100%) of the Total Revolving Credit Commitment at any time.

                  (b) When either Borrower wishes to request offers to make Competitive Bid Loans, it shall give the Administrative Agent and the Lenders notice (a "Competitive Bid Quote

Request") to be received no later than 11:00 a.m. Charlotte, North Carolina time on (A) the fourth Business Day prior to the date of borrowing proposed therein, in the case of a Competitive Bid Quote Request for Competitive Bid Loans at the Eurodollar Competitive Rate or (B) the Business Day prior to the date of borrowing proposed therein, in the case of a Competitive Bid Quote Request for Competitive Bid Loans at the Absolute Rate (or, in any such case, such other time and date as the Borrowers and the Administrative Agent, with the consent of the Required Lenders, may agree). The Borrowers may request offers to make Competitive Bid Loans for up to three (3) different Interest Periods in a single notice; provided that the request for each separate Interest Period shall be deemed to be a separate Competitive Bid Quote Request for a separate borrowing (a "Competitive Bid Borrowing") and there shall not be outstanding at any one time more than six (6) Competitive Bid Borrowings. Each such Competitive Bid Quote Request shall be substantially in the form of Exhibit I attached hereto and incorporated herein by reference and shall specify as to each Competitive Bid Borrowing:

                           (i) the proposed date of such borrowing, which shall be a Business Day;

                           (ii) the aggregate amount of such Competitive Bid Borrowing, which shall be at least $10,000,000 (or in increments of $1,000,000 in excess thereof) but shall not cause the limits specified in Section 2.02(a) hereof to be violated;

                           (iii)    the duration of the Interest Period
         applicable thereto;

                           (iv) whether the Competitive Bid Quote Request for a particular Interest Period is seeking quotes for Competitive Bid Loans at the Absolute Rate or the Eurodollar Competitive Rate;

                           (v) whether a Borrower shall have the right to prepay a requested Competitive Bid Loan; and

                           (vi) the date on which the Competitive Bid Quotes are to be submitted if it is before the proposed date of borrowing (the date on which such Competitive Bid Quotes are to be submitted is called the "Quotation Date").

Except as otherwise provided in this Section 2.02(b), no more than two (2) Competitive Bid Quote Requests shall be given within five (5) Business Days (or such other number of days as the Borrowers and the Administrative Agent, with the consent of the Required Lenders, may agree) of any other Competitive Bid Quote Request.

                  (c) (i) Each Lender may submit one or more Competitive Bid Quotes, each containing an offer to make a Competitive Bid Loan in response to any Competitive Bid Quote Request; provided that, if the Borrowers' request under Section 2.02(b) hereof specified more than one Interest Period, such Lender may make a single submission containing one or more Competitive Bid Quotes for each such Interest Period. Each Competitive Bid Quote must be submitted to the Borrowers not later than 9:30 a.m. Charlotte, North Carolina time on (A) the third Business Day prior to the proposed date of borrowing, in the case of a Competitive Bid Quote Request for Competitive Bid Loans at the Eurodollar Competitive Rate or (B) the Quotation Date, in the case of a Competitive Bid Quote Request for Competitive Bid Loans at the Absolute Rate (or, in any such case, such other time and date as the Borrowers and the Administrative Agent, with the consent of the Required Lenders, may agree) provided that if NationsBank is receiving quotes as provided in Section 2.02(g), any Competitive Bid Quote may be submitted by NationsBank (or its applicable Lending Office) only if NationsBank (or such applicable Lending Office) notifies the Borrowers of the terms of the offer contained therein not later than 9:15 a.m. Charlotte, North Carolina time on the Quotation Date. Subject to Articles IV, V and IX hereof, any Competitive Bid Quote so made shall be irrevocable except with the consent of the Administrative Agent given on the instructions of the Borrowers.

                           (ii)     Each Competitive Bid Quote shall be
substantially in the form of Exhibit J attached hereto and incorporated herein by reference and shall specify:

                                    (A) the proposed date of borrowing and the
                  Interest Period therefor;

                                    (B) the principal amount of the Competitive
                  Bid Loan for which each such offer is being made, which principal amount shall be at least $5,000,000 (or in increments of $1,000,000 in excess thereof); provided that the aggregate principal amount of all Competitive Bid Loans for which a Lender submits Competitive Bid Quotes may not exceed the principal amount of the Competitive Bid Borrowing for a particular Interest Period for which offers were requested;

                                    (C) in the case of a Competitive Bid Quote
                  for Competitive Bid Loans at an Absolute Rate, the rate of interest per annum (rounded upwards, if necessary, to the nearest 1/10,000th of 1%) offered for each such Competitive Bid Loan (the "Absolute Rate");

                                    (D) in the case of a Competitive Bid Quote
                  for Competitive Bid Loans at the Eurodollar Competitive Rate, the positive or negative margin to be added to or deducted from the Interbank Offered Rate; and

                                    (E) the identity of the quoting Lender.

Unless otherwise agreed by the Administrative Agent and the Borrowers, no Competitive Bid Quote shall contain qualifying, conditional or similar language or propose terms other than or in addition to those set forth in the applicable Competitive Bid Quote Request and, in particular, no Competitive Bid Quote may be conditioned upon acceptance by the Borrowers of all (or some specified minimum) of the principal amount of the Competitive Bid Loan for which such Competitive Bid Quote is being made. Any subsequent Competitive Bid Quote submitted by a Lender that amends, modifies or is otherwise inconsistent with a previous Competitive Bid Quote submitted by such Lender with respect to the same Competitive Bid Quote Request shall be disregarded by the Borrowers unless such subsequent Competitive Bid Quote is submitted solely to correct a manifest error in such former Competitive Bid Quote.

                  (d) The Borrowers shall (A) in the case of a Competitive Bid Loan at an Absolute Rate, as promptly as practicable after the Competitive Bid Quote is submitted (but in any event not later than 10:30 a.m. Charlotte, North Carolina time on the Quotation Date (or such other time and date as the Borrowers and the Administrative Agent, with the consent of the Required Lenders, may agree) or (B) in the case of a Competitive Bid Loan at a Eurodollar Competitive Rate, the third Business Day prior to the proposed date of borrowing), notify the Administrative Agent and Lenders of (A) the aggregate principal amount of the Competitive Bid Borrowing for which Competitive Bid Quotes have been received as well as the ranges of bids submitted for each Interest Period requested, (B) the respective principal amounts and Absolute Rates or Eurodollar Competitive Rates, as the case may be, so offered by each Lender (identifying the Lender that made each Competitive Bid Quote), and (C) its acceptance or nonacceptance of the Competitive Bid Quotes. In the case of acceptance, such notice shall specify the aggregate principal amount of offers for each Interest Period that are accepted. The Borrowers may accept any Competitive Bid Quote in whole or in part (provided that any Competitive Bid Quote accepted in part shall be at least $5,000,000 or in increments of $1,000,000 in excess thereof); provided that:

                           (i) the aggregate principal amount of each Competitive Bid Borrowing may not exceed the applicable amount set forth in the related Competitive Bid Quote Request;

                           (ii) the aggregate principal amount of each Competitive Bid Borrowing shall be at least $5,000,000 (or an increment of $1,000,000 in excess thereof) but shall not cause the limits specified in Section 2.02(a) hereof to be violated;

                           (iii) except as provided below, acceptance of Competitive Bid Quotes for any Interest Period may be made only in ascending order of Absolute Rates or Eurodollar Competitive Rates, as the case may be, beginning with the lowest rate so offered; and

                           (iv) the Borrowers may not accept any Competitive Bid Quote where such Competitive Bid Quote fails to comply with Section 2.02(c)(ii) hereof or otherwise fails to comply with the requirements of this Agreement (including, without limitation, Section 2.02(a) hereof).

Any of the conditions above notwithstanding, the Borrowers may, in their sole discretion, accept a Competitive Bid Quote that does not contain the lowest Absolute Rate or Eurodollar Competitive Rates, as the case may be, where acceptance of the Competitive Bid Quote containing the lowest Absolute Rate or Eurodollar Competitive Rate, as the case may be, would cause the principal amount of Outstanding Credit Obligations of a Lender or Lenders offering the lowest Absolute Rate or Eurodollar Competitive Rate, as the case may be, to exceed the Total Revolving Credit Commitment.

         If Competitive Bid Quotes are made by two or more Lenders with the same Absolute Rates or Eurodollar Competitive Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which Competitive Bid Quotes are accepted for the related Interest Period after the acceptance of all Competitive Bid Quotes, if any, of all lower Absolute Rates or Eurodollar Competitive Rates, as the case may be, offered by any Lender for such related Interest Period, the principal amount of Competitive Bid Loans in respect of which such Competitive Bid Quotes are accepted shall be allocated by the Borrowers among such Lenders as nearly as possible (in amounts of at least $1,000,000 or in increments of $100,000 in excess thereof) in proportion to the aggregate principal amount of such Competitive Bid Quotes. Determinations by the Borrowers of the amounts of Competitive Bid Loans and the lowest bid after adjustment as provided in Section 2.02(d)(iii) shall be conclusive in the absence of manifest error.

                  (e) Any Lender whose offer to make any Competitive Bid Loan has been accepted shall, not later than 1:00 p.m. Charlotte, North Carolina time on the date specified for the making of such Loan, make the amount of such Loan available to the applicable Borrower at the applicable Borrower's Account or otherwise as shall be directed by the Authorized Representative in Dollars and in immediately available funds.

                  (f) From time to time, the Borrowers shall furnish such information to the Administrative Agent as the Administrative Agent may request relating to the making of Competitive Bid Loans, including the amounts, interest rates, dates of borrowings and maturities thereof.

                  (g) The Borrowers may request the Administrative Agent to receive the Competitive Bid Quotes, in which event the Administrative Agent shall (A) in the case of a Competitive Bid Loan at the Absolute Rate, as promptly as practicable after the Competitive Bid Quote is submitted (but in no event later than 10:00 a.m., Charlotte, North Carolina time on the Quotation
Date) or (B) in the case of a Competitive Bid Loan at the Eurodollar Competitive Rate, by 10:00 a.m. Charlotte, North Carolina time on the date a Competitive Quote is submitted, notify the Borrowers of the terms of any Competitive Bid Quote submitted by a Lender that is in accordance with Section 2.02(c) hereof. The Administrative Agent's notice to the Borrowers shall specify (A) the aggregate principal amount of the Competitive Bid Borrowing for which Competitive Bid Quotes have been received and (B) the respective principal amounts and Absolute Rates or Eurodollar Competitive Rate, as the case may be, offered by each Lender (identifying the Lender that made each Competitive Bid Quote). Not later than 10:30 a.m. Charlotte, North Carolina time on (A) the third Business Day prior to the proposed date of borrowing, in the case of Competitive Bid Loans at the Eurodollar Competitive Rate or (B) the Quotation Date (or, in any such case, such other time and date as the Borrowers and the Administrative Agent, with the consent of the Required Lenders, may agree), the Borrowers shall notify the Administrative Agent of their acceptance or nonacceptance of the Competitive Bid Quotes so notified to it (and the failure of the Borrowers to give such notice by such time shall constitute nonacceptance) and the Administrative Agent shall promptly notify each affected Lender. Together with each notice of a request for Competitive Bid Quotes, which each Borrower requires the Administrative Agent to issue pursuant to this paragraph (g), such Borrower shall pay to the Administrative Agent for the account of the Administrative Agent a bid administration fee of $1,500.00.

         2.03 Payment of Interest. (a) The Borrowers shall pay interest (i) to the Administrative Agent at the Principal Office for the account of each Lender on the outstanding and unpaid principal amount of each Revolving Credit Loan made by such Lender for the period commencing on the date of such Loan until such Loan shall be due at the Eurodollar Revolver Rate or the Base Rate, as elected or deemed elected by such Borrower or otherwise applicable to such Loan as herein provided, (ii) to the Lender at its Lending Office making each Competitive Bid Loan, at the applicable Absolute Rate or Eurodollar Competitive Rate, as the case may be, and (iii) to the Administrative Agent in the case of each Swing Line Loan, at the Base Rate; provided, however, that if any amount shall not be paid when due (at maturity, by acceleration or otherwise), all amounts outstanding hereunder shall bear interest thereafter (i) in the case of a Eurodollar Loan, at a rate of interest per annum of two percent (2%) above the applicable Eurodollar Revolver Rate for such Eurodollar Loan, (ii) in the case of a Base Rate Loan, at a rate of interest per annum which shall be two percent (2%) above the Base Rate, and (iii) in the case of a Competitive Bid Loan, at a rate of interest per annum which shall be two percent (2%) above the Absolute Rate or Eurodollar Competitive Rate, as the case may be, for such Competitive Bid Loan, or (in each case) the maximum rate permitted by applicable law, whichever is lower, from the date such amount was due and payable until the date such amount is paid in full.

         (b) Interest on the outstanding principal balance of each Loan shall be computed on the basis of (x) in the case of a Eurodollar Loan or a Competitive Bid Loan at the Eurodollar Competitive Rate, a year of 360 days and calculated for the actual number of days elapsed and (y) in the case of a Base Rate Loan, a year of 365-366 days and calculated for the actual number of days elapsed. Interest on the outstanding principal balance of each Loan shall be paid (a) quarterly in arrears, such payment to be made not later than the third (3rd) Business Day of each April, July, October and January commencing on the third
(3rd) Business Day of July 1997, on each Base Rate Loan, (b) on the last day of the applicable Interest Period for each Eurodollar Loan and Competitive Bid Loan, but in no event less frequently than at the end of each three month period and (c) upon payment in full of the principal amount of such Loan at the Revolving Credit Termination Date.

         2.04 Payment of Principal. The principal amount of the Revolving Credit Outstandings and all Swing Line Outstandings shall be due and payable to the Administrative Agent for the benefit of each Lender in full on the Revolving Credit Termination Date, or earlier as herein expressly provided. The principal amount of all Competitive Bid Loans shall be due and payable to the Lender making such Competitive Bid Loan in full on the last day of the Interest Period therefor, or earlier as herein expressly provided. The principal amount of Eurodollar Loans may only be prepaid at the end of the applicable Interest Period, unless the Borrowers shall pay to the Administrative Agent for the account of the Lenders the amount, if any, required under Section 4.04. The principal amount of Competitive Bid Loans may only be prepaid at the end of the applicable Interest Period, unless (i) the applicable Borrower shall have retained in the Competitive Bid Quote Request with respect to such Competitive Bid Loans the right of prepayment, and (ii) the applicable Borrower shall have paid to the Lender making such Competitive Bid Loans or to the Administrative Agent, as applicable, the amounts, if any, required under Section 4.04. Each Borrower shall furnish the Administrative Agent telephonic notice of its intention to make a principal payment (including Competitive Bid Loans) prior to 11:00 A.M. Charlotte, North Carolina time on the date of such payment. All payments of principal on Loans other than Competitive Bid Loans and Swing Line Loans shall be in the amount of $10,000,000 or such greater amount which is an integral multiple of $1,000,000.

         2.05 Non-Conforming Payments. (a) Each payment of principal (including any prepayment) and payment of interest (other than principal and interest on Competitive Bid Loans which shall be paid to the Lender making such Loans) shall be made to the Administrative Agent at the Principal Office, for the account of each Lender's applicable Lending Office, in Dollars and in immediately available funds before 12:30 P.M. Charlotte, North Carolina time on the date such payment is due. The Administrative Agent may, but shall not be obligated to, debit the amount of any such payment which is not made by such time to any ordinary deposit account, if any, of either Borrower with the Administrative Agent.

         (b) The Administrative Agent shall deem any payment by or on behalf of the Borrowers hereunder that is not made both (a) in Dollars and in immediately available funds and (b) prior to 12:30 P.M. Charlotte, North Carolina time on the date payment is due to be a non-conforming payment. Any such payment shall not be deemed to be received by the Administrative Agent until the time such funds become available funds. Non-conforming payments may constitute or become a Default or Event of Default. The Administrative Agent shall give prompt telephonic notice to the Authorized Representative and each of the Lenders (confirmed in writing) if any payment is non-conforming. Interest shall continue to accrue on any principal as to which a non-conforming payment is made until such funds become available funds (but in no event less than the period from the date of such payment to the next succeeding Business Day) at the respective rates of interest per annum specified in Section 2.03(a) in respect of late payments of interest, from the date such amount was due and payable until the date such amount is paid in full (but in no event less than the period from the date of such payment to the next succeeding Business Day).

         (c) In the event that any payment hereunder or under the Notes becomes due and payable on a day other than a Business Day, then such due date shall be extended to the next succeeding Business Day; provided that interest shall continue to accrue during the period of any such extension.

         2.06 Borrowers' Accounts. Each Borrower shall continuously maintain its Borrower's Account for the purposes herein contemplated.

         2.07 Notes. (a) Revolving Credit Loans made by each Lender, shall be evidenced by, and be repayable with interest in accordance with the terms of, the Revolving Credit Note payable to the order of such Lender in the amount of its Applicable Commitment Percentage of the Total Revolving Credit Commitment, which Revolving Credit Note shall be dated the Closing Date or such later date pursuant to an Assignment and Acceptance and shall be duly completed, executed and delivered by each Borrower.

         (b) Competitive Bid Loans made by any Lender shall be evidenced by, and be repayable with interest in accordance with the terms of, the Competitive Bid Note payable to the order of such Lender in the amount of the Total Revolving Credit Commitment (but the aggregate outstanding principal amount of Competitive Bid Loans may not at any time exceed one hundred percent (100%) of the Total Revolving Credit Commitment) which shall be dated the Closing Date or such later date pursuant to an Assignment and Acceptance and shall be duly completed, executed and delivered by each Borrower.

         (c) Swing Line Loans made by NationsBank shall be evidenced by the Swing Line Note in the principal amount of $50,000,000, and shall be repayable with interest in accordance with the terms of the Swing Line Note dated the Closing Date and duly executed and delivered by each Borrower.

         2.08 Pro Rata Payments. Except as otherwise provided herein, (a) each payment and prepayment on account of the principal of and interest on the Loans (other than Competitive Bid Loans and Swing Line Loans) and the fees described in Sections 2.12 and 2.13 hereof shall be made to the Administrative Agent in the aggregate amount payable to the Lenders for the account of the Lenders pro rata based on their Applicable Commitment Percentages, (b) each payment of principal and interest on the Competitive Bid Loans shall be made to (i) the Administrative Agent for the account of the respective Lender making such Competitive Bid Loan if the Borrowers have elected that the Administrative Agent act under Section 2.02(g) hereof and (ii) otherwise directly to the Lender making such Competitive Bid Loan, (c) each payment of principal and interest on Swing Line Loans shall be made to the Administrative Agent for the account of NationsBank, (d) all payments to be made by the Borrowers for the account of each of the Lenders on account of principal, interest and fees, shall be made without set-off or counterclaim, and (e) the Administrative Agent will distribute such payments when received to the Lenders as provided for herein and subject to Section 4.06.

         2.09 Reductions. The Borrowers shall, by notice from an Authorized Representative, have the right from time to time (but not more frequently than twice during each Fiscal Year), upon not less than three (3) Business Days irrevocable written notice to the Administrative Agent to reduce the Total Revolving Credit Commitment. The Administrative Agent shall give each Lender, within one (1) Business Day, telephonic notice (confirmed in writing) of such reduction. Each such reduction shall be in the aggregate amount of $10,000,000 or such greater amount which is in an integral multiple of $1,000,000, and shall permanently reduce the Total Revolving Credit Commitment of the Lenders pro rata. No such reduction shall be permitted that results in the payment of any Eurodollar Loan other than on the last day of the Interest Period of such Loan unless such prepayment is accompanied by amounts due, if any, under Section
4.04. Each reduction of the Total Revolving Credit Commitment shall be accompanied by payment of the Revolving Credit Notes to the extent that the aggregate principal amount of Outstanding Credit

Obligations exceeds the Total Revolving Credit Commitment after giving effect to such reduction, together with accrued and unpaid interest on the amounts prepaid.

         2.10 Increase and Decrease in Amounts. The amount of the Total Revolving Credit Commitment which shall be available to the Borrowers shall be reduced by the aggregate amount of all Swing Line Outstandings, all Outstanding Letters of Credit and all outstanding Competitive Bid Loans.

         2.11 Conversions and Elections of Subsequent Interest Periods. Provided that no Default or Event of Default shall have occurred and be continuing and subject to the limitations set forth below and in Sections 4.01(b), 4.02 and
4.03 hereof, the Borrowers may:

         (a) upon notice to the Administrative Agent on or before 10:30 A.M. Charlotte, North Carolina time on any Business Day convert all or a part of Eurodollar Loans that are Revolving Credit Loans to Base Rate Loans on the last day of the Interest Period for such Eurodollar Loans; and

         (b) on three (3) Business Days' notice to the Administrative Agent on or before 10:30 A.M. Charlotte, North Carolina time:

                  (i) elect a subsequent Interest Period for all or a portion of Eurodollar Loans to begin on the last day of the current
         Interest Period for such Eurodollar Loans; or

                  (ii) convert Base Rate Loans (other than Swing Line Loans) to Eurodollar Loans on any Eurodollar Business Day.

         Notice of any such elections or conversions shall specify the effective date of such election or conversion and, with respect to Eurodollar Loans, the Interest Period to be applicable to the Loan as continued or converted. Each election and conversion pursuant to this Section 2.11 shall be subject to the limitations on Eurodollar Loans set forth in the definition of "Interest Period" herein and in Article IV hereof. All such continuations or conversions of Loans shall be effected pro rata based on the Applicable Commitment Percentages of the Lenders.

         2.12 Revolving Credit Facility Fee. For the period beginning on the Closing Date and ending on the Revolving Credit Termination Date (or such earlier date on which the Revolving Credit Facility has terminated), the Borrowers agree to pay to the Administrative Agent, for the pro rata benefit of the Lenders based on their Applicable Commitment Percentages of the Revolving Credit Facility, the Facility Fee. Such payments of fees provided for in this
Section 2.12 shall be payable quarterly in arrears, such payments to be made not later than the third (3rd) Business Day of each April, July, October and January beginning on the third (3rd) Business Day of July 1997 to and on the Revolving Credit Termination Date (or such earlier date on which the Revolving Credit Facility has terminated). Notwithstanding the foregoing, so long as any Lender fails to make available any portion of its Revolving Credit Commitment when requested, such Lender shall not be entitled to receive payment of its pro rata share of such fee until such Lender shall make available such portion. Such fee shall be calculated on the basis of a year of 365-366 days for the actual number of days elapsed.

         2.13 Deficiency Advances. No Lender shall be responsible for any default of any other Lender in respect to such other Lender's obligation to make any Loan hereunder nor shall the Revolving Credit Commitment of any Lender hereunder be increased as a result of such default of any other Lender. Without limiting the generality of the foregoing, in the event any Lender shall fail to advance funds to the Borrowers as herein provided, the Administrative Agent may in its discretion, but shall not be obligated to, advance under the applicable
Note in its favor as a Lender all or any portion of such amount or amounts (each, a "deficiency advance") and shall thereafter be entitled to payments of principal of and interest on such deficiency advance in the same manner and at the same interest rate or rates to which such other Lender would have been entitled had it made such advance under its applicable Note; provided that, upon payment to the Administrative Agent from such other Lender of the entire outstanding amount of each such deficiency advance, together with accrued and unpaid interest thereon, from the most recent date or dates interest was paid to the Administrative Agent by the Borrowers on each Loan comprising the deficiency advance at the interest rate per annum for overnight borrowing by the Administrative Agent from the Federal Reserve Bank, then such payment shall be credited against the applicable Note of the Administrative Agent in full payment of such deficiency advance and the Borrowers shall be deemed to have borrowed the amount of such deficiency advance from such other Lender as of the date such deficiency advance is made.

         2.14 Use of Proceeds. The proceeds of the Loans made pursuant to the Revolving Credit Facility, the Competitive Bid Facility, the Swing Line and the Letters of Credit issued pursuant to the Letter of Credit Facility shall be used by the Company and its Subsidiaries to finance Permitted Acquisitions and for working capital and general corporate needs of the Company and its Subsidiaries.

         2.15 Swing Line. (a) Notwithstanding any other provision of this Agreement to the contrary, in order to administer the Revolving Credit Facility in an efficient manner and to minimize the transfer of funds between the Administrative Agent and the Lenders, NationsBank, in its individual capacity and not as Administrative Agent, and subject to the provisions of Section 2.15(c), shall make available Swing Line Loans to either Borrower prior to the Revolving Credit Termination Date. NationsBank shall not make any Swing Line Loan pursuant hereto (i) if to the actual knowledge of NationsBank the Borrowers are not in compliance with all the conditions to the making of Loans set forth in this Agreement, (ii) if after giving effect to such Swing Line Loan, the Swing Line Outstandings exceed $50,000,000, or (iii) if after giving effect to such Swing Line Loan, the principal amount of Outstanding Credit Obligations exceeds the Total Revolving Credit Commitment. Swing Line Loans shall be limited to Base Rate Loans unless NationsBank and the Borrowers shall agree otherwise. The Borrowers may borrow, repay and reborrow under this Section 2.15. Unless notified to the contrary by NationsBank, borrowings under the Swing Line shall be made in the minimum amount of $1,000,000 or, if greater, in amounts which are integral multiples of $100,000, or in the amount necessary to effect a Base Rate Refunding Loan, upon irrevocable telephonic notice, by an Authorized Representative of

Borrowers made to NationsBank not later than 12:30 P.M. on the Business Day of the requested borrowing. The applicable Borrower shall provide the Administrative Agent written confirmation of each such telephonic notice on the same day by telefacsimile transmission in the form of a Borrowing Notice. Each such Borrowing Notice shall specify the amount of the borrowing and the date of borrowing, and shall be in the form of Exhibit D-2, with appropriate insertions. Unless notified to the contrary by NationsBank, each repayment of a Swing Line Loan shall be in an amount which is an integral multiple of $100,000 or the aggregate amount of all Swing Line Outstandings. If either Borrower instructs NationsBank to debit any demand deposit account of such Borrower in the amount of any payment with respect to a Swing Line Loan, or NationsBank otherwise receives repayment, after 12:30 P.M. on a Business Day, such payment shall be deemed received on the next Business Day.

         (b) Swing Line Loans shall bear interest at the Base Rate or at any rate otherwise mutually agreed upon by NationsBank and the Borrowers. The interest payable on Swing Line Loans is solely for the account of NationsBank, and all accrued and unpaid interest on Swing Line Loans shall be payable on the dates and in the manner provided in Sections 2.03 and 2.04 with respect to interest on Base Rate Loans. The Swing Line Outstandings shall be evidenced by the Note delivered to NationsBank pursuant to Section 2.07(c).

         (c) Upon the making of a Swing Line Loan, each Lender shall be deemed to have purchased from NationsBank a Participation therein in an amount determined with reference to that Lender's Applicable Commitment Percentage of such Swing Line Loan. Upon demand made by NationsBank, each Lender shall, according to its Applicable Commitment Percentage of such Swing Line Loan, promptly provide to NationsBank its purchase price therefor in an amount equal to its Participation therein. Any Advance made by a Lender pursuant to demand of NationsBank of the purchase price of its Participation shall be deemed (i) provided that the conditions to making Revolving Credit Loans shall be satisfied, a Base Rate Refunding Loan under Section 2.01 until the applicable Borrower converts such Base Rate Loan in accordance with the terms of Section 2.11, and (ii) in all other cases, the funding by each Lender of the purchase price of its Participation in such Swing Line Loan. The obligation of each Lender to so provide its purchase price to NationsBank shall be absolute and unconditional and shall not be affected by the occurrence of a Default, an Event of Default or any other occurrence or event.

         Either Borrower, at its option and subject to the terms hereof, may request an Advance pursuant to Section 2.01 in an amount sufficient to repay Swing Line Outstandings on any date and the Administrative Agent shall provide from the proceeds of such Advance to NationsBank the amount necessary to repay such Swing Line Outstandings (which NationsBank shall then apply to such repayment) and credit any balance of the Advance in immediately available funds in the manner directed by the Borrowers pursuant to Section 2.01(c)(iii). The proceeds of such Advances shall be paid to NationsBank for application to the Swing Line Outstandings and the Lenders shall then be deemed to have made Loans in the amount of such Advances. The Swing Line shall continue in effect until the Revolving Credit Termination Date, at which time all Swing Line Outstandings and accrued interest thereon shall be due and payable in full.

                                   ARTICLE III

                                Letters of Credit

         3.01 Letters of Credit. The Issuing Banks agree, subject to the terms and conditions of this Agreement, upon request and for the account of the Company, to issue from time to time Letters of Credit upon delivery to the Issuing Bank of an Application and Agreement for Letter of Credit in form and content acceptable to such Issuing Bank; provided, that the Outstanding Letters of Credit shall not exceed the Total Letter of Credit Commitment. No Letter of Credit shall be issued by an Issuing Bank with an expiry date or payment date occurring subsequent to the fifth Business Day preceding the Revolving Credit Termination Date. No Issuing Bank shall be required to issue any Letter of Credit if the principal amount of Outstanding Credit Obligations when added to the face amount of any requested Letter of Credit exceeds the Total Revolving Credit Commitment. At any one time during the term of this Agreement, not more than four (4) different Lenders (not including any Existing Issuing Banks) shall be allowed to act as an Issuing Bank.

         3.02 Reimbursement.

         (a) The Company hereby unconditionally agrees immediately to pay to the applicable Issuing Bank on demand at its Lending Office all amounts required to pay all drafts drawn or purporting to be drawn under any Letters of Credit and all reasonable expenses incurred by an Issuing Bank in connection with the Letters of Credit and in any event and without demand to place in possession of the applicable Issuing Bank (which shall include Advances under the Revolving Credit Facility if permitted by Section 2.01 hereof) sufficient funds to pay all debts and liabilities arising under any Letter of Credit. The Company's obligations to pay an Issuing Bank under this Section 3.02, and such Issuing Bank's right to receive the same, shall be absolute and unconditional and shall not be affected by any circumstance whatsoever. Each Issuing Bank agrees to give the Company prompt written notice of any request for a draw under a Letter of Credit, but failure to provide such notice shall not affect the parties' Obligations with respect thereto. Each Issuing Bank may charge any account the Company may have with it for any and all amounts such Issuing Bank pays under a Letter of Credit, plus charges and reasonable expenses as from time to time agreed to by such Issuing Bank and the Company; provided that to the extent permitted by Section 2.01(c)(iv), such amounts shall be paid pursuant to Swing Line Loans or Advances under the Revolving Credit Facility. The Company agrees that an Issuing Bank may, in its sole discretion, accept or pay, as complying with the terms of any Letter of Credit, any drafts or other documents otherwise in order which may be signed or issued by an administrator, executor, trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, liquidator, receiver, attorney in fact or other legal representative of a party who is authorized under such Letter of Credit to draw or issue any drafts or other documents. The Company agrees to pay an Issuing Bank interest on any amounts not paid when due hereunder at the Base Rate plus two percent (2%) per annum, or the maximum rate permitted by applicable law, if lower.

                  (b) In accordance with the provisions of Section 2.01 hereof, each Issuing Bank shall notify the Administrative Agent (and shall also notify the Company), but failure to provide such notification shall not affect the parties' Obligations with respect thereto, of any drawing under any Letter of Credit as promptly as practicable following the receipt by such Issuing Bank of such drawing.

                  (c) Each Lender (other than the applicable Issuing Bank) shall automatically acquire on the date of issuance thereof, a Participation in the liability of such Issuing Bank in respect of each Letter of Credit in an amount determined with reference to such Lender's Applicable Commitment Percentage of such liability, and to the extent that the Company is obligated to pay such Issuing Bank under Section 3.02(a), each Lender (other than the Issuing Bank) shall absolutely, unconditionally and irrevocably assume, and shall be unconditionally obligated to pay to such Issuing Bank as hereinafter described, its Applicable Commitment Percentage of the liability of such Issuing Bank under such Letter of Credit. Prior to the Revolving Credit Termination Date, each Lender (including any Issuing Bank in its capacity as a Lender) shall, subject to the terms and conditions of Article II, make a Revolving Credit Loan bearing interest at the Base Rate to the Company by paying to the Administrative Agent for the account of the applicable Issuing Bank at the Principal Office in Dollars and in immediately available funds, an amount equal to its Applicable Commitment Percentage of any drawing under a Letter of Credit, all as described and pursuant to Section 2.01(c)(iv). With respect to drawings under any of the Letters of Credit, each Lender, upon receipt from the Administrative Agent of notice of a drawing in the manner described in Section 2.01(c)(iv), shall promptly pay to the Administrative Agent for the account of the applicable Issuing Bank, prior to the applicable time set forth in Section 2.01(c)(iv), its Applicable Commitment Percentage of such drawing. Simultaneously with the making of each such payment by a Lender to such Issuing Bank, such Lender shall, automatically and without any further action on the part of such Issuing Bank or such Lender, acquire a Participation in an amount equal to such payment (excluding the portion thereof constituting interest) in the related Reimbursement Obligation of the Company. The Reimbursement Obligations of the Company shall be immediately due and payable whether by Advances made in accordance with Section 2.01(c)(iv) or otherwise. Each Lender's obligation to make payment to the Administrative Agent for the account of an Issuing Bank pursuant to this Section 3.02(c), and the right of such Issuing Bank to receive the same, shall be absolute and unconditional, shall not be affected by any circumstance whatsoever and shall be made without any offset, abatement, withholding or reduction whatsoever. If any Lender is obligated to pay but does not pay amounts to the Administrative Agent for the account of an Issuing Bank in full upon such request as required by this Section 3.02(c), such Lender shall, on demand, pay to the Administrative Agent for the account of such Issuing Bank interest on the unpaid amount for each day during the period commencing on the date of notice given to such Lender pursuant to Section 2.01(b) until such Lender pays such amount to the Administrative Agent for the account of such Issuing Bank in full at the interest rate per annum for overnight borrowing by the Administrative Agent from the Federal Reserve Bank.

                  (d) As soon as practical following the issuance of a Letter of Credit, the applicable Issuing Bank shall notify the Administrative Agent, and the Administrative Agent shall notify each Lender, of the date of issuance of such Letter of Credit, the stated amount and the expiry date of such Letter of Credit. Promptly following the end of each calendar quarter, each Issuing Bank shall deliver to the Administrative Agent, and the Administrative Agent shall deliver to each Lender, a notice describing the aggregate undrawn amount of all Letters of Credit at the end of such quarter. Upon the request of any Lender from time to time, each Issuing Bank shall deliver to the Administrative Agent, and the Administrative Agent shall deliver to such Lender, any other information reasonably requested by such Lender with respect to each Outstanding Letter of Credit.

                  (e) Each issuance by an Issuing Bank of a Letter of Credit shall, in addition to the conditions precedent set forth in Section 5.01 hereof, be subject to the conditions that such Letter of Credit be in such form and contain such terms as shall be reasonably satisfactory to the Issuing Bank consistent with the then current practices and procedures of such Issuing Bank with respect to similar letters of credit, and the Company shall have executed and delivered such other instruments and agreements relating to such Letters of Credit as the Issuing Bank shall have reasonably requested consistent with such practices and procedures. All Letters of Credit shall be issued pursuant to and subject to the Uniform Customs and Practice for Documentary Credits, 1993 revision, International Chamber of Commerce Publication No. 500 and all subsequent amendments and revisions thereto.

                  (f) Without duplication of Section 10.07 hereof, the Company hereby agrees to defend, indemnify and hold harmless each Issuing Bank, each other Lender and the Administrative Agent from and against any and all claims and damages, losses, liabilities, reasonable costs and expenses which such Issuing Bank, such other Lenders or the Administrative Agent may incur (or which may be claimed against such Issuing Bank, such other Lenders or the Administrative Agent) by any Person by reason of or in connection with the issuance or transfer of or payment or failure to pay under any Letter of Credit; provided that the Company shall not be required to indemnify an Issuing Bank, any other Lender or the Administrative Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, (i) caused by the willful misconduct or gross negligence of the party to be indemnified after final adjudication thereof or (ii) caused by the failure of an Issuing Bank to pay under any Letter of Credit after the presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit, unless such payment is prohibited by any law, regulation, court order or decree or failure to pay is permitted under the terms of the applicable Letter of Credit. The provisions of this Section 3.02(f) shall survive repayment of the Obligations, the occurrence of the Revolving Credit Termination Date, and expiration or termination of this Agreement.

                  (g) Without limiting the Company's rights to raise claims as set forth in Section 3.02(f) above, the obligation of the Company to immediately reimburse an Issuing Bank for drawings made under Letters of Credit shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement and such Letters of Credit and the related applications for any Letter of Credit, including, under the following circumstances:

                  (i) any lack of validity or enforceability of the Letter of Credit, the obligation supported by the Letter of Credit or any other agreement or instrument relating thereto (collectively, the "Related Documents");

                  (ii) any amendment or waiver of or any consent to or departure from all or any of the Related Documents;

                  (iii) the existence of any claim, setoff, defense (other than the defense of payment in accordance with the terms of this Agreement) or other rights which the Company may have at any time against any beneficiary or any transferee of a Letter of Credit (or any persons or entities for whom any such beneficiary or any such transferee may be acting), the Administrative Agent, the Lenders or any other person or entity, whether in connection with the Loan Documents, the Related Documents or any unrelated transaction;

                  (iv) any breach of contract or other dispute between the Company and any beneficiary or any transferee of a Letter of Credit (or any persons or entities for whom such beneficiary or any such transferee may be acting), the Administrative Agent, the Lenders or any other Person;

                  (v) any draft, statement or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

                  (vi) any delay, extension of time, renewal, compromise or other indulgence or modification granted or agreed to by the Administrative Agent, with or without notice to or approval by the Company in respect of any of the Company's Obligations under this Agreement; or

                  (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing;

provided, however, that nothing contained herein shall be deemed to release an Issuing Bank or any other Lender of any liability for actual loss arising as a result of its gross negligence or willful misconduct or out of the wrongful dishonor by an Issuing Bank of a proper demand for payment made under and strictly complying with the terms of any Letter of Credit.

         3.03 Letter of Credit Fee. The Company agrees to pay (i) to the Administrative Agent, for the pro rata benefit of the Lenders based on their Applicable Commitment Percentages, a fee on the aggregate amount available to be drawn on each Outstanding Letter of Credit at a rate equal to the Applicable Margin as in effect from time to time, and (ii) to the Issuing Bank, as issuer of each Letter of Credit, an issuance fee in such amount as may be agreed by an Issuing Bank and the Company from time to time. Such payments of fees provided for in this Section 3.03 shall be due with respect to each Letter of Credit quarterly in arrears, such payment to be made not later than the third (3rd) Business Day of each April, July, October and January, commencing on the first such date following the issuance of a Letter of Credit under this Agreement. Such fees shall be calculated on the basis of a year of 365-366 days for the actual number of days elapsed.

         3.04 Administrative Fees. The Company shall pay to any Issuing Bank such administrative fee and other fees, if any, in connection with the Letters of Credit in such amounts and at such times as such Issuing Bank and the Company shall agree from time to time.

                                   ARTICLE IV

                         Yield Protection and Illegality

         4.01 Additional Costs. (a) The Borrowers shall promptly pay to the Administrative Agent for the account of a Lender from time to time, without duplication, such amounts as such Lender may determine to be necessary to compensate it for any costs incurred by such Lender which it determines are attributable to its making or maintaining any Loan or its obligation to make any Loans, or the issuance or maintenance by an Issuing Bank of or any other Lender's Participation in any Letter of Credit issued hereunder, or any reduction in any amount receivable by such Lender under this Agreement, the Notes or the Letters of Credit in respect of any of such Loans or such obligation or the Letters of Credit, including reductions in the rate of return on a Lender's capital (such increases in costs and reductions in amounts receivable and returns being herein called "Additional Costs"), resulting from any Regulatory Change which: (i) changes the basis of taxation of any amounts payable to such Lender under this Agreement or the Notes in respect of any of such Loans or Letters of Credit (other than taxes imposed on or measured by the income, revenues or assets of any Lender); or (ii) imposes or modifies any reserve, special deposit, or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Lender (other than any such reserve, deposit or requirement reflected in the Prime Rate, the Federal Funds Effective Rate, the Eurodollar Revolver Rate or the Eurodollar Competitive Rate, in each case computed in accordance with the respective definitions of such terms set forth in Section 1.01 hereof); or (iii) has or would have the effect of reducing the rate of return on capital of any such Lender or corporation controlling such Lender to a level below that which the Lender or corporation controlling such Lender could have achieved but for such Regulatory Change (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy); or (iv) imposes any other condition adversely affecting the Administrative Agent or the Lenders under this Agreement, the Notes or the issuance or maintenance of, or any Lender's Participation in, the Letters of Credit (or any of such extensions of credit or liabilities). Each Lender will notify the Borrowers and the Administrative Agent of any event occurring after the Closing Date which would entitle it to compensation pursuant to this Section 4.01(a) as promptly as practicable after it obtains knowledge thereof and determines to request such compensation.

         (b) Without limiting the effect of the foregoing provisions of this
Section 4.01, in the event that, by reason of any Regulatory Change, any Lender either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of the Lender which includes deposits by reference to which the interest rate on Eurodollar Loans or Competitive Bid Loans at the Eurodollar Competitive Rate is determined as provided in this Agreement or a category of extensions of credit or other assets of any Lender which includes Eurodollar Loans or Competitive Bid Loans at the Eurodollar Competitive Rate (by way of illustration only and not limitation, an increase in reserve requirements on a Lender's eurodollar deposit liabilities above a specified dollar amount percentage of its capital) or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, if the Lender so elects by notice to the other Lenders and the Borrowers, the obligation hereunder of such Lender to make, and to convert Base Rate Loans into, Eurodollar Loans that are the subject of such restrictions shall be suspended until the date such Regulatory Change ceases to be in effect and either Borrower shall, on the last day(s) of the then current Interest Period(s) for outstanding Eurodollar Loans convert such Eurodollar Loans into Base Rate Loans; provided, however, that the suspension of such obligation and the conversion of any Eurodollar Loans into Base Rate Loans shall apply only to any Lender who is affected by such restrictions and who has provided such notice to the other Lenders, and the obligation of the other Lenders to make, and to convert Base Rate Loans into Eurodollar Loans shall not be affected by such restrictions. In the event that the obligation of some, but not all of the Lenders to make, or to convert Base Rate Loans into Eurodollar Loans or Competitive Bid Loans at the Eurodollar Competitive Rate is suspended, then any request by either Borrower during the pendency of such suspension for a Eurodollar Loan or Competitive Bid Loans at the Eurodollar Competitive Rate shall be deemed a request for such Eurodollar Loan or Competitive Bid Loans at the Eurodollar Competitive Rate from the Lender(s) not subject to such suspension and for a Base Rate Loan or Competitive Bid Loan at an Absolute Rate from the Lender(s) who are subject to such suspension, as to Eurodollar Loans and Base Rate Loans, in each case in the respective amounts based on the Lenders' respective Revolving Credit Commitments.

         (c) Determinations by any Lender for purposes of this Section 4.01 of the effect of any Regulatory Change on its costs of making or maintaining, or being committed to make, Loans or by an Issuing Bank as issuer of any Letter of Credit of the effect of any Regulatory Change on its costs in connection with the issuance or maintenance of, or any other Lender's Participation in, any Letter of Credit issued hereunder, or on amounts receivable by any Lender in respect of Loans or Letters of Credit, and of the additional amounts required to compensate the Lender in respect of any Additional Costs, shall be made on a reasonable basis taking into account such Lender's reasonable policies as to the allocation of capital, costs and other items. The Lender requesting such compensation shall furnish to the Borrowers and the Administrative Agent an explanation of the Regulatory Change and calculations, in reasonable detail, setting forth such Lender's determination of any such Additional Costs.

         4.02 Suspension of Loans. Anything herein to the contrary notwithstanding, if, on or prior to the determination of any interest rate for any Eurodollar Loan or Competitive Bid Loan at a Eurodollar Competitive Rate for any Interest Period, the Administrative Agent or, with respect to a Competitive Bid Loan at the Eurodollar Competitive Rate, any Lender determines (which determination made on a reasonable basis shall be conclusive absent manifest error) that:

                  (a) quotations of interest rates for the relevant deposits referred to in the definitions of a Eurodollar Revolver Rate or Eurodollar Competitive Rate in Section 1.01 hereof are not being provided in the relevant amounts or for the relevant maturities for purposes of determining the rate of interest for such Eurodollar Loan or Competitive Bid Loan as provided in this Agreement; or

                  (b) the relevant rates of interest referred to in the definition of "Interbank Offered Rate" in Section 1.01 hereof upon the basis of which the Eurodollar Revolver Rate or Eurodollar Competitive Rate for such Interest Period is to be determined do not adequately reflect the cost to the Lenders, or in the case of a Competitive Bid Loan, to the Lender making such Loan of making or maintaining such Eurodollar Loan or Competitive Bid Loan for such Interest Period (which determination shall be made on a reasonable basis by the Administrative Agent or such Lender, as the case may be, and the Person making such determination shall furnish the Borrowers evidence of the facts leading to such determination);

then the Administrative Agent or Lender, as the case may be, shall give the Borrowers prompt notice thereof, and so long as such condition remains in effect, the Lenders shall be under no obligation to make Eurodollar Loans or Competitive Bid Loans at the Eurodollar Competitive Rate that are subject to such condition, or to convert Loans into Eurodollar Loans, and either Borrower shall on the last day(s) of the then current Interest Period(s) for outstanding Eurodollar Loans, as applicable, convert such Eurodollar Loans into another Eurodollar Loan which is not subject to the same or similar condition, or Base Rate Loans. The Administrative Agent or such Lender, as the case may be, shall give the Borrowers notice describing in reasonable detail any event or condition described in this Section 4.02 promptly following the determination by the Administrative Agent or such Lender, as the case may be, that the availability of Eurodollar Loans or Competitive Bid Loans at a Eurodollar Competitive Rate is, or is to be, suspended as a result thereof.

         4.03 Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender to honor its obligation to make or maintain Eurodollar Loans or Competitive Bid Loans at a Eurodollar Competitive Rate hereunder, then such Lender shall promptly notify the Borrowers thereof (with a copy to the Administrative Agent) and such Lender's obligation to make or continue Eurodollar Loans or Competitive Bid Loans at a Eurodollar Competitive Rate, or convert Base Rate Loans into Eurodollar Loans, shall be suspended until such time as such Lender may again make and maintain Eurodollar Loans or Competitive Bid Loans at a Eurodollar Competitive Rate, and such Lender's outstanding Eurodollar Loans shall be converted into Base Rate Loans in accordance with Section 2.11 hereof.

         4.04 Compensation. The Borrowers shall promptly pay to each Lender, upon the request of such Lender, such amount or amounts as shall be sufficient (in the reasonable determination of Lender) to compensate it for any loss, cost or expense incurred by it as a result of:

                  (a) any payment, prepayment or conversion of a Eurodollar Loan or Competitive Bid Loan at a Eurodollar Competitive Rate on a date other than the last day of the Interest Period for such Eurodollar Loan or Competitive Bid Loan at a Eurodollar Competitive Rate, including without limitation any conversion required pursuant to this Article IV, the amount of such compensation being the positive difference, if any, between the Interbank Offered Rate being paid with respect to such Loans and the Interbank Offered Rate which would be payable on a new Loan of like amount and for the remaining Interest Period made on the date of such payment, prepayment or conversion; or

                  (b) any failure by either Borrower to borrow, convert or prepay a Eurodollar Loan or Competitive Bid Loan at a Eurodollar Competitive Rate on the date for such borrowing, conversion or prepayment specified in the relevant Borrowing Notice, Competitive Bid Quote Request, interest rate selection notice or prepayment notice under Article II hereof, the amount of such compensation to include, without limitation, an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the principal amount not borrowed for the period from the date of such failure to borrow to the last day of the then current Interest Period for such Loan at the applicable rate of interest for such Eurodollar Loan or Competitive Bid Loan at a Eurodollar Competitive Rate provided for herein over (ii) the Interbank Offered Rate for Dollar deposits of amounts comparable to such principal amount and maturities comparable to such period.

A determination of a Lender as to the amounts payable pursuant to this Section
4.04 shall be conclusive, provided that such determinations are made on a reasonable basis. The Lender requesting compensation under this Section 4.04 shall furnish to the Borrowers and the Administrative Agent calculations in reasonable detail setting forth such Lender's determination of the amount of such compensation.

         4.05 Alternate Loan and Lender. In the event any Lender suspends the making of any Eurodollar Loan or any Competitive Bid Loan at the Eurodollar Competitive Rate pursuant to this Article IV (herein a "Restricted Lender"), the Restricted Lender's Applicable Commitment Percentage of such Eurodollar Loans or such Competitive Bid Loans shall bear interest at either the Base Rate, the Eurodollar Revolver Rate or the Eurodollar Competitive Rate for which the suspension does not apply, as selected by the Borrowers, until the Restricted Lender once again makes available the applicable Eurodollar Loan or Competitive Bid Loan at the Eurodollar Competitive Rate. Notwithstanding the provisions of
Section 2.03(b), interest shall be payable to the Restricted Lender at the time and manner as paid to those Lenders making available Eurodollar Loans or Competitive Bid Loans at the Eurodollar Competitive Rate. If the obligation of any Lender to make Eurodollar Loans or Competitive Bid Loans at the Eurodollar Competitive Rate is suspended, the Borrowers may, with respect to such Lender, elect to terminate this Agreement, and in connection therewith, not to borrow at the Base Rate as provided above; provided, that the Borrowers notify such Lender through the Administrative Agent of such election at least three Business Days before any date fixed for such borrowing and (i) repay all of such Lender's outstanding Loans plus all accrued interest, commitment fees and other amounts owing to, but not including, the date of repayment at the end of the respective Interest Periods applicable thereto, and (ii) selects, with the consent of the Administrative Agent, which shall not be unreasonably withheld, an assignee which shall assume all the rights and obligations of such Lender as to which this Agreement has been terminated. Upon receipt by the Administrative Agent of such notice and the assignment to and assumption of the Revolving Credit Commitment by a replacement bank, the Revolving Credit Commitment of such Lender shall terminate.

         4.06 Taxes. All payments by the Borrowers of principal of, and interest on, the Loans and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future excise, stamp or other taxes, fees, duties, levies, imposts, charges, deductions, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding (i) franchise taxes,
(ii) any taxes (other than withholding taxes) that would not be imposed but for a connection between a Lender or the Administrative Agent and the jurisdiction imposing such taxes (other than a connection arising solely by virtue of the activities of such Lender or the Administrative Agent pursuant to or in respect of this Agreement or any other Loan Document), (iii) any withholding taxes payable with respect to payments hereunder or under any other Loan Document under laws (including, without limitation, any statute, treaty, ruling, determination or regulation) in effect on the Closing Date, (iv) any taxes imposed on or measured by any Lender's assets, net income, receipts or branch profits and (v) any taxes arising after the Closing Date solely as a result of or attributable to Lender changing its designated lending office after the date such Lender becomes a party hereto (such non-excluded items being collectively called "Taxes"). In the event that any withholding or deduction from any payment to be made by the Borrowers hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then the Borrowers will

                  (a) pay directly to the relevant authority the full amount required to be so withheld or deducted;

                  (b) promptly forward to the Administrative Agent an official receipt or other documentation satisfactory to the Administrative Agent evidencing such payment to such authority; and

                  (c) pay to the Administrative Agent for the account of the Lender such additional amount or amounts as is necessary to ensure that the net amount actually received by each Lender will equal the full amount such Lender would have received had no such withholding or deduction been required.

         Prior to the date that any Lender or participant organized under the laws of a jurisdiction outside the United States becomes a party hereto, such Person shall deliver to the Borrowers and the Administrative Agent such certificates, documents or other evidence, as required by the Code or Treasury Regulations issued pursuant thereto, properly completed, currently effective and duly executed by such Lender or participant establishing that such payment is
(i) not subject to United States Federal backup withholding tax and (ii) not subject to United States Federal withholding tax under the Code because such payment is either effectively connected with the conduct by such Lender or participant of a trade or business in the United States or totally exempt from United States Federal withholding tax by reason of the application of the provisions of a treaty to which the United States is a party or such Lender is otherwise exempt.

         If the Borrowers shall fail to pay any Taxes when due to the appropriate taxing authority or shall fail to remit to the Administrative Agent, for the account of the respective Lender, the required receipts or other required documentary evidence, the Borrowers shall indemnify the Lenders for any incremental Taxes, interest or penalties that may become payable by any Lender as a result of any such failure. For purposes of this Section 4.06, a distribution hereunder by the

Administrative Agent or any Lender to or for the account of any Lender shall be deemed a payment by the Borrowers.

         4.07 Replacement Lenders. The Borrowers may, in their sole discretion, on ten (10) Business Days' prior written notice to the Administrative Agent and a Lender, cause such Lender to (and such Lender shall) assign pursuant to
Section 11.01 hereof, all of its rights and obligations under this Agreement (other than with respect to outstanding Competitive Bid Loans) and under the TROL Credit Documents to an Eligible Assignee designated by the Borrowers which is willing to become a Lender for a purchase price equal to the sum of (i) the outstanding principal amount of the Loans payable to such Lender, together with any accrued but unpaid interest on such Loans, any accrued but unpaid fees with respect to such Lender's Revolving Credit Commitment and any other amounts payable to such Lender under this Agreement, plus (ii) the outstanding principal amounts of the Series A Loans and Series B Loans (as such terms are defined in the TROL Credit Documents, and hereinafter respectively referred to as the "Series A Loans" and "Series B Loans") payable to such Lender, together with any accrued but unpaid interest on such Series A Loans and Series B Loans, any accrued but unpaid fees with respect to such Lender's commitment under the TROL Credit Documents and any other amounts payable to such Lender under the TROL Credit Documents; provided, that any expenses or other amounts which would be owing to such Lender pursuant to any indemnification provision hereunder or under the TROL Credit Documents shall be payable by the Borrowers as if the Borrowers had prepaid the Loans, the Series A Loans and the Series B Loans of such Lender rather than such Lender having assigned its interest thereunder. The Borrowers or the Eligible Assignee under this Section shall pay the applicable processing fee under Section 11.01 and any similar processing fees under the TROL Credit Documents.

                                    ARTICLE V

                     Conditions to Making Loans and Issuing
                                Letters of Credit

         5.01 Conditions of Initial Advance and Issuance of Letters of Credit. The obligation of the Lenders to make Advances and of the Issuing Banks to issue Letters of Credit is subject to the conditions precedent that the Administrative Agent shall have received on or before the Closing Date, in form and substance satisfactory to the Administrative Agent and the Lenders, the following:

                  (a) executed originals of each of this Agreement, the Notes and the other Loan Documents, together with all schedules and exhibits hereto and thereto;

                  (b) favorable written opinions of special counsel to the Borrowers dated the Closing Date, addressed to the Administrative Agent and the Lenders and satisfactory to Smith Helms Mulliss & Moore, L.L.P., special counsel to the Administrative Agent, substantially in the form of Exhibit K attached hereto;

                  (c) resolutions of the board of directors or other appropriate governing body (or of the appropriate committee thereof) of each Borrower certified by its secretary or assistant secretary or other appropriate official as of the Closing Date, approving and adopting the Loan Documents to be executed, and authorizing the execution and delivery thereof;

                  (d) specimen signatures of officers of each Borrower executing the Loan Documents on behalf of such Borrower, certified by the secretary or assistant secretary or other appropriate official of such Borrower;

                  (e) the charter documents of each Borrower certified as of a recent date by the Secretary of State of such Borrower's jurisdiction of incorporation;

                  (f) the by-laws of each Borrower certified as of the Closing Date as true and correct by the secretary or assistant secretary of such Borrower;

                  (g) certificates issued as of a recent date by the Secretary of State or other appropriate Governmental Authority of each Borrower's jurisdiction of incorporation as to the due existence and good standing of such Borrower therein;

                  (h) appropriate certificates of qualification to do business, good standing and, where appropriate, authority to conduct business under assumed name, issued in respect of each Borrower as of a recent date by the Secretary of State or other appropriate Governmental Authority of each jurisdiction in which the failure to be qualified to do business or authorized so to conduct business could have a Material Adverse Effect;

                  (i) notice of appointment of the Authorized Representatives of each Borrower in the form of Exhibit C hereto;

                  (j) certificate of an Authorized Representative dated the Closing Date demonstrating compliance with the financial covenants contained in Sections 8.01 and 8.02 as of the immediately preceding calendar quarter, substantially in the form of Exhibit L attached hereto;

                  (k) evidence of insurance required by the Loan Documents;

                  (l) Borrowing Notices;

                  (m) all fees payable by the Borrowers on the Closing Date to the Administrative Agent, any Issuing Banks, NationsBank and the Lenders;

                  (n) evidence satisfactory to the Administrative Agent of the payment in full and termination of each of the Existing Facilities; and

                  (o) such other documents, instruments, certificates and opinions as the Administrative Agent or any Lender may reasonably request on or prior to the Closing Date in connection with the consummation of the transactions contemplated hereby.

         5.02 Conditions of Loans. The obligations of the Lenders to make any Loans, and of the Issuing Banks to issue Letters of Credit hereunder on or subsequent to the Closing Date are subject to the satisfaction of the following conditions:

                  (a) the Administrative Agent shall have received a notice of such borrowing or request if required by Article II hereof;

                  (b) the representations and warranties of the Company and its Subsidiaries, taken as a whole, set forth in Article VI hereof and in each of the other Loan Documents shall be true and correct in all material respects on and as of the date of such Advance or issuance of such Letters of Credit, as the case may be, with the same effect as though such representations and warranties had been made on and as of such date, except to the extent that such representations and warranties expressly relate to an earlier date and except that the financial statements referred to in Section 6.01(f)(i) shall be deemed to be those financial statements most recently delivered to the Administrative Agent and the Lenders pursuant to Section 7.01 hereof;

                  (c) in the case of the issuance of a Letter of Credit, the Company shall have executed and delivered to the applicable Issuing Bank an Application and Agreement for Letter of Credit in form and content acceptable to such applicable Issuing Bank together with such other instruments and documents as it shall request;


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



                  (d) at the time of each such Advance, Swing Line Loan or issuance of each Letter of Credit, as the case may be, and after giving effect thereto no Default or Event of Default specified in Article IX hereof, shall have occurred and be continuing;

                  (e) immediately after giving effect to a Swing Line Loan, the aggregate Swing Line Outstandings shall not exceed $50,000,000; and

                  (f) immediately after giving effect to a Loan or Letter of Credit the aggregate principal balance of all outstanding Loans and Participations for each Lender and in the aggregate shall not exceed, respectively, (i) any of such Lender's Revolving Credit Commitment or Letter of Credit Commitment or (ii) any of the Total Revolving Credit Commitment or Total Letter of Credit Commitment.

         5.03 Supplements to Schedules. The Borrowers may, from time to time, amend or supplement the Schedules to this Agreement by delivering (effective upon receipt) to the Administrative Agent and each Lender a copy of such revised Schedule or Schedules which shall (i) be dated the date of delivery, (ii) be certified by an Authorized Representative as true, complete and correct as of such date and as delivered in replacement for the corresponding Schedule or Schedules previously in effect, and (iii) show in reasonable detail (by blacklining or other appropriate graphic means) the changes from each such corresponding predecessor Schedule. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, in the event that the Required Lenders determine based upon such revised Schedule (whether individually or in the aggregate or cumulatively) that there has been a material adverse change since the Closing Date in the financial condition, business or operations of the Company and its Subsidiaries, taken as a whole, the Lenders shall have no further obligation to fund additional Advances hereunder.



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



                                   ARTICLE VI

                         Representations and Warranties

         6.01 Representations and Warranties. The Company represents and warrants with respect to itself and to its Subsidiaries (which representations and warranties shall survive the delivery of the documents mentioned herein and the making of Loans and issuance of Letters of Credit), that:

                  (a)      Organization and Authority.

                           (i)   the Company and each Subsidiary is a
                  corporation duly organized and validly existing under the laws of the jurisdiction of its incorporation or creation;

                           (ii) the Company and each Subsidiary (x) has the requisite power and authority to own its properties and assets and to carry on its business as now being conducted and as contemplated in the Loan Documents, and (y) is qualified to do business in every jurisdiction in which failure so to qualify would have a Material Adverse Effect;

                           (iii) the Company and RRC have the power and
                  authority to execute, deliver and perform this Agreement and the Notes, and to borrow hereunder, and to execute, deliver and perform each of the other Loan Documents to which they are a party; and

                           (iv) when executed and delivered, each of the Loan Documents to which the Company and RRC are a party will be the legal, valid and binding obligation or agreement of the Company and RRC, enforceable against the Company and RRC in accordance with their terms, subject to the effect of any applicable bank ruptcy, moratorium, insolvency, reorganization or other similar law affecting the enforceability of creditors' rights generally and to the effect of general principles of equity which may limit the availability of equitable remedies (whether in a proceeding at law or in equity);

                  (b) Loan Documents. The execution, delivery and performance by the Company and RRC of each of the Loan Documents to which they are a party:

                           (i) have been duly authorized by all requisite corporate action (including any required shareholder approval) of the Company and RRC required for the lawful execution, delivery and performance thereof;

                           (ii) do not violate any provisions of (1) applicable law, rule or regulation, (2) any order of any court or other agency of government binding on

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



                  the Company or RRC or their properties, or (3) the charter documents, documents of creation or by-laws of the Company or RRC;

                           (iii) will not be in conflict with, result in a
                  breach of or constitute an event of default, or an event which, with notice or lapse of time, or both, would constitute an event of default, under any indenture, agreement or other instrument to which the Company or RRC is a party, or by which the properties or assets of the Company or RRC are bound;

                           (iv) will not result in the creation or imposition of any Lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Company or RRC.

                  (c) Solvency. The Company and each Subsidiary will remain Solvent after giving effect to the transactions contemplated by this Agreement and the other Loan Documents.

                  (d) Subsidiaries and Stockholders. As of the date hereof, the Company has no Subsidiaries other than those Persons listed as Subsidiaries on Schedule 6.01(d) hereto; Schedule 6.01(d) to this Agreement states as of the date hereof the authorized and issued capitalization of each Subsidiary listed thereon, the number of shares or other equity interests of each class of capital stock or interest issued and outstanding of each such Subsidiary and the number and/or percentage of outstanding shares or other equity interest (including options, warrants and other rights to acquire any interest) of each such class of capital stock or equity interest owned by the Company or by any such Subsidiary; as of the date hereof, the outstanding shares or other equity interests of each such Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable; and, as of the date hereof, the Company and each such Subsidiary owns beneficially and of record all the shares and other interests it is listed as owning in Schedule 6.01(d), free and clear of any Lien other than the Liens permitted under Section 8.04.

                  (e) Ownership Interests. As of the date hereof, the Company owns no interest in any Person having an aggregate book value of $1,000,000 or more other than the Persons listed in Schedule 6.01(d) hereto;

                  (f) Financial Condition. (i) The Company has heretofore furnished to each Lender an audited consolidated balance sheet of the Company and its Subsidiaries as at December 31, 1996 and the notes thereto and the related consolidated statements of operations, cash flows, and changes in stockholders' equity for the Fiscal Year then ended as examined and certified by Arthur Andersen L.L.P. Except as set forth therein, such financial statements (including the notes thereto) present fairly the financial condition of the Company and its Subsidiaries as of the end of such Fiscal Year and results of their operations and the changes in their stockholders' equity for the Fiscal Year then ended, all in conformity with Generally Accepted Accounting Principles applied on a Consistent Basis;

                  (ii) since December 31, 1996, there has been no material adverse change in the condition, financial or otherwise, of the Company and its Subsidiaries or in the businesses, properties and operations of the Company and its Subsidiaries, considered as a whole, nor have such businesses or properties, taken as a whole, been materially adversely affected as a result of any fire, explosion, earthquake, accident, strike, lockout, combination of workers, flood, embargo or act of God;

                  (iii) except as set forth in the financial statements referred to in Section 6.01(f)(i) or in Schedule 6.01(f) or Schedule 6.01(j) attached hereto, neither the Company nor any Subsidiary has incurred, other than in the ordinary course of business, any material indebtedness, obligations, commitments or other material liability contingent or otherwise which remain outstanding or unsatisfied;

                  (g) Title to Properties. The Company and its Subsidiaries have title to all their respective owned real and personal properties, subject to no transfer restrictions or Liens of any kind, except for
         (x) the transfer restrictions and Liens described in Schedule 6.01(g) attached hereto, and (y) Liens permitted under Section 8.04 hereof;

                  (h) Taxes. The Company and its Subsidiaries have filed or caused to be filed all federal, state, local and foreign tax returns which are required to be filed by them and except for taxes and assessments being contested in good faith and against which reserves satisfactory to the Company's independent certified public accountants have been established, and have paid or caused to be paid all taxes as shown on said returns or on any assessment received by them, to the extent that such taxes have become due;

                  (i) Other Agreements. Neither the Company nor any Subsidiary is

                           (i) a party to any judgment, order, decree or any agreement or instrument or subject to restrictions which could have a Material Adverse Effect; or

                           (ii) in default in the performance, observance or
                  fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which the Company or any Subsidiary is a party, which default has, or if not remedied within any applicable grace period could have, a Material Adverse Effect;

                  (j) Litigation. Except as set forth in Schedule 6.01(j) attached hereto, there is no action, suit or proceeding at law or in equity or by or before any governmental instrumentality or agency or arbitral body pending, or, to the knowledge of the Company or RRC, threatened by or against the Company or any Subsidiary or affecting the Company or any Subsidiary or any properties or rights of the Company or any Subsidiary, which could reasonably be expected to have a Material Adverse Effect;

                  (k) Margin Stock. Neither the Company nor any Subsidiary owns any "margin stock" as such term is defined in Regulation U, as amended (12 C.F.R. Part 221), of the Board. The proceeds of the borrowings made pursuant to Article II hereof will be used by the Company and its Subsidiaries only for the purposes set forth in Section 2.14 hereof. None of such proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin stock or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry margin stock or for any other purpose which might constitute any of the Loans under this Agreement a "purpose credit" within the meaning of said Regulation U or Regulation X (12 C.F.R. Part
         224) of the Board. Neither the Borrowers nor any agent acting in their behalf has taken or will take any action which might cause this Agreement or any of the documents or instruments delivered pursuant hereto to violate any regulation of the Board or to violate the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, or any state securities laws, in each case as in effect on the date hereof;

                  (l) Investment Company. Neither the Company nor any Subsidiary is an "investment company," or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended (15 U.S.C. ss. 80a-1, et seq.). The application of the proceeds of the Loans and repayment thereof by the Borrowers and the performance by the Borrowers of the transactions contemplated by this Agreement will not violate any provision of said Act, or any rule, regulation or order issued by the Securities and Exchange Commission thereunder, in each case as in effect on the date hereof;

                  (m) Patents, Etc. The Company and its Subsidiaries own or have the right to use, under valid license agreements or otherwise, all material patents, licenses, franchises, trademarks, trademark rights, trade names, trade name rights, trade secrets and copyrights necessary to the conduct of their businesses as now conducted, without known conflict with any patent, license, franchise, trademark, trade secrets and confidential commercial or proprietary information, trade name, copyright, rights to trade secrets or other proprietary rights of any other Person;

                  (n) No Untrue Statement. Neither this Agreement nor any other Loan Document or certificate or document executed and delivered by or on behalf of the Company or any Subsidiary in accordance with or pursuant to any Loan Document contains any misrepresentation or untrue statement of material fact or omits to state a material fact necessary, in light of the circumstance under which it was made, in order to make any such representation or statement contained herein or therein not misleading in any material respect;


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



              (o) No Consents, Etc. Neither the respective businesses or properties of the Company or any Subsidiary, nor any relationship between the Company or any Subsidiary and any other Person, nor any circumstance in connection with the execution, delivery and performance of the Loan Documents and the transactions contemplated thereby is such as to require a consent, approval or authorization of, or filing, registration or qualification with, any Governmental Authority or other authority or any other Person on the part of the Company or any Subsidiary as a condition to the execution, delivery and performance of, or consummation of the transactions contemplated by, this Agreement or the other Loan Documents or if so, such consent, approval, authorization, filing, registration or qualification has been obtained or effected, as the case may be and is in full force and effect;

              (p) Benefit Plans.

                  (i) None of the employee benefit plans maintained at any time by the Company or any Subsidiary or the trusts created thereunder has engaged in a prohibited transaction which could subject any such employee benefit plan or trust to a material tax or penalty on prohibited transactions imposed under Internal Revenue Code Section 4975 or ERISA;

                  (ii) None of the employee benefit plans maintained at any time by the Company or any Subsidiary which are employee pension benefit plans and which are subject to Title IV of ERISA or the trusts created thereunder has been terminated so as to result in a material liability, fine or penalty of either Borrower under ERISA nor has any such employee benefit plan of the Company or any Subsidiary incurred any material liability, fine or penalty to the Pension Benefit Guaranty Corporation established pursuant to ERISA, other than for required insurance premiums which have been paid or are not yet due and payable; neither the Company nor any Subsidiary has withdrawn from or caused a partial withdrawal to occur with respect to any Multi-employer Plan resulting in any assessed and unpaid withdrawal liability; the Company and the Subsidiaries have made or provided for all contributions to all such employee pension benefit plans which they maintain and which are required as of the end of the most recent fiscal year under each such plan; neither the Company nor any Subsidiary has incurred any accumulated funding deficiency with respect to any such plan, whether or not waived; nor has there been any reportable event, or other event or condition, which presents a material risk of termination of any such employee benefit plan by such Pension Benefit Guaranty Corporation;

                  (iii) Except as set forth in Schedule 6.01(p), the present value of all vested accrued benefits under the employee pension benefit plans which are subject to Title IV of ERISA, maintained by the Company or any Subsidiary, did not, as of the most recent valuation date for each such plan, exceed the then current value of the assets of such employee benefit plans allocable to such benefits;

                  (iv) The consummation of the Loans and the issuance of the Letters of Credit provided for in Article II and Article III will not involve any prohibited transaction under ERISA which is not subject to a statutory or administrative exemption;

                  (v) To the best of the Company's knowledge, each employee pension benefit plan subject to Title IV of ERISA, maintained by the Company or any Subsidiary, has been administered in accordance with its terms in all material respects and is in compliance in all material respects with all applicable requirements of ERISA and other applicable laws, regulations and rules;

                  (vi) There has been no material withdrawal liability incurred and unpaid with respect to any Multi-employer Plan to which the Company or any Subsidiary is or was a contributor;

                  (vii) As used in this Agreement, the terms "employee benefit plan," "employee pension benefit plan," "accumulated funding deficiency," "reportable event," and "accrued benefits" shall have the respective meanings assigned to them in ERISA, and the term "prohibited transaction" shall have the meaning assigned to it in Code Section 4975 and ERISA;

                  (viii) Except as set forth in Schedule 6.01(p), neither the Company nor any Subsidiary has any liability not disclosed on any of the financial statements furnished to the Lenders pursuant to Section 7.01(f) hereof, contingent or otherwise, under any plan or program or the equivalent for unfunded post-retirement benefits, including pension, medical and death benefits, which liability would have a Material Adverse Effect.

              (q) No Default. There does not exist any Default or Event of Default hereunder;

              (r) Hazardous Materials. Except as set forth in Schedule
         6.01(r), the Company and each Subsidiary is in compliance with all applicable Environmental Laws in all material respects and neither the Company nor any Subsidiary has been notified of any action, suit, proceeding or investigation which alleges material non-compliance by the Company or any Subsidiary with any Environmental Laws or which primarily seeks to suspend, revoke or terminate any license, permit or approval necessary for the generation, handling, storage, treatment or disposal of any Hazardous Material;

              (s) RICO. Neither the Company nor any Subsidiary is engaged in or has engaged in any course of conduct that could subject any of their respective properties to any Lien, seizure or other forfeiture under any criminal law, racketeer influenced and corrupt organizations law, civil or criminal, or other similar laws;

              (t) Employment Matters. Except as disclosed on Schedule
         6.01(j) hereto, the Company and all Subsidiaries are in compliance in all material respects with all applicable laws, rules and regulations pertaining to labor or employment matters, including without limitation those pertaining to wages, hours, occupational safety and taxation the noncompliance with which might have a Material Adverse Effect and there is neither pending nor, to the knowledge of either the Company or RRC, threatened any litigation, administrative proceeding or investigation, in respect of such matters, an adverse ruling or determination in which could have a Material Adverse Effect.

























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



                                   ARTICLE VII

                              Affirmative Covenants

         Until the Obligations have been paid and satisfied in full and this Agreement has been terminated in accordance with the terms hereof, unless the Required Lenders shall otherwise consent in writing, the Company will:

         7.01 Financial Reports, Etc. (a) as soon as practical and in any event within 120 days after the end of each Fiscal Year of the Company, deliver or cause to be delivered to the Administrative Agent and each Lender (i) the consolidated balance sheets of the Company and its Subsidiaries, with the notes thereto, the related consolidated statements of operations, cash flows, and shareholders' equity and the respective notes thereto for such Fiscal Year, setting forth comparative financial statements for the preceding Fiscal Year, all prepared in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis and containing opinions of Arthur Andersen L.L.P., or other such independent certified public accountants selected by the Company and approved by the Administrative Agent, which are unqualified as to the scope of the audit performed and as to the "going concern" status of the Company; and
(ii) a certificate of an Authorized Representative as to the existence of any Default or Event of Default and demonstrating compliance with Sections 8.01 and
8.02 of this Agreement, which certificate shall be in the form attached hereto as Exhibit L;

         (b) as soon as practical and in any event within 60 days after the end of each quarterly period (except the last reporting period of the Fiscal Year), deliver to the Administrative Agent and each Lender (i) the consolidated balance sheet of the Company and its Subsidiaries as of the end of such reporting period, the related consolidated statements of operations, cash flows, and shareholders' equity for such reporting period and for the period from the beginning of the Fiscal Year through the end of such reporting period, accompanied by a certificate of an Authorized Representative to the effect that such financial statements present fairly the financial position of the Company and its Subsidiaries as of the end of such reporting period and the results of their operations and the changes in their financial position for such reporting period, in conformity with the standards set forth in Section 6.01(f)(i) with respect to interim financials, and (ii) a certificate of an Authorized Representative as to the existence of any Default or Event of Default and containing computations for such quarter comparable to that required pursuant to
Section 7.01(a)(ii);

         (c) together with each delivery of the financial statements required by
Section 7.01(a)(i) hereof, if the accountants specified in Section 7.01(a)(i) shall have obtained knowledge of a Default or Event of Default in the fulfillment of the terms and provisions of this Agreement insofar as they relate to financial statements (which at the date of such statements remains uncured), deliver to the Administrative Agent and the Lenders a statement specifying the nature and period of existence thereof and the action the Company has taken or proposes to take with respect thereto;



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



         (d) promptly upon their becoming available to the Company, the Company shall deliver to the Administrative Agent and each Lender a copy of (i) all regular or special reports or effective registration statements which the Company or any Subsidiary shall file with the Securities and Exchange Commission (or any successor thereto) or any securities exchange, (ii) any proxy statement distributed by the Company to its shareholders, bondholders or the financial community in general, and (iii) any management letter or other report submitted to the Company or any of its Subsidiaries by independent accountants in connection with any annual, interim or special audit of the Company or any of its Subsidiaries; and

         (e) promptly, from time to time but not less frequently than once during each calendar quarter but in any case promptly following a written request after the occurrence and during the continuation of a Default or Event of Default, deliver or cause to be delivered to the Administrative Agent and each Lender (x) an updated Schedule 6.01(d) in substantially the same form as provided under Section 6.01(d) hereof, and (y) such other information regarding Company's and each Subsidiary's operations, business affairs and financial condition as the Administrative Agent or such Lender may reasonably request. The Administrative Agent and the Lenders are hereby authorized to deliver a copy of any such financial information delivered hereunder to the Lenders (or any affiliate of any Lender) or to the Administrative Agent, to any regulatory authority having jurisdiction over any of the Lenders pursuant to any written request therefor, or, subject to Section 11.01(f) hereof, to any other Person who shall acquire or consider the acquisition of a participation interest in or assignment of any Loan or Letter of Credit permitted by this Agreement.

         7.02 Maintain Properties. Maintain in all material respects all properties necessary to its operations in good working order and condition (ordinary wear and tear excepted) and make in all material respects all needed repairs, replacements and renewals as are necessary to conduct its business in accordance with customary business practices.

         7.03 Existence, Qualification, Etc. Do or cause to be done all things necessary to preserve and keep in full force and effect its existence and all material rights and franchises, trade names, trademarks and permits, except to the extent conveyed in connection with a transaction permitted under Section
8.05 hereof, and maintain its license or qualification to do business as a foreign corporation and good standing in each jurisdiction in which its ownership or lease of property or the nature of its business makes such license or qualification necessary.

         7.04 Regulations and Taxes. Comply in all material respects with all statutes and governmental regulations and pay all taxes, assessments, governmental charges, claims for labor, supplies, rent and any other obligation which, if unpaid, might become a Lien against any of its properties except liabilities being contested in good faith and against which adequate reserves have been established.

         7.05 Insurance. (i) Keep all of its insurable properties adequately insured at all times with responsible insurance carriers against loss or damage by fire and other hazards as are customarily insured against by similar businesses owning such properties similarly situated, (ii)

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maintain general public liability insurance at all times with responsible insurance carriers against liability on account of damage to persons and property having such limits, deductibles, exclusions and co-insurance and other provisions providing no less coverage than that specified in Schedule 7.05 attached hereto, such insurance policies to be in form reasonably satisfactory to the Administrative Agent, and (iii) maintain insurance under all applicable workers' compensation laws (or in the alternative, maintain required reserves if self-insured for workers' compensation purposes).

         7.06 True Books. Keep true books of record and account in which full, true and correct entries will be made of all of its dealings and transactions in accordance with customary business practices, and set up on its books such reserves as may be required by Generally Accepted Accounting Principles with respect to doubtful accounts and all taxes, assessments, charges, levies and claims and with respect to its business in general, and include such reserves in interim as well as year-end financial statements.

         7.07 Pay Indebtedness to Lenders and Perform Other Covenants. (a) Make full and timely payment of the principal of and interest on the Notes and all other Obligations whether now existing or hereafter arising; and (b) duly comply with all the terms and covenants contained in all Loan Documents and other instruments and documents given to the Administrative Agent or the Lenders pursuant hereto or thereto.

         7.08 Right of Inspection. Permit any Person designated by any Lender or the Administrative Agent at the Lender's or Administrative Agent's expense, as the case may be, to visit and inspect any of the properties, corporate books and financial reports of the Company and its Subsidiaries, and to discuss their respective affairs, finances and accounts with their principal officers and independent certified public accountants, all at reasonable times, at reasonable intervals and with reasonable prior notice.

         7.09 Observe all Laws. Conform to and duly observe in all material respects all laws, rules and regulations and all other valid requirements of any regulatory or governmental authority with respect to the conduct of its business the non-compliance with which might have a Material Adverse Effect.

         7.10 Covenants Extending to Subsidiaries. Cause each of its Subsidiaries to do with respect to itself, its business and its assets, each of the things required of the Company in Sections 7.02 through 7.09, inclusive to the extent the failure to do so could have a Material Adverse Effect.

         7.11 Officer's Knowledge of Default. Upon either Borrowers' obtaining knowledge of any Default or Event of Default hereunder, cause an Authorized Representative to promptly notify the Administrative Agent of the nature thereof, the period of existence thereof, and what action the Borrowers propose to take with respect thereto.


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



         7.12 Suits or Other Proceedings. Upon either Borrowers' obtaining knowledge of any litigation or other proceedings being instituted against the Company or any Subsidiary, or any attachment, levy, execution or other process being instituted against any assets of the Company or any Subsidiary, in an aggregate stated or claimed amount greater than $10,000,000 not otherwise covered by insurance, promptly deliver to the Administrative Agent written notice thereof stating the nature and status of such litigation, dispute, proceeding, levy, execution or other process.

         7.13 Notice of Discharge of Hazardous Material or Environmental Complaint. Promptly provide to the Administrative Agent true, accurate and complete copies of any and all notices, complaints, orders, directives, claims, or citations received by the Company or any Subsidiary relating to any material
(a) violation or alleged violation by the Company or any Subsidiary of any applicable Environmental Laws or OSHA; (b) release or threatened release by the Company or any Subsidiary of any Hazardous Material, except where occurring legally; or (c) liability or alleged liability of the Company or any Subsidiary for the costs of cleaning up, removing, remediating or responding to a release of Hazardous Materials.

         7.14 Environmental Compliance. If the Company or any Subsidiary shall receive notice from any Governmental Authority that the Company or any Subsidiary has violated any applicable Environmental Laws in any material respect, the Borrowers shall promptly (and in any event within the time period permitted by the applicable Governmental Authority) remove or remedy, or the Company shall cause the applicable Subsidiary to remove or remedy, such violation.

         7.15 Further Assurances. At its cost and expense, upon request of the Administrative Agent, duly execute and deliver or cause to be duly executed and delivered, to the Administrative Agent such further instruments, documents, certificates, agreements and do and cause to be done such further acts that may be reasonably necessary or advisable in the reasonable opinion of the Administrative Agent to carry out more effectively the provisions and purposes of this Agreement and the other Loan Documents.

         7.16 Benefit Plans. Comply in all material respects with all requirements of ERISA applicable to it and furnish to the Administrative Agent as soon as possible and in any event (i) within thirty (30) days after the Borrowers know or have reason to know that any reportable event with respect to any employee benefit plan maintained by the Company or any Subsidiary which could give rise to termination or the imposition of any material tax or penalty has occurred, written statement of an Authorized Representative describing in reasonable detail such reportable event and any action which the Company or applicable Subsidiary proposes to take with respect thereto, together with a copy of the notice of such reportable event given to the Pension Benefit Guaranty Corporation or a statement that said notice will be filed with the annual report of the United States Department of Labor with respect to such plan if such filing has been authorized, (ii) promptly after receipt thereof, a copy of any notice that the Company or any Subsidiary may receive from the Pension Benefit Guaranty Corporation relating to the intention of the Pension Benefit Guaranty Corporation to terminate any employee benefit plan or plans of the Company or any Subsidiary or to appoint a trustee to administer any such plan, and (iii) within 10 days after

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



a filing with the Pension Benefit Guaranty Corporation pursuant to Section 412(n) of the Code of a notice of failure to make a required installment or other payment with respect to a plan, a certificate of an Authorized Representative setting forth details as to such failure and the action that the Company or its affected Subsidiary, as applicable, proposes to take with respect thereto, together with a copy of such notice given to the Pension Benefit Guaranty Corporation.

         7.17 Continued Operations. Continue at all times (i) to conduct its business and engage principally in the same or complementary line or lines of business substantially as heretofore conducted (subject to the right to dispose of assets in transactions permitted under Section 8.05 hereof and to make Permitted Acquisitions), and (ii) preserve, protect and maintain free from Liens (other than Liens permitted under Section 8.04 hereof) its material patents, copyrights, licenses, trademarks, trademark rights, trade names, trade name rights, trade secrets and know-how necessary or reasonably required in the conduct of its operations.

         7.18 Use of Proceeds. Use the proceeds of the Loans solely for the purposes specified in Section 2.14 hereof.















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
                                  ARTICLE VIII

                               Negative Covenants

         Until the Obligations have been paid and satisfied in full and this Agreement has been terminated in accordance with the terms hereof, unless the Required Lenders shall otherwise consent in writing, the Company will not:

         8.01 Indebtedness to Capitalization. Permit at any time the ratio of Consolidated Funded Indebtedness to Consolidated Total Capitalization to be greater than .40 to 1.00.

         8.02 Consolidated Fixed Charge Ratio.

                  (i) Permit as at the end of the second, third and fourth calendar quarters of 1997 of the Company and its Subsidiaries, for any such calendar quarters then elapsed, taken together, the Consolidated Fixed Charge Ratio to be less than 2.00 to 1.00; and

                  (ii) Permit as at the end of each calendar quarter thereafter, for the Four-Quarter Period most recently ended of the Company and its Subsidiaries, the Consolidated Fixed Charge Ratio to be less than 2.00 to 1.00.

         8.03 Indebtedness. Incur, create, assume or permit to exist any Indebtedness of the Company or any of its Subsidiaries, howsoever evidenced, except

                  (i) Indebtedness existing as of the date hereof and as set forth in Schedule 8.03 attached hereto and incorporated herein by reference and any refinancing or replacement thereof on substantially the same or more favorable terms to the Company or its Subsidiaries;

                  (ii) the guaranty by the Company of any Indebtedness or lease obligations of its Subsidiaries, or of Indebtedness or lease obligations arising under the AutoNation TROL or any Eligible TROL;

                  (iii) the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

                  (iv) secured Indebtedness of the Company and its Subsidiaries, other than Vehicle Secured Indebtedness or Vehicle Receivables Indebtedness, in an aggregate outstanding amount not to exceed at any time fifteen percent (15%) of Consolidated Shareholders' Equity;

                  (v)      unsecured Indebtedness of the Borrowers;

                  (vi) unsecured Indebtedness of the Subsidiaries (other than RRC) of the Company (other than Vehicle Secured Indebtedness or Vehicle Receivables Indebtedness) in an outstanding amount, when aggregated with any outstanding secured Indebtedness of


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
         such Subsidiaries under Section 8.03(iv), not to exceed fifteen percent (15%) of Consolidated Shareholders' Equity;

                  (vii)    Vehicle Receivables Indebtedness; and

                  (viii) Vehicle Secured Indebtedness of the Company and its Subsidiaries; provided, however, to the extent the amount of Indebtedness secured by Vehicles or related receivables of the Company and its Subsidiaries is in excess of the depreciated book value of such Vehicles or the book value of such related receivables, such excess amount will be considered for purposes of this Agreement as Indebtedness other than Vehicle Secured Indebtedness, of either the Company or such Subsidiaries.

         8.04 Liens. Incur, create or permit to exist any Lien of any nature whatsoever with respect to any property or assets now owned or hereafter acquired by the Company or any of its Subsidiaries, other than

                  (i) Liens existing as of the date hereof and as set forth in Schedule 6.01(g) attached hereto;

                  (ii) Liens imposed by law for taxes, assessments or charges of any Governmental Authority for claims not yet due or, Liens for judgments or levies, in each case which are being contested in good faith by appropriate proceedings diligently pursued and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with Generally Accepted Accounting Principles;

                  (iii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by law or created in the ordinary course of business and in existence less than 120 days from the date of creation thereof for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with Generally Accepted Accounting Principles;

                  (iv) Liens incurred or deposits made in the ordinary course of business (including, without limitation, surety bonds and appeal bonds) in connection with workers' compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, leases, contracts (other than for the repayment of Indebtedness), self insurance general liability insurance programs, statutory obligations and other similar obligations or arising as a result of progress payments under government contracts;

                  (v) easements (including, without limitation, reciprocal easement agreements and utility agreements), rights-of-way, covenants, consents, reservations, encroachments, variations and zoning and other restrictions, charges or encumbrances (whether or not recorded), which do not interfere materially with the ordinary conduct of the business of the Company or any Subsidiary and which do not materially detract from the value of the property to which they attach or materially impair the use thereof to the Company or any Subsidiary;

                  (vi) Liens on any airport concession agreements or permits maintained by the Company or any Subsidiary to secure loans extended to finance tenant improvements used in connection with the concession agreement or permit subject to such Lien;

                  (vii) Liens to secure the refinancing of any Indebtedness permitted under Section 8.03(i) hereof to the extent such Liens encumber substantially the same assets in substantially the same manner as the Liens securing the debt being refinanced or to the extent such Liens constitute Liens permitted under this Section 8.04;

                  (viii) Liens on claims of the Company or any Subsidiary against Persons renting or leasing Vehicles, Persons damaging Vehicles or Persons issuing applicable insurance coverage for such Persons, which claims relate to damage to Vehicles, to the extent that such damage exceeds the render's or lessee's collision damage waiver limitation or insurance deductible; and

                  (ix) Liens securing Indebtedness permitted under Section 8.03(iv), 8.03(vii) or 8.03(viii).

         8.05 Transfer of Assets. Other than in the ordinary course of business (which shall include, without limitation, sales, leases and rentals of Vehicles and sales of receivables relating to Vehicles) sell, lease, transfer or otherwise dispose of any property or assets of the Company or any Subsidiary if the aggregate book value or sales price of such property and assets so disposed of during the term of this Agreement would exceed twenty percent (20%) of the Consolidated Total Assets (determined as of the most recently ended Fiscal
Year).

         8.06 Investments; Acquisitions. Purchase, own, invest in or otherwise acquire, directly or indirectly, any stock or other securities or all or substantially all of the assets, or make or permit to exist any interest whatsoever in any other Person or permit to exist any loans or advances to any Person; provided, the Company and its Subsidiaries may maintain investments or invest in or acquire

                  (i)      Eligible Securities;

                  (ii) all or substantially all of the stock or other equity interests, or all or substantially all of the assets of another Person (or a line of business or division of such other Person) constituting a Permitted Acquisition; provided, however, that if the Person or the assets so acquired on a pro forma historical basis as at the date of the acquisition or for the Four-Quarter Period most recently ended preceding the date of acquisition owned assets or generated income, which when consolidated with the assets and income of the Company and its Subsidiaries, constitute ten percent (10%) or more of Consolidated Total Assets or Consolidated Net Income, then the Company shall furnish to the Administrative Agent prior to completing such acquisition a certificate in the form of Exhibit F attached hereto containing information required therein demonstrating that on a historical pro forma


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
         basis that after giving effect to such acquisition no Default or Event of Default exists hereunder;

                  (iii) investments existing as of the date hereof and as set forth in Schedule 6.01(d) attached hereto;

                  (iv) accounts receivable arising and trade credit granted in the ordinary course of business and any securities received in satisfaction or partial satisfaction thereof in connection with accounts of financially troubled Persons to the extent reasonably necessary in order to prevent or limit loss;

                  (v) loans and advances to and investments in Subsidiaries;

                  (vi) loans and advances to and investments in Persons (other than as permitted under this Section 8.06) in an aggregate outstanding amount not exceeding at any time fifteen percent (15%) of Consolidated Shareholders' Equity;

                  (vii) any security or debt instrument retained by the Company or any Subsidiary in connection with the creation of Vehicle Receivables Indebtedness or Vehicle Secured Indebtedness which security or debt instrument represents a residual interest in assets sold or transferred to an Eligible Special Purpose Entity; and

                  (viii) consumer loans and leases entered into, purchased or otherwise acquired by the Company or its Subsidiaries, as lender, lessor or assignee, as applicable, related to Automobile Retailing Activities.

         8.07 Merger or Consolidation. Other than as permitted under Section 8.06(ii) hereof (a) consolidate with or merge into any other Person, or (b) permit any other Person to merge into it, or (c) liquidate, wind-up or dissolve or sell, transfer or lease or otherwise dispose of all or a substantial part of its assets (other than sales in the ordinary course of business); provided, however, (i) any Subsidiary of the Company may merge or transfer all or substantially all of its assets into or consolidate with any wholly-owned Subsidiary of the Company, and (ii) any Person may merge with the Company if the Company shall be the survivor thereof and such merger shall not cause, create or result in the occurrence of any Default or Event of Default hereunder.

         8.08 Transactions with Affiliates. Other than transactions permitted under Section 8.07 hereof, enter into any transaction after the date hereof, including, without limitation, the purchase, sale, leasing or exchange of property, real or personal, or the rendering of any service, with any Affiliate of the Company, except (a) that such Persons may render services to the Company or its Subsidiaries for compensation at the same rates generally paid by Persons engaged in the same or similar businesses for the same or similar services and
(b) in the ordinary course of and pursuant to the reasonable requirements of the Company's (or any Subsidiary's) business consistent with past practice of the Company and its Subsidiaries and upon fair and reasonable terms no less favorable to the Company (or any Subsidiary) than would be obtained in a comparable arm's-length transaction with a Person not an Affiliate.


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
         8.09 Benefit Plans. With respect to all employee pension benefit plans maintained by the Company or any Subsidiary:

                  (i) terminate any of such employee pension benefit plans so as to incur any liability to the Pension Benefit Guaranty Corporation established pursuant to ERISA;

                  (ii) allow or suffer to exist any prohibited transaction involving any of such employee pension benefit plans or any trust created thereunder which would subject the Company or a Subsidiary to a tax or penalty or other liability on prohibited transactions imposed under Internal Revenue Code Section 4975 or ERISA;

                  (iii) fail to pay to any such employee pension benefit plan any contribution which it is obligated to pay under the terms of such plan;

                  (iv) except as set forth in Schedule 6.01(p), allow or suffer to exist any accumulated funding deficiency, whether or not waived, with respect to any such employee pension benefit plan;

                  (v) allow or suffer to exist any occurrence of a reportable event or any other event or condition, which presents a material risk of termination by the Pension Benefit Guaranty Corporation of any such employee pension benefit plan that is a Single Employer Plan, which termination could result in any liability to the Pension Benefit Guaranty Corporation; or

                  (vi) incur any material withdrawal liability with respect to any Multi-employer Plan.

         8.10 Fiscal Year. Change either Borrower's Fiscal Year without prior notification to the Administrative Agent.

         8.11 Dissolution, etc. Wind up, liquidate or dissolve (voluntarily or involuntarily) or commence or suffer any proceedings seeking any such winding up, liquidation or dissolution, except in connection with the merger or consolidation of Subsidiaries into each other or into the Company permitted pursuant to Section 8.07.

         8.12     Change in Control. Permit at any time a Change in Control.


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                                   ARTICLE IX

                       Events of Default and Acceleration

         9.01 Events of Default. If any one or more of the following events (herein called "Events of Default") shall occur for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), that is to say:

                  (a) if default shall be made in the due and punctual payment of the principal of any Loan or Reimbursement Obligation, when and as the same shall be due and payable whether pursuant to any provision of
         Article II or Article III hereof, at maturity, by acceleration or otherwise; or

                  (b) if default shall be made in the due and punctual payment of any amount of interest on any Loan or of any fees or other amounts payable to the Lenders, the Administrative Agent, any Issuing Banks or NationsBank under the Loan Documents on the date on which the same shall be due and payable and such failure to pay shall continue for a period of three days; or

                  (c) if default shall be made in the performance or observance of any covenant set forth in Sections 7.06, 7.07(a), 7.11 or Article VIII hereof; or

                  (d) if a default shall be made in the performance or observance of, or shall occur under, any covenant, agreement or provision contained in this Agreement or the Notes (other than as described in clauses (a), (b) or (c) above) and such default shall continue for 30 or more days after the earlier of receipt of notice of such default by the Authorized Representative from the Administrative Agent or either Borrower becomes aware of such default, or if a default shall be made in the performance or observance of, or shall occur under, any covenant, agreement or provision contained in any of the other Loan Documents (beyond any applicable grace period, if any, contained therein) or in any instrument or document evidencing or creating any obligation in favor of the Administrative Agent or the Lenders or delivered to the Administrative Agent or the Lenders in connection with or pursuant to this Agreement or any of the Obligations, or if any Loan Document ceases to be in full force and effect (other than by reason of any action by the Administrative Agent), or if without the written consent of the Administrative Agent and the Lenders, this Agreement or any other Loan Document shall be disaffirmed or shall terminate, be terminable or be terminated or become void or unenforceable for any reason whatsoever (other than in accordance with its terms in the absence of default or by reason of any action by the Administrative Agent or any Lender); or

                  (e) if a default shall occur, which is not waived, (i) in the payment of any principal, interest, premium or other amounts with respect to any Indebtedness (other than the Loans) of the Company or of any Subsidiary in an outstanding aggregate amount not less than $20,000,000, or (ii) in the performance, observance or fulfillment of any term or covenant contained in any agreement or instrument under or pursuant to which any such

         Indebtedness may have been issued, created, assumed, guaranteed or secured by the Company or any Subsidiary, and such default shall continue for more than the period of grace, if any, therein specified, or if such default shall permit the holder of any such Indebtedness to accelerate the maturity thereof; provided, however, that if the Borrowers are contesting the payment amount on any such Indebtedness or the date such payment is due in good faith and the Borrowers establish reserves on their books if required by and in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis, then such nonpayment, in and of itself, shall not, absent an acceleration of such Indebtedness constitute an Event of Default; or

                  (f) if any representation, warranty or other statement of fact contained herein or any other Loan Document or in any writing, certificate, report or statement at any time furnished to the Administrative Agent or any Lender by or on behalf of the Company or any Subsidiary pursuant to or in connection with this Agreement or the other Loan Documents, or otherwise, shall be false or misleading in any material respect when given or made or deemed given or made; or

                  (g) if the Company or any Subsidiary shall be unable to pay its debts generally as they become due; file a petition to take advantage of any insolvency, reorganization, bankruptcy, receivership or similar law, domestic or foreign; make an assignment for the benefit of its creditors; commence a proceeding for the appointment of a receiver, trustee, liquidator or conservator of itself or of the whole or any substantial part of its property; file a petition or answer seeking reorganization or arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute, federal, state or foreign; or

                  (h) if a court of competent jurisdiction shall enter an order, judgment or decree appointing a custodian, receiver, trustee, liquidator or conservator of the Company or any Subsidiary or of the whole or any substantial part of its properties and such order, judgment or decree continues unstayed and in effect for a period of sixty (60) days, or approve a petition filed against the Company or any Subsidiary seeking reorganization or arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state or foreign country, province or other political subdivision, which petition is not dismissed within sixty (60) days; or if, under the provisions of any other law for the relief or aid of debtors, a court of competent jurisdiction shall assume custody or control of the Company or any Subsidiary or of the whole or any substantial part of its properties, which control is not relinquished within sixty (60) days; or if there is commenced against the Company or any Subsidiary any proceeding or petition seeking reorganization, arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state or foreign country, province or other political subdivision which proceeding or petition remains undismissed for a period of thirty (30) days; or if the Company or any Subsidiary takes any action to indicate its consent to or approval of any such proceeding or petition; or

                  (i) if (i) any judgments where the aggregate amount not covered by insurance (or the amount as to which the insurer denies liability) is in excess of $15,000,000 are


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
         rendered against the Company or any Subsidiary, or (ii) there are attachments, injunctions or executions against any of the Company's or any Subsidiary's properties for an aggregate amount in excess of $15,000,000; and such judgments, attachments, injunctions or executions remain unpaid, unstayed, undischarged, unbonded or undismissed for a period of thirty (30) days; or

                  (j) if the Company or any Subsidiary shall, other than as permitted under Section 8.07 hereof or in the ordinary course of business (as determined by past practices), suspend (other than for a period not to exceed twenty (20) days by reason of force majeure) all or any part of its operations material to the conduct of the business of the Company or such Subsidiaries, taken as a whole; or

                  (k) if (i) the Company or any Subsidiary shall engage in any prohibited transaction (as described in Section 8.09(ii) hereof), which is not subject to a statutory or administrative exemption, involving any employee pension benefit plan of the Company or any Subsidiary,
         (ii) any accumulated funding deficiency (as referred to in Section 8.09(iv) hereof), whether or not waived, shall exist with respect to any Single Employer Plan, (iii) a reportable event (as referred to in Section 8.09(v) hereof) (other than a reportable event for which the statutory notice requirement to the Pension Benefit Guaranty Corporation has been waived by regulation) shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed to administer or to terminate, any Single Employer Plan, which reportable event or institution or proceedings is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Single Employer Plan for purposes of Title IV of ERISA, and in the case of such a reportable event, the continuance of such reportable event shall be unremedied for sixty (60) days after notice of such reportable event pursuant to Section 4043(a), (c) or (d) of ERISA is given, as the case may be, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, and such termination results in a material liability of the Company or any Subsidiary to such Single Employer Plan or the Pension Benefit Guaranty Corporation,
         (v) the Company or any Subsidiary shall withdraw from a Multi-employer Plan for purposes of Title IV of ERISA, and, as a result of any such withdrawal, the Company or any Subsidiary shall incur material withdrawal liability to such Multi-employer Plan, or (vi) any other event or condition shall occur or exist; and in each case in clauses
         (i) through (vi) of this Section 9.01(k), such event or condition, together with all other such events or conditions, if any, could subject the Company or any Subsidiary to any tax, penalty or other liabilities, and in each such case the event or condition is not remedied to the satisfaction of the Required Lenders within ninety (90) days after the earlier of (i) receipt of notice of such event or condition by the Authorized Representative from the Administrative Agent or (ii) the Company becomes aware of such event or condition;

then, and in any such event and at any time thereafter, if such Event of Default or any other Event of Default shall have not been waived,

                           (A) either or both of the following actions may be
                  taken: (i) the Administrative Agent may, and at the direction of the Required Lenders shall, declare any obligation of the Lenders to make further Loans or of the Issuing Banks to issue Letters of Credit terminated, whereupon the obligation of each Lender to make further Loans or of the Issuing Banks to issue Letters of Credit, hereunder shall terminate immediately, and (ii) the Administrative Agent shall at the direction of the Required Lenders, at their option, declare by notice to the Borrowers any or all of the Obligations to be immediately due and payable, and the same, including all interest accrued thereon and all other obligations of the Borrowers to the Administrative Agent, the Lenders and the Issuing Banks, shall forthwith become immediately due and payable without presentment, demand, protest, notice or other formality of any kind, all of which are hereby expressly waived, anything contained herein or in any instrument evidencing the Obligations to the contrary notwithstanding; provided, however, that notwithstanding the above, if there shall occur an Event of Default under clause
                  (g) or (h) above, then the obligation of the Lenders to lend and of the Issuing Banks to issue Letters of Credit hereunder shall automatically terminate and any and all of the Obligations shall be immediately due and payable without the necessity of any action by the Administrative Agent or the Required Lenders or notice to the Administrative Agent or the Lenders;

                           (B) The Company shall, upon demand of the
                  Administrative Agent or the Required Lenders, deposit cash with the Administrative Agent in accordance with the LC Account Agreement in an amount equal to the amount of any Letters of Credit remaining undrawn or unpaid, as collateral security for the repayment of any future drawings or payments under such Letters of Credit and the Company shall forthwith deposit and pay such amounts and such amounts shall be held by the Administrative Agent pursuant to the terms of the applicable Application and Agreement for Letter of Credit;

                           (C) the Administrative Agent and the Lenders shall
                  have all of the rights and remedies available under the Loan Documents or under any applicable law.

         9.02 Administrative Agent to Act. In case any one or more Events of Default shall occur and not have been waived, the Administrative Agent may, and at the direction of the Required Lenders shall, proceed to protect and enforce their rights or remedies either by suit in equity or by action at law, or both, whether for the specific performance of any covenant, agreement or other provision contained herein or in any other Loan Document, or to enforce the payment of the Obligations or any other legal or equitable right or remedy.

         9.03 Cumulative Rights. No right or remedy herein conferred upon the Lenders or the Administrative Agent is intended to be exclusive of any other rights or remedies contained herein or in any other Loan Document, and every such right or remedy shall be cumulative and shall be in addition to every other such right or remedy contained herein and therein or now or hereafter existing at law or in equity or by statute, or otherwise.

         9.04 No Waiver. No course of dealing between the Borrowers and any Lender or the Administrative Agent or any failure or delay on the part of any Lender or the Administrative Agent in exercising any rights or remedies under any Loan Document or otherwise available to it shall operate as a waiver of any rights or remedies and no single or partial exercise of any rights


                                       72
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or remedies shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or of the same right or remedy on a future occasion.

         9.05 Default. The Administrative Agent and the Lenders shall have no right to accelerate any of the Loans upon, or to institute any action or proceeding before any court to realize upon collateral as a result of, the occurrence of any Default which shall not also constitute an Event of Default; provided, however, nothing contained in this sentence shall in any respect impair or adversely affect the right, power and authority of the Administrative Agent and the Lenders (i) to take any action expressly required or permitted to be taken under the Loan Documents upon the occurrence of any Default (and including any action or proceeding which the Administrative Agent may determine to be necessary or appropriate in furtherance of any such expressly authorized action) and (ii) to take any action provided under the Loan Documents or otherwise available by statute, at law or in equity upon the occurrence of any Default.

         9.06 Allocation of Proceeds. If an Event of Default has occurred and not been waived, and the maturity of the Notes has been accelerated pursuant to
Article IX hereof, all payments received by the Administrative Agent hereunder, in respect of any principal of or interest on the Obligations or any other amounts payable by the Borrowers hereunder (other than amounts deposited with the Administrative Agent pursuant to Section 9.01(B) which shall be applied first to payment of draws under Letters of Credit) shall be applied by the Administrative Agent in the following order:

                  (i) amounts due to the Issuing Banks, NationsBank and the Lenders pursuant to Sections 2.12, 2.15, 3.02(f), 3.03, 11.05 and 11.11 hereof;

                  (ii)     amounts due to (A) any Issuing Bank pursuant to
Section 3.04 hereof, and (B) to any Issuing Bank, NationsBank and/or the Administrative Agent pursuant to Section 10.12 hereof;

                  (iii) payments of interest on Loans, to be applied for the ratable benefit of the Lenders;

                  (iv) payments of principal on Loans, to be applied for the ratable benefit of the Lenders;

                  (v) payment of cash amounts to the Administrative Agent in respect of Outstanding Letters of Credit pursuant to Section 9.01(B) hereof;

                  (vi) payments of all remaining Obligations, if any, to be applied for the ratable benefit of the Lenders; and

                  (vii) any surplus remaining after application as provided for herein, to the Borrowers or otherwise as may be required by applicable law.


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                                    ARTICLE X

                            The Administrative Agent

         10.01 Appointment. Each Lender (including (x) NationsBank in its capacity as maker of Swing Line Loans and (y) any Issuing Bank, as issuer of Letters of Credit) hereby irrevocably designates and appoints NationsBank as the Administrative Agent of the Lenders under this Agreement and each other Loan Document, and each of the Lenders hereby irrevocably authorizes NationsBank as the Administrative Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers as are expressly delegated to the Administrative Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto. The Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any of the Lenders, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Administrative Agent.

         10.02 Attorneys-in-fact. The Administrative Agent may execute any of its duties under this Agreement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible to the Lenders for the negligence, gross negligence or willful misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

         10.03 Limitation on Liability. Neither the Administrative Agent nor any of its officers, directors, employees, agents or attorneys-in-fact shall be liable to the Lenders for any action lawfully taken or omitted to be taken by it or them under or in connection with this Agreement except for its or their own gross negligence or willful misconduct. Neither the Administrative Agent nor any of its affiliates shall be responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Company or any of its Subsidiaries, or any officer or representative thereof contained in this Agreement or in any of the other Loan Documents, or in any certificate, report, statement or other document referred to or provided for in or received by the Administrative Agent under or in connection with this Agreement, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any of the other Loan Documents, or for any failure of the Borrowers to perform their obligations thereunder, or for any recitals, statements, representations or warranties made, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of any collateral. The Administrative Agent shall not be under any obligation to any of the Lenders to ascertain or to inquire as to the observance or performance of any of the terms, covenants or conditions of this Agreement or any of the other Loan Documents on the part of the Borrowers or to inspect the properties, books or records of the Company or its Subsidiaries.

         10.04 Reliance. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent certificate, affidavit, letter, cablegram, telegram, telecopy or telex message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrowers), independent accountants and other experts selected by the


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Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless an Assignment and Acceptance shall have been filed with and accepted by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first receive advice or concurrence of the Lenders or the Required Lenders as provided in this Agreement or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all present and future holders of the Notes.

         10.05 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender, an Authorized Representative or the Borrowers referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall promptly give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable in the best interests of the Lenders.

         10.06 No Representations. Each Lender expressly acknowledges that neither the Administrative Agent nor any of its affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereafter taken, including any review of the affairs of the Company or any of its Subsidiaries, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the financial condition, creditworthiness, affairs, status and nature of the Company and its Subsidiaries and made its own decision to enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and to make such investigation as it deems necessary to inform itself as to the status and affairs, financial or otherwise, of the Company and its Subsidiaries. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Company or any of its Subsidiaries which may come into the possession of the Administrative Agent or any of its affiliates.


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
         10.07 Indemnification. The Lenders agree to indemnify the Administrative Agent in its capacity as such (to the extent not reimbursed by the Borrowers and without limiting any obligations of the Company or any Subsidiary so to do), including its employees, directors, officers and agents, ratably according to the respective outstanding principal amount of the Notes held by them (or, if no Notes are outstanding, ratably in accordance with their respective Applicable Commitment Percentages as then in effect) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time (including without limitation at any time following the payment of the Notes) be imposed on, incurred by or asserted against the Administrative Agent, including its employees, directors, officers and agents, in any way relating to or arising out of this Agreement or any other document contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's gross negligence or willful misconduct. The agreements in this subsection shall survive the payment of the Obligations and the termination of this Agreement.

         10.08 Lender. The Administrative Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Company and its Subsidiaries as though it were not the Administrative Agent hereunder. With respect to its Loans made or renewed by it and any Note issued to it, the Administrative Agent shall have the same rights and powers under this Agreement as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" shall, unless the context otherwise indicates, include the Administrative Agent in its individual capacity.

         10.09 Resignation. If the Administrative Agent shall resign as Administrative Agent under this Agreement, then the Required Lenders may appoint, with the consent, so long as there shall not have occurred and be continuing a Default or Event of Default, of the Borrowers, which consent shall not be unreasonably withheld, a successor Administrative Agent for the Lenders, which successor Administrative Agent shall be a commercial bank organized under the laws of the United States or any state thereof, having a combined surplus and capital of not less than $500,000,000, whereupon such successor Administrative Agent shall succeed to the rights, powers and duties of the former Administrative Agent and the obligations of the former Administrative Agent shall be terminated and canceled, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement; provided, however, that the former Administrative Agent's resignation shall not become effective until such successor Administrative Agent has been appointed and has succeeded of record to all right, title and interest in any collateral held by the Administrative Agent; provided, further, that if the Required Lenders and, if applicable, the Borrowers cannot agree as to a successor Administrative Agent within ninety (90) days after such resignation, the Administrative Agent shall appoint a successor Administrative Agent which satisfies the criteria set forth above in this Section 10.09 for a successor Administrative Agent and the parties hereto agree to execute whatever documents are necessary to effect such action under this Agreement or any other document executed pursuant to this Agreement; provided, however that in such event all provisions of this Agreement and the Loan Documents, shall remain in full force and effect. After any retiring Administrative Agent's


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
resignation hereunder as Administrative Agent, the provisions of this Article X shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

         10.10 Sharing of Payments, etc. Each Lender agrees that if it shall, through the exercise of a right of banker's lien, set-off, counterclaim or otherwise, obtain payment with respect to its Obligations (other than pursuant to Article IV) which results in its receiving more than its pro rata share of the aggregate payments with respect to all of the Obligations (other than any payment pursuant to Article IV), then (A) such Lender shall be deemed to have simultaneously purchased from the other Lenders a share in their Obligations so that the amount of the Obligations held by each of the Lenders shall be pro rata and (B) such other adjustments shall be made from time to time as shall be equitable to insure that the Lenders share such payments ratably; provided, however, that for purposes of this Section 10.10 the term "pro rata" shall be determined with respect to both the Revolving Credit Commitment of each Lender and to the Total Revolving Credit Commitment after subtraction in each case of amounts, if any, by which any such Lender has not funded its share of the outstanding Revolving Credit Loans and Reimbursement Obligations. If all or any portion of any such excess payment is thereafter recovered from the Lender which received the same, the purchase provided in this Section 10.10 shall be rescinded to the extent of such recovery, without interest. The Borrowers expressly consent to the foregoing arrangements and agree that each Lender so purchasing a portion of the other Lenders' Obligations may exercise all rights of payment (including, without limitation, all rights of set-off, banker's lien or counterclaim) with respect to such portion as fully as if such Lender were the direct holder of such portion.

         10.11 One Lender. Notwithstanding anything to the contrary contained herein or in any of the Loan Documents, if at any time NationsBank shall be the sole Lender, all references to and rights, powers and privileges exercisable by the "Administrative Agent" shall be deemed to refer to NationsBank.

         10.12 Additional Fees. In addition to any fees otherwise described in this Agreement, the Borrowers agree to pay to the Administrative Agent, any Issuing Bank or NationsBank such other fees as may be agreed to in a separate writing or writings.


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
                                   ARTICLE XI

                                  Miscellaneous

         11.01 Assignments and Participations.

         (a) At any time after the Closing Date each Lender may, with the prior consent of the Administrative Agent, which consent shall not be unreasonably withheld, and so long as no Default or Event of Default exists or is continuing, with the prior consent of the Borrowers, which consent shall not be unreasonably withheld (it being understood that consent may be withheld by the Borrowers if such assignment would subject the Borrowers to the payment of any additional amounts pursuant to the provisions of Section 4.06 hereof), assign to an Eligible Assignee all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of any Note payable to its order), provided, each such Lender shall assign the same percentage of its interest under the TROL Credit Documents to the same Eligible Assignee; provided, further, that (i) each such assignment shall be of a constant, and not a varying, percentage of the assigning Lender's rights and obligations (including Loans and Participations but excluding outstanding Competitive Bid Loans) under this Agreement, (ii) for each assignment involving the issuance and transfer of a Note, the assigning Lender shall execute an Assignment and Acceptance and the Borrowers hereby consent to execute a replacement Note or Notes to be exchanged for any surrendered Note or Notes of the assigning Lender to give effect to the assignment, (iii) except in the case of an assignment to another Lender or an assignment of all of a Lender's rights and obligations under this Agreement and the TROL Credit Documents, the minimum Revolving Credit Commitment, plus the prorated commitment under the TROL Credit Documents, which shall be assigned is $10,000,000 (together with which the assigning Lender's applicable portion of Participations and the Letter of Credit Commitment shall also be assigned), (iv) such Eligible Assignee shall have an office located in the United States, (v) an assignment (other than an assignment of 100% of its interest) by NationsBank shall not include any portion of the Swing Line, and
(vi) an assignment (other than an assignment of 100% of its interest) by an Issuing Bank shall not include any obligation to issue Letters of Credit. Upon such execution, delivery, approval and acceptance, from and after the effective date specified in each Assignment and Acceptance, (x) the Eligible Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder or under such Note have been assigned or negotiated to it pursuant to such Assignment and Acceptance have the rights and obligations of a Lender hereunder and a holder of such Notes and (y) the assignor thereunder shall, to the extent that rights and obligations hereunder or under such Notes have been assigned or negotiated by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from that portion of its Obligations under this Agreement applicable to the rights so assigned; provided that such assignor shall not be released from liability to the Borrowers for any acts or omissions of such assignor prior to such assignment. Any Lender who makes an assignment shall pay to the Administrative Agent a one-time administrative fee of $3,500.00 which fee shall not be reimbursed by the Borrowers.

         (b) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the Eligible Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) the assignment made under such Assignment and Acceptance


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
is made under such Assignment and Acceptance without recourse; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company or any Subsidiary or the performance or observance by the Company or any Subsidiary of any of its obligations under any Loan Document or any other instrument or document furnished pursuant hereto; (iii) such Eligible Assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements delivered pursuant to Section 6.01(f) or Section 7.01, as the case may be, and such other Loan Documents and other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such Eligible Assignee will, independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such Eligible Assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement, the Notes and the other Loan Documents as are delegated to the Administrative Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto; and (vi) such Eligible Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender and a holder of such Notes.

         (c) The Administrative Agent shall maintain at its address referred to herein a copy of each Assignment and Acceptance delivered to and accepted by it.

         (d) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender, the Administrative Agent shall give prompt notice thereof to Borrowers.

         (e) Nothing herein shall prohibit any Lender from pledging or assigning, without notice to or consent of the Borrowers and without the payment of the administrative fee referred to in Section 11.01(a), any Note to any Federal Reserve Bank in accordance with applicable law.

         (f) Each Lender may sell participations at its expense without the consent of the Borrowers or the Administrative Agent, to one or more banks or other entities as to all or a portion of its rights and obligations under this Agreement; provided, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any Notes issued to it for the purpose of this Agreement, (iv) such participations shall be in a minimum amount of $5,000,000 and, in the case of a participation in the Revolving Credit Facility, shall include an allocable portion of such Lender's Participation, (v) the Borrowers, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and with regard to any and all payments to be made under this Agreement; provided, that the participation agreement between a Lender and its participants may provide that such Lender will obtain the approval of such participant prior to such Lender's agreeing to any amendment or waiver of any provisions of this Agreement which would (A) extend the maturity of any Note, (B) reduce the interest rate hereunder, (C) change the amount of or the due date of any scheduled payment of principal, or (D) increase the Revolving Credit Commitment of the


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
Lender granting the participation other than as permitted by Section 2.10, and
(vi) the sale of any such participations which require the Borrowers to file a registration statement with the United States Securities and Exchange Commission or under the securities regulations or laws of any state shall not be permitted.

         11.02 Notices. All notices shall be in writing, except as to telephonic notices expressly permitted or required herein, and written notices shall be delivered by hand delivery, telegram, telex, telefacsimile, overnight courier or certified or registered mail. Any notice shall be conclusively deemed to have been received by any party hereto and be effective on the day on which delivered to such party (against (except as to telephonic or telefacsimile notice) receipt therefor or, in the case of telex, verification by return) at the address set forth below or such other address as such party shall specify to the other parties in writing, or if sent prepaid by certified or registered mail return receipt requested on the third Business Day after the day on which mailed, addressed to such party at said address:

                  (a)      if to the respective Borrowers:

                           Republic Industries, Inc.
                           450 E. Las Olas Boulevard
                           Suite 1200
                           Ft. Lauderdale, Florida 33301
                           Attention: Richard L. Handley
                           Telephone: (954) 713-5221
                           Telefacsimile: (954) 713-2120

                           Republic Resources Company
                           900 Market Street, Suite 200
                           Wilmington, Delaware 19801
                           Attention: Francis E. Jacobs, II
                           Telephone: (302) 421-7432
                           Telefacsimile: (302) 421-7378

                  (b)      if to the Administrative Agent:
                           NationsBank, National Association (South)
                           100 S.E. Second Street, 14th Floor
                           Miami, Florida  33131
                           Attention: Richard M. Starke
                           Telephone: (305) 533-2435
                           Telefacsimile: (305) 533-2437




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
                           with a copy to:

                           NationsBank, National Association (South)
                           One Independence Center
                           101 North Tryon Street
                           NC1-001-15-04
                           Charlotte, North Carolina 28255
                           Attention: Agency Services, Jamie McCotter
                           Telephone: (704) 388-2374
                           Telefacsimile: (704) 386-9923

                  (c) if to NationsBank in its capacity as issuer of the Letters of Credit:

                           NationsBank, National Association (South)
                           NationsBank Corporate Center
                           100 North Tryon Street
                           Charlotte, North Carolina 28255
                           Attention: Letter of Credit Department, Jamie
                           McCotter
                           Telephone: (704) 388-2374
                           Telefacsimile: (704) 386-9923

                  (d)      if to the Lenders:

                           At the addresses set forth on the signature pages hereof and on the signature page of each Assignment and Acceptance.

         11.03 Setoff. Upon the occurrence or continuation of a Default or Event of Default, each Lender at any time or times with or without prior notice to the Borrowers may apply any deposits or balances of the Borrowers or any part thereof held by the Administrative Agent or any Lender or any Affiliate thereof to such of the Obligations of the Borrowers to the Lenders then past due and in such amounts as they may elect, and whether or not the collateral or the responsibility of other Persons primarily, secondarily or otherwise liable may be deemed adequate. For the purposes of this paragraph, all remittances and property shall be deemed to be in the possession of the Administrative Agent or such Lender as soon as the same may be put in transit to it by mail or carrier or by other bailee.

         11.04 Survival. All covenants, agreements, representations and warranties made herein shall survive the making by the Lenders of the Loans and the expiration of the Letters of Credit and the execution and delivery to the Lenders of this Agreement and the Notes and shall continue in full force and effect so long as any of the Obligations remain outstanding or any Lender has any commitment hereunder. Whenever in this Agreement, any of the parties hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party and all covenants, provisions and agreements by or on behalf of the Borrowers which are contained in this Agreement, the Notes and the other Loan Documents shall inure to the benefit of the successors and permitted assigns of the Lenders or any of them.


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
         11.05 Expenses. The Borrowers agree (a) to pay or reimburse the Administrative Agent for all its reasonable and customary out-of-pocket costs and expenses incurred in connection with the preparation, negotiation and execution of, and any amendment, supplement or modification to, this Agreement or any of the other Loan Documents (including travel expenses relating to closing), and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the reasonable and customary fees and disbursements of counsel to the Administrative Agent, (b) to pay or reimburse the Administrative Agent and the Lenders for all their reasonable costs and expenses incurred in connection with the enforcement (only from and after the occurrence of a Default or Event of Default) or preservation of any rights under this Agreement and the other Loan Documents, including without limitation, the reasonable fees and disbursements of their counsel and any payments in indemnification or otherwise payable by the Lenders to the Administrative Agent pursuant to the Loan Documents, (c) to pay, indemnify and hold the Administrative Agent and the Lenders harmless from any and all recording and filing fees and any and all liabilities with respect to, or resulting from any failure to pay or delay in paying, documentary, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of this Agreement or any other Loan Documents, or consummation of any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement or any other Loan Documents, and (d) to pay, indemnify, and hold the Administrative Agent and the Lenders (and their respective agents, employees, directors and officers) harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement and the other Loan Documents or in any respect relating to the transactions contemplated hereby or thereby (all the foregoing, collectively, the "Indemnified Liabilities"); provided, however, that the Borrowers shall have no obligation hereunder with respect to Indemnified Liabilities arising from (i) the willful misconduct or gross negligence of or the willful breach of the Loan Documents by the party seeking indemnification but only after the final adjudication of willful misconduct, gross negligence or breach of Loan Documents by such Person, (ii) legal proceedings commenced against the Administrative Agent or any Lender by any security holder or creditor thereof arising out of and based upon rights afforded any such security holder or creditor solely in its capacity as such,
(iii) any taxes imposed upon the Administrative Agent or any Lender other than the documentary, stamp, excise and similar taxes described in clause (c) above or any tax resulting from any Regulatory Change, which tax would be payable to Lenders by the Borrowers pursuant to Article IV hereof, or (iv) taxes imposed and costs and expenses incurred as a result of a transfer or assignment of any Note, participation or assignment of a portion of its rights. The agreements in this subsection shall survive repayment of the Notes and all other Obligations hereunder. The reimbursement obligations of the Borrowers contained in this paragraph also do not include the obligation to reimburse Lender or the Administrative Agent for any expenses and fees incurred in any dispute between any Lender and the Administrative Agent arising out of the Loans.

         11.06 Amendments. No amendment, modification or waiver of any provision of this Agreement or any of the Loan Documents and no consent by the Lenders to any departure therefrom by the Borrowers shall be effective unless such amendment, modification or waiver shall be in writing and signed by the Borrowers and the Administrative Agent, but only upon having received the written consent of the Required Lenders, and the same shall then be effective only for the period and on the conditions and for the specific instances and purposes specified in such writing; provided, however, that, no such amendment, modification or waiver

                  (i)      which changes, extends or waives any provision of
         Section 10.10 or this Section 11.06, the amount of or the due date of any scheduled installment of any Obligation or the amount of the Total Revolving Credit Commitment, which decreases the rate of interest payable on any Obligation, decreases fees stated herein, changes the definition of Required Lenders, which permits an assignment by the Borrowers of their Obligations hereunder, which reduces the required consent of Lenders provided hereunder, which increases, decreases or extends the Revolving Credit Maturity Date or the Revolving Credit Commitment of any Lender, which releases any Obligations, which increases or extends the Letter of Credit Facility or which waives any condition to the making of any Loan shall be effective unless in writing and signed by each of the Lenders; provided, however, the Required Lenders may in their sole discretion waive any Default or Event of Default (other than any Event of Default under Section 9.01(a), (b), (g) or (h) which shall require the agreement of each Lender); or

                  (ii) which affects the rights, privileges, immunities or indemnities of the Administrative Agent shall be effective unless in writing and signed by the Administrative Agent.

Notwithstanding any provision of the other Loan Documents to the contrary, as between the Administrative Agent and the Lenders, execution by the Administrative Agent shall not be deemed conclusive evidence that the Administrative Agent has obtained the written consent of the Required Lenders. No notice to or demand on the Borrowers in any case shall entitle the Borrowers to any other or further notice or demand in similar or other circumstances, except as otherwise expressly provided herein. No delay or omission on any Lender's or the Administrative Agent's part in exercising any right, remedy or option shall operate as a waiver of such or any other right, remedy or option or of any Default or Event of Default.

         11.07 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such fully-executed counterpart.

         11.08 WAIVERS BY BORROWERS. IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS AGREEMENT, THE LOANS, ANY OF THE NOTES, ANY OF THE OTHER LOAN DOCUMENTS, THE OBLIGATIONS, OR ANY INSTRUMENT OR DOCUMENT DELIVERED PURSUANT TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS, OR THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT THEREOF, OR ANY OTHER CLAIM OR DISPUTE HOWSOEVER ARISING BETWEEN THE BORROWERS AND THE LENDERS OR THE ADMINISTRATIVE AGENT; THE BORROWERS AND EACH LENDER AND THE ADMINISTRATIVE AGENT HEREBY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN CONNECTION WITH ANY SUCH LITIGATION.

         11.09 Termination. The termination of this Agreement shall not affect any rights of the Borrowers, the Lenders or the Administrative Agent or any obligation of the Borrowers, the Lenders or the Administrative Agent, arising prior to the effective date of such termination, and the provisions hereof shall continue to be fully operative until all transactions entered into or rights created or obligations incurred prior to such termination have been fully disposed of, concluded or liquidated and the Obligations arising prior to or after such termination have been irrevocably paid in full. The rights granted to the Administrative Agent for the benefit of the Lenders hereunder and under the other Loan Documents shall continue in full force and effect, notwith standing the termination of this Agreement, until all of the Obligations have been paid in full after the termination hereof (other than Obligations in the nature of continuing indemnities or expense reimbursement obligations not yet due and payable) or the Borrowers have furnished the Lenders and the Administrative Agent with an indemnification satisfactory to the Administrative Agent and each Lender with respect thereto. All representations, warranties, covenants, waivers and agreements contained herein shall survive termination hereof until payment in full of the Obligations unless otherwise provided herein. Notwithstanding the foregoing, if after receipt of any payment pursuant to the Loan Documents of all or any part of the Obligations, any Lender is for any reason compelled to surrender such payment to any Person because such payment is determined to be void or voidable as a preference, impermissible setoff, a diversion of trust funds or for any other reason, this Agreement shall continue in full force and the Borrowers shall be liable to, and shall indemnify and hold such Lender harmless for, the amount of such payment surrendered until such Lender shall have been finally and irrevocably paid in full. The provisions of the foregoing sentence shall be and remain effective notwithstanding any contrary action which may have been taken by the Lenders in reliance upon such payment, and any such contrary action so taken shall be without prejudice to the Lenders' rights under this Agreement and shall be deemed to have been conditioned upon such payment having become final and irrevocable.

         11.10 Governing Law. ALL DOCUMENTS EXECUTED PURSUANT TO THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING, WITHOUT LIMITATION, THIS AGREEMENT AND EACH OF THE LOAN DOCUMENTS SHALL BE DEEMED TO BE CONTRACTS MADE UNDER, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS AND JUDICIAL DECISIONS OF THE STATE OF FLORIDA. THE BORROWERS HEREBY SUBMIT TO THE JURISDICTION AND VENUE OF THE STATE AND FEDERAL COURTS OF FLORIDA FOR THE PURPOSES OF RESOLVING DISPUTES HEREUNDER OR FOR THE PURPOSES OF COLLECTION.

         11.11 Indemnification. (a) In consideration of the execution and delivery of this Agreement by the Administrative Agent and each Lender and the extension of the Letter of Credit Commitments, the Swing Line and Revolving Credit Commitments, the Borrowers hereby indemnify, exonerate and hold the Administrative Agent, each Lender and any Affiliate thereof and each of their respective officers, directors, employees and agents (collectively, the "Indemnified Parties") free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements (collectively, the "Indemnified Liabilities"), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Loan or supported by any Letter of Credit, except for any such Indemnified Liabilities arising for the account of a particular

Indemnified Party by reason of the final adjudication of bad faith, gross negligence or willful misconduct with respect to such Indemnified Party or an officer, director, employee or agent of such Indemnified Party, and if and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrowers hereby agree to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The provisions of this Section 11.11(a) shall survive repayment of the Obligations, the occurrence of the Revolving Credit Termination Date, and expiration or termination of this Agreement.

         (b) If a claim is to be made by a party entitled to indemnification under this Section 11.11 against the indemnifying party, the party entitled to such indemnification shall give written notice to the indemnifying party promptly after the party entitled to indemnification receives actual notice of any claim, action, suit, loss, cost, liability, damage or expense incurred or instituted for which the indemnification is sought. If requested by the Borrowers in writing, and so long as no Default or Event of Default shall have occurred and be continuing, such Indemnified Party shall contest at the expense of the Borrowers the validity, applicability and/or amount of such suit, action, or cause of action to the extent such contest may be conducted in good faith on legally supportable grounds. If any lawsuit or enforcement action is filed against any party entitled to the benefit of indemnity under this Section 11.11, written notice thereof shall be given to the indemnifying party as soon as practicable (and in any event within 20 days after the service of the citation or summons). Notwithstanding the foregoing, the failure so to notify the indemnifying party as provided in this Section will relieve the indemnifying party from liability hereunder only if and to the extent that such failure results in the forfeiture by the indemnifying party of any substantive rights or defenses and only to the extent of such forfeiture. After such notice, if the indemnifying party shall acknowledge in writing to the Indemnified Party that the indemnifying party shall be obligated under the terms of its indemnity hereunder in connection with such lawsuit or action, then, so long as no Default or Event of Default shall occur and be continuing, the indemnifying party shall be entitled, if it so elects, to take control of the defense and investigation of such lawsuit or action and to employ and engage counsel of its own choice reasonably acceptable to the Indemnified Party to handle and defend the same, at the indemnifying party's cost, risk and expense, provided, however, that the indemnifying party and its counsel shall proceed with diligence and in good faith with respect thereto. If (i) the engagement of such counsel by the indemnifying party would present a conflict of interest which would prevent such counsel from effectively defending such action on behalf of the Indemnified Party, (ii) the defendants in, or targets of, any such lawsuit or action include both the Indemnified Party and indemnifying party, and the Indemnified Party reasonably concludes that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party,
(iii) the indemnifying party fails to assume the defense of the lawsuit or action or to employ counsel reasonably satisfactory to such Indemnified Party, in either case in a timely manner, or (iv) a Default or Event of Default shall occur and be continuing, then such Indemnified Party may employ separate counsel to represent or defend it in any such action or proceeding and the indemnifying party will pay the fees and disbursements of such counsel, provided, however, that each Indemnified Party shall endeavor, but shall not be obligated, in connection with any matter covered by this Section 11.11 which also involves other Indemnified Parties, to use reasonable efforts to avoid unnecessary duplication of efforts by counsel for all Indemnified Parties and provided further, that in no event shall the Borrowers be liable for the fees and expenses of more than one separate firm for the Indemnified Parties. The Indemnified Party shall cooperate (with all out of pocket costs and expenses associated therewith to be paid by the indemnifying party) in all reasonable respects with the indemnifying party and such attorneys in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom; provided, however, that the Indemnified Party may, at its own cost (except as set forth in, and in accordance with, the foregoing sentence), participate in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom. If the indemnifying party has acknowledged to the Indemnified Party its obligation to indemnify hereunder, the Indemnified Party, so long as no Default or Event of Default shall have occurred and be continuing, shall not settle such lawsuit or enforcement action without the prior written consent of the indemnifying party and, if the indemnifying party has not so acknowledged its obligation, the Indemnified Party shall not settle such lawsuit or enforcement action without giving 20 days' prior written notice of such settlement and its terms to the indemnifying party. Notwithstanding anything herein to the contrary, (x) if an Indemnified Party decides to forego any right to indemnification hereunder with respect to any pending lawsuit or enforcement action, such Indemnified Party shall be entitled to settle such lawsuit or enforcement action with respect to any indemnification rights foregone, and (y) if either Borrower ,or the Borrowers jointly assume control over any pending lawsuit or enforcement action, neither Borrower shall agree to any dismissal or settlement of such litigation without the written consent of any Indemnified Party if such dismissal or settlement would require any admission or acknowledgment of culpability or wrongdoing by such Indemnified Party or provide for any non-monetary relief to be performed by such Indemnified Party.

         11.12 Headings and References. The headings of the Articles and Sections of this Agreement are inserted for convenience of reference only and are not intended to be a part of, or to affect the meaning or interpretation of this Agreement. Words such as "hereof", "hereunder", "herein" and words of similar import shall refer to this Agreement in its entirety and not to any particular Section or provisions hereof, unless so expressly specified. As used herein, the singular shall include the plural, and the masculine shall include the feminine or a neutral gender, and vice versa, whenever the context requires.

         11.13 Severability. If any provision of this Agreement or the other Loan Documents shall be determined to be illegal or invalid as to one or more of the parties hereto, then such provision shall remain in effect with respect to all parties, if any, as to whom such provision is neither illegal nor invalid, and in any event all other provisions hereof shall remain effective and binding on the parties hereto.

         11.14 Entire Agreement. This Agreement, together with the other Loan Documents, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all previous proposals, negotiations, representations, commitments and other communications between or among the parties, both oral and written, with respect thereto.

         11.15 Agreement Controls. In the event that any term of any of the Loan Documents other than this Agreement conflicts with any term of this Agreement, the terms and provisions of this Agreement shall control.

         11.16 Usury Savings Clause. Notwithstanding any other provision herein, the aggregate interest rate charged under any of the Notes, including all charges or fees in connection therewith deemed in the nature of interest under Florida law, shall not exceed the Highest Lawful Rate (as such term is defined below). If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate (as defined below), the outstanding amount of the Loans made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the Loans made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, the Borrowers shall pay to the Administrative Agent an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of the Lenders and the Borrowers to conform strictly to any applicable usury laws. Accordingly, if any Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful rate, then any such excess shall be canceled automatically and, if previously paid, shall at such Lender's option be applied to the outstanding amount of the Loans made hereunder or be refunded to the Borrowers. As used in this paragraph, the term "Highest Lawful Rate" means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to such Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

         11.17 Consents to Renewals, Modifications and Other Actions and Events. This Agreement and all of the obligations of the Borrowers hereunder shall remain in full force and effect without regard to and shall not be released, affected or impaired by: (a) any amendment, assignment, transfer, modification of or addition or supplement to the Obligations, this Agreement, any Note or any other Loan Document; (b) any extension, indulgence, increase in the Obligations or other action or inaction in respect of any of the Loan Documents or otherwise with respect to the Obligations, or any acceptance of security for, or guaranties of, any of the Obligations or Loan Documents, or any surrender, release, exchange, impairment or alteration of any such security or guaranties including without limitation the failing to perfect a security interest in any such security or abstaining from taking advantage or of realizing upon any guaranties or upon any security interest in any such security; (c) any default by any Borrower under, or any lack of due execution, invalidity or unenforceability of, or any irregularity or other defect in, any of the Loan Documents; (d) any waiver by the Lenders or any other person of any required performance or otherwise of any condition precedent or waiver of any requirement imposed by any of the Loan Documents, any guaranties or otherwise with respect to the Obligations; (e) any exercise or non-exercise of any right, remedy, power or privilege in respect of this Agreement or any of the other Loan Documents;
(f) any sale, lease, transfer or other disposition of the assets of any Borrower or any consolidation or merger of any Borrower with or into any other person, corporation, or entity, or any transfer or other disposition by any Borrower or any other holder of any shares of capital stock of any Borrower; (g) any bankruptcy, insolvency, reorganization or similar proceedings involving or affecting any Borrower; (h) the release or discharge of any Borrower from the performance or observance of any agreement, covenant, term or condition under any of the Obligations or contained in any of the Loan Documents by operation of law; or (i) any other cause whether similar or dissimilar to the foregoing which, in the absence of this provision, would release, affect or impair the obligations, covenants, agreements and duties of any Borrower hereunder, including without limitation any act or omission by the Administrative Agent, any Lender or any other person which increases the scope of such Borrower's risk, and in each case described in this paragraph whether or not any Borrower shall have notice or knowledge of any of the foregoing, each of which is specifically waived by each Borrower. Each Borrower warrants to the Administrative Agent and the Lenders that it has adequate means to obtain from each other Borrower on a continuing basis information concerning the financial condition and other matters with respect to the Borrowers and that it is not relying on the Administrative Agent or the Lenders to provide such information either now or in the future.

         11.18 Confidentiality. Except as provided in Section 7.01(e) hereof, the Lenders shall hold all non-public information obtained pursuant to the requirements of this Agreement in accordance with their customary procedures for handling confidential information of this nature but may, in any event, make disclosures reasonably required in connection with the contemplated transfer or assignment of any of the Loans or participations or as required or requested by any legal process or applicable regulatory agency or to its attorneys or accountants in the ordinary course of business; provided that, unless specifically prohibited by applicable law or court order, each Lender shall use all reasonable efforts to notify the Borrowers of any request under legal process by any governmental agency or representative thereof for disclosure of such information unless prohibited by such legal process but the failure to notify Borrower shall not affect the Borrowers' obligations to make payment to the Lenders hereunder and under the Notes.

                  [Remainder of Page Intentionally Left Blank.]

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be made, executed and delivered by their duly authorized officers as of the day and year first above written.


                                        REPUBLIC INDUSTRIES, INC.


WITNESS:                                By: /s/ Courtland D. Peddy
                                           -------------------------------------
                                        Name: Courtland D. Peddy
                                        Title: Vice President and Treasurer

/s/ Kimberly Saltrell
------------------------
/s/ Lucy L. Tate
------------------------


                                        REPUBLIC RESOURCES COMPANY


WITNESS:                                By: /s/ Courtland D. Peddy
                                           -------------------------------------
                                        Name: Courtland D. Peddy
                                        Title: Assistant Secretary

/s/ Kimberly Saltrell
------------------------
/s/ Lucy L. Tate
------------------------

                                    NATIONSBANK, NATIONAL ASSOCIATION (SOUTH), as Administrative Agent for the Lenders


                                    By: /s/ Richard M. Starke
                                       -----------------------------------------
                                    Name: Richard M. Starke
                                    Title: Vice President





                                    NATIONSBANK, NATIONAL ASSOCIATION (SOUTH)


                                    By: /s/ Richard M. Starke
                                       -----------------------------------------
                                    Name: Richard M. Starke
                                    Title: Vice President

                                    Lending Office:
                                    101 North Tryon Street
                                    Charlotte, North Carolina 28255

                                    Wire Transfer Instructions:

                                    NationsBank, National Association (South)
                                    Charlotte, North Carolina
                                    ABA# 063100277
                                    Reference: Republic Industries
                                    Attention: Agency Services
                                    Account No.: __________
                                    REF: Republic Industries, Inc.

                                    BANK OF AMERICA NT & SA


                                    By: /s/ Laurens F. Schaad, Jr.
                                       -----------------------------------------
                                    Name:   Laurens F. Schaad, Jr.
                                         ---------------------------------------
                                    Title:    Vice President
                                          --------------------------------------

                                    Lending Office:
                                    1230 Peachtree Street
                                    Suite 3800
                                    Atlanta, Georgia 30309

                                    Wire Transfer Instructions:

                                    Bank of America NT & SA
                                    231 S. LaSalle
                                    Chicago, Illinois 60690
                                    ABA #071000039
                                    For credit to Acct. #47-03421
                                    Reference: Republic Industries
                                    Attention: Sheila Johnson

                                    THE CHASE MANHATTAN BANK


                                    By: /s/ Carol A. Ulmer
                                       -----------------------------------------
                                    Name:   CAROL A. ULMER
                                         ---------------------------------------
                                    Title:  VICE PRESIDENT
                                          --------------------------------------

                                    Lending Office:
                                    270 Park Avenue, 10th Floor
                                    New York, New York 10017

                                    Wire Transfer Instructions:

                                    The Chase Manhattan Bank
                                    4 New York Plaza
                                    New York, New York 10005
                                    ABA #021000021
                                    Reference: Republic Industries
                                    Attention: Loan Document

                                    CITICORP USA, INC.


                                    By: /s/ Flavio Regende Barbosa
                                       -----------------------------------------
                                    Name:   Flavio Regende Barbosa
                                         ---------------------------------------
                                    Title:  Vice President
                                          --------------------------------------

                                    Lending Office:
                                    400 Perimeter Center Terrace
                                    Suite 600
                                    Atlanta, Georgia 30346

                                    Wire Transfer Instructions:

                                    Citibank N.A.
                                    399 Park Avenue
                                    New York, New York 10043
                                    ABA #021000089
                                    Account #4058 0628
                                    Reference: Republic Industries, Inc.

                                    ABN AMRO BANK NV


                                    By: /s/ Cheryl J. Steffens
                                       -----------------------------------------
                                    Name:   Chery J. Steffens
                                         ---------------------------------------
                                    Title:  Vice President
                                          --------------------------------------

                                    Lending Office:
                                    200 S. Biscayne Boulevard
                                    Suite 200
                                    Miami, Florida 33131

                                    Wire Transfer Instructions:

                                    ABN AMRO Bank NV
                                    200 S. Biscayne Boulevard
                                    Miami, Florida 33131
                                    ABA #0660 1086 9
                                    Account #5111 806 36610
                                    Attention: Credit Department
                                    Reference: Republic Industries

                                    THE BANK OF NOVA SCOTIA


                                    By: /s/ W.I. BROWN
                                       -----------------------------------------
                                    Name:   W.I. BROWN
                                         ---------------------------------------
                                    Title:  VICE PRESIDENT
                                          --------------------------------------


                                    Lending Office:
                                    600 Peachtree Street, N.E.
                                    Suite 2700
                                    Atlanta, Georgia 30308

                                    Wire Transfer Instructions:
                                    The Bank of Nova Scotia, New York Agency
                                    1 Liberty Plaza
                                    New York, New York 10006
                                    ABA #026002532
                                    Account #0606634
                                    Attention: Atlanta Agency
                                    Reference: Republic Industries, Inc.

                                    THE BANK OF TOKYO-MITSUBISHI,
                                    LTD., NEW YORK BRANCH


                                    By: /s/ Joseph P. Devoe
                                       -----------------------------------------
                                    Name:   Joseph P. Devoe
                                         ---------------------------------------
                                    Title:  Attorney-in-Fact
                                          --------------------------------------

                                    Lending Office:
                                    1251 Avenue of the Americas, 12th Floor
                                    New York, New York 10020-1104

                                    Wire Transfer Instructions:
                                    The Bank of Tokyo-Mitsubishi, Ltd.,
                                    New York Branch
                                    ABA #0260-0963-2
                                    Short Name: BK Tokyo Mitsubishi Ltd.
                                    Further Credit to: Loan Operations Dept.
                                    CIF #97770191

                                    CIBC INC.


                                    By: /s/ Roger Colden
                                       -----------------------------------------
                                    Name:   Roger Colden
                                         ---------------------------------------
                                    Title:  DIRECTOR, CIBC WOOD GUNDY
                                          --------------------------------------
                                            SECURITY CORP. AS AGENT

                                    Lending Office:
                                    2727 Paces Ferry Road
                                    Suite 1200
                                    Atlanta, Georgia 30339

                                    Wire Transfer Instructions:

                                    Morgan Guaranty
                                    New York, New York
                                    ABA #021-000-238
                                    Account #630-00-480
                                    Attention: Atlanta Operations

                                    CREDIT SUISSE


                                    By: /s/ R. Finney           /s/ E. Whalen
                                       -----------------------------------------
                                    Name:   R. Finney               E. Whalen
                                         ---------------------------------------
                                    Title:  MANAGING DIRECTOR       ASSOCIATE
                                          --------------------------------------


                                    Lending Office:
                                    11 Madison Avenue
                                    New York, New York 10016

                                    Wire Transfer Instructions:

                                    Credit Suisse
                                    11 Madison Avenue
                                    New York, New York 10016
                                    ABA #026009179
                                    Account #904996-02
                                    Attention: Loan Department Clearing Account

                                    THE FIRST NATIONAL BANK OF CHICAGO


                                    By: /s/ Courtney R. Wood
                                       -----------------------------------------
                                    Name:   Courtney R. Wood
                                         ---------------------------------------
                                    Title:  Vice President
                                          --------------------------------------


                                    Lending Office:
                                    One First National Plaza
                                    Suite 0167 1-10
                                    Chicago, Illinois 60670

                                    Wire Transfer Instructions:

                                    The First National Bank of Chicago
                                    One First National Plaza
                                    Chicago, Illinois 60670
                                    ABA #071000013
                                    Account #7521-7653
                                    Attention: DES Incoming Clearing Account

                                    FIRST UNION NATIONAL BANK OF FLORIDA


                                    By: /s/ Ralph L. Kelly
                                       -----------------------------------------
                                    Name:   Ralph L. Kelly
                                         ---------------------------------------
                                    Title:  Vice President
                                          --------------------------------------


                                    Lending Office:
                                    225 Water Street
                                    Jacksonville, Florida 32202

                                    Wire Transfer Instructions:
                                    First Union National Bank
                                    Jacksonville, Florida
                                    ABA #063000021
                                    Account #GL 145916
                                    Attention: Cindy Petry

                                    MORGAN GUARANTY TRUST COMPANY OF NEW YORK


                                    By: /s/ Adam J. Silver
                                       -----------------------------------------
                                    Name:   ADAM J. SILVER
                                         ---------------------------------------
                                    Title:     ASSOCIATE
                                          --------------------------------------


                                    Lending Office:
                                    60 Wall Street
                                    New York, New York 10260-0060

                                    Wire Transfer Instructions:
                                    Morgan Guaranty Trust Company of New York
                                    New York, New York
                                    ABA #021000238
                                    For Credit to: Loan Department
                                    Account #999-99-090
                                    Attention: Module 0002
                                    Reference: Republic Industries, Inc.

                                    PNC BANK, KENTUCKY, INC.


                                    By: /s/ James D. Neil
                                       -----------------------------------------
                                    Name:   James D. Neil
                                         ---------------------------------------
                                    Title:  Vice President
                                          --------------------------------------


                                    Lending Office:
                                    500 W. Jefferson Street
                                    Louisville, Kentucky 40202

                                    Wire Transfer Instructions:
                                    PNC Bank, Kentucky, Inc.
                                    500 W. Jefferson Street
                                    Louisville, Kentucky 40202
                                    ABA #083000108
                                    Account #3000991434
                                    Attention: Commercial Loan Operations
                                    Reference: Republic Industries, Inc.

                                    BANK OF MONTREAL


                                    By: /s/ Edward P. McGuire
                                       -----------------------------------------
                                    Name:   EDWARD P. MCGUIRE
                                         ---------------------------------------
                                    Title:       DIRECTOR
                                          --------------------------------------


                                    Lending Office:
                                    115 S. LaSalle, 13W
                                    Chicago, Illinois 60603

                                    Wire Transfer Instructions:
                                    Harris Bank
                                    115 S. LaSalle Street
                                    Chicago, Illinois 60603
                                    ABA #071000288
                                    Account #124-856-6 N/O Bank of Montreal
                                    Reference: Republic Industries, Inc.

                                    CAISSE NATIONALE DE CREDIT AGRICOLE


                                    By: /s/ David Bouhl
                                       -----------------------------------------
                                    Name:   DAVID BOUHL, F.V.P.
                                         ---------------------------------------
                                    Title:  HEAD OF CORPORATE BANKING  CHICAGO
                                          --------------------------------------


                                    Lending Office:
                                    555 E. Monroe Street
                                    Suite 4700
                                    Chicago, Illinois 60603

                                    Wire Transfer Instructions:

                                    Morgan Guaranty Trust Company
                                    New York, New York
                                    ABA #021-000-238
                                    Reference: Republic Industries, Inc.
                                    Account #630-00-205
                                    Account Name: CNCA--Chicago Branch
                                    Attention: James Barrett

                                    THE BANK OF NEW YORK


                                    By: /s/ Alan F. Lyster, Jr.
                                       -----------------------------------------
                                    Name:   ALAN F. LYSTER, JR.
                                         ---------------------------------------
                                    Title:  VICE PRESIENT
                                          --------------------------------------


                                    Lending Office:
                                    One Wall Street, 22nd Floor
                                    New York, New York 10286

                                    Wire Transfer Instructions:
                                    The Bank of New York
                                    101 Barclay Street
                                    New York, New York 10007
                                    ABA #021000018
                                    Commercial Loan Servicing Department
                                    GLA #111556
                                    Reference: Republic Industries, Inc.

                                    BARNETT BANK, N.A.


                                    By: /s/ Michael Cooney
                                       -----------------------------------------
                                    Name:   Michael Cooney
                                         ---------------------------------------
                                    Title:  Vice President
                                          --------------------------------------


                                    Lending Office:
                                    One E. Broward Boulevard, 4th Floor
                                    Ft. Lauderdale, Florida 33301

                                    Wire Transfer Instructions:
                                    Barnett Bank, N.A.
                                    9000 Southside Boulevard, Bldg. 600
                                    Jacksonville, Florida 32232-5264
                                    ABA #063000047
                                    Account #00900052234
                                    Reference: Republic Industries, Inc.
                                    Attention: Commercial Loan Accounting

                                  COMMERZBANK AKTIENGESELLSCHAFT,
                                  ATLANTA AGENCY


                                  By: /s/ Andreas Bremer        /s/ Mary Smith
                                     -----------------------------------------
                                  Name:   Andreas Bremer            Mary Smith
                                       ---------------------------------------
                                  Title:  SVP & Manager               AVB
                                        --------------------------------------


                                  Lending Office:
                                  1230 Peachtree Street, N.E.
                                  Suite 3500
                                  Atlanta, Georgia 30309

                                  Wire Transfer Instructions:
                                  Commerzbank AG
                                  Two World Financial Center
                                  New York, New York 10281-1050
                                  ABA #026008044
                                  For Credit to: Commerzbank AG, Atlanta Agency
                                  Reference: Republic Industries, Inc.
                                  Account #153-2000339
                                  Trust Account #153-2000321

                                    BANCA MONTE DEI PASCHI DI SIENA, SpA


                                    By: /s/ G. Natalicchi
                                       -----------------------------------------
                                    Name:   G. Natalicchi
                                         ---------------------------------------
                                    Title:  Senior Vice President
                                          --------------------------------------


                                    By: /s/ Brian R. Landy
                                       -----------------------------------------
                                    Name:   Brian R. Landy
                                         ---------------------------------------
                                    Title:  Vice President
                                          --------------------------------------


                                    Lending Office:
                                    245 Park Avenue, 26th Floor
                                    New York, New York 10167

                                    Wire Transfer Instruction:

                                    Chase Manhattan Bank
                                    --------------------------------------------
                                    New York ,  New York
                                    ---------  ---------
                                    ABA #021000021
                                         ---------
                                    Attention:
                                              ----------------------------------
                                    Reference:
                                              ----------------------------------
                                    Credit to account of Banca Monte dei Paschi
                                             di Siena, SpA, New York Branch
                                             Account no. 544-7-78865




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
                                   THE SUMITOMO BANK, LIMITED


                                   By: /s/ Masayuki Fukushima
                                      ------------------------------------------
                                   Name: Masayuki Fukushima
                                   Title: Joint General Manager

                                   Lending Office:
                                   277 Park Avenue
                                   New York, New York 10172

                                   Wire Transfer Instructions:

                                   Morgan Guaranty Trust Company of New York
                                   Account #631-28-256 (The Sumitomo Bank, Ltd.) Routing Transit/ABA #021000238
                                   Attention: Loan Operations
                                   Reference: Republic Industries, Inc.




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
                                    WESTDEUTSCHE LANDESBANK GIROZENTRALE


                                    By: /s/ A. S. Bovy
                                       -----------------------------------------
                                    Name:   A. S. Bovy
                                         ---------------------------------------
                                    Title:  XXXXXXXXXXXXXX
                                          --------------------------------------


                                    By: /s/ Savatore Battinelli
                                       -----------------------------------------
                                    Name:   Savatore Battinelli
                                         ---------------------------------------
                                    Title:  Vice President Credit Department
                                          --------------------------------------


                                    Lending Office:
                                    1211 Avenue of the Americas
                                    New York, New York 10036

                                    Wire Transfer Instructions:

                                    Chase Manhattan Bank
                                    Chase Manhattan Plaza New
                                    York, New York ABA
                                    #021000021 WestLB New York
                                    Branch Account #9201060663
                                    Reference: AGCO Corp.




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